Exhibit 2.1
Execution Version
AGREEMENT AND PLAN OF MERGER

dated as of

December 9, 2021

by and among

NORTH MOUNTAIN MERGER CORP.,

NORTH MOUNTAIN MERGER SUB INC.,

NORTH MOUNTAIN MERGER SUB II, LLC,

and

CORCENTRIC, INC.

i

4.09	Litigation and Proceedings	39
4.10	Compliance with Laws	39
4.11	Intellectual Property	40
4.12	Contracts; No Defaults	43
4.13	Company Benefit Plans	45
4.14	Labor Matters	47
4.15	Taxes	48
4.16	Brokers’ Fees	50
4.17	Insurance	50
4.18	Real Property; Assets	51
4.19	Environmental Matters	52
4.20	Absence of Changes	52
4.21	Affiliate Agreements	53
4.22	Internal Controls	53
4.23	Permits	53
4.24	Registration Statement	54
4.25	No Additional Representations and Warranties	54
ARTICLE V REPRESENTATIONS AND WARRANTIES OF ACQUIROR, MERGER SUB I AND MERGER SUB II		54
5.01	Corporate Organization	55
5.02	Due Authorization	55
5.03	No Conflict	56
5.04	Litigation and Proceedings	57
5.05	Compliance with Laws	57
5.06	Employee Benefit Plans	58
5.07	Governmental Authorities; Consents	59
5.08	Financial Ability; Trust Account	59
5.09	Taxes	60
5.10	Brokers’ Fees	61
5.11	Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act	61
5.12	Business Activities; Absence of Changes	63
5.13	Registration Statement	65
5.14	No Outside Reliance	65
5.15	Capitalization	65
5.16	Nasdaq Stock Market Quotation	67

5.17	Contracts; No Defaults	67
5.18	Title to Property	68
5.19	Investment Company Act	68
5.20	Affiliate Agreements	68
5.21	Takeover Statutes and Business Combination Charter Provisions	68
5.22	Subscription Agreements	68
ARTICLE VI COVENANTS OF THE COMPANY		69
6.01	Conduct of Business	69
6.02	Inspection	74
6.03	HSR Act and Regulatory Approvals	74
6.04	Termination of Certain Agreements	75
6.05	No Acquiror Common Stock Transactions	75
6.06	No Claim Against the Trust Account	75
6.07	Proxy Solicitation; Other Actions	77
6.08	Exclusivity	78
6.09	Support Agreements	78
6.10	Company Lender Approvals	79
6.11	Company Insider Loans	79
ARTICLE VII COVENANTS OF ACQUIROR		79
7.01	HSR Act and Regulatory Approvals	79
7.02	Indemnification and Insurance	81
7.03	Conduct of Acquiror During the Interim Period	82
7.04	Trust Account	85
7.05	Inspection	85
7.06	Acquiror Nasdaq Listing	85
7.07	Acquiror Public Filings	85
7.08	Financing	85
7.09	Additional Insurance Matters	86
7.10	Section 16 Matters	86
7.11	Exclusivity	86
7.12	Equity Plans	87
ARTICLE VIII JOINT COVENANTS		88
8.01	Support of Transaction	88
8.02	Preparation of Registration Statement; Special Meeting; Solicitation of Company Requisite Approval	88

8.03	Tax Matters	92
8.04	Confidentiality; Publicity	93
8.05	Post-Closing Cooperation; Further Assurances	94
8.06	Amendments to Ancillary Agreements	94
ARTICLE IX CONDITIONS TO OBLIGATIONS		94
9.01	Conditions to Obligations of All Parties	94
9.02	Additional Conditions to Obligations of Acquiror	95
9.03	Additional Conditions to the Obligations of the Company	96
ARTICLE X TERMINATION/EFFECTIVENESS		97
10.01	Termination	97
10.02	Effect of Termination	98
ARTICLE XI MISCELLANEOUS		98
11.01	Waiver	98
11.02	Notices	99
11.03	Assignment	100
11.04	Rights of Third Parties	100
11.05	Expenses	100
11.06	Governing Law	100
11.07	Captions; Counterparts	100
11.08	Schedules and Exhibits	101
11.09	Entire Agreement	101
11.10	Amendments	101
11.11	Severability	101
11.12	Jurisdiction; WAIVER OF TRIAL BY JURY	101
11.13	Enforcement	102
11.14	Non-Recourse	102
11.15	Nonsurvival of Representations, Warranties and Covenants	102
11.16	Acknowledgements	103

Exhibits
Exhibit A – Form of Subscription Agreement
Exhibit B – Form of Support Agreement
Exhibit C – Form of Registration Rights Agreement
Exhibit D – Form of Lock-Up Agreement
Exhibit E – Form of Share Vesting and Warrant Surrender Agreement
Exhibit F – Form of Letter of Transmittal

Exhibit G - Acquiror Closing Tax Certificate
Exhibit H - Acquiror Registration Statement Tax Certificate
Exhibit I - Company Closing Tax Certificate
Exhibit J - Company Registration Statement Tax Certificate

v

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of December 9, 2021, is entered into by and among North Mountain Merger Corp., a Delaware corporation (“Acquiror”), North Mountain Merger Sub Inc., a Delaware corporation (“Merger Sub I”), North Mountain Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”) and Corcentric, Inc., a Delaware corporation (the “Company”).  Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement.

RECITALS

WHEREAS, Acquiror is a blank check company incorporated to acquire one or more operating businesses through a Business Combination;

WHEREAS, each of Merger Sub I and Merger Sub II is a newly formed, wholly owned, direct subsidiary of Acquiror, and was formed for the sole purpose of the Mergers;

WHEREAS, subject to the terms and conditions hereof, (i) at the Closing, Merger Sub I is to merge with and into the Company pursuant to the Initial Merger, with the Company surviving the Initial Merger as the Initial Surviving Company and (ii) immediately following the Initial Merger, the Initial Surviving Company is to merge with and into Merger Sub II pursuant to the Subsequent Merger, with Merger Sub II surviving the Subsequent Merger as the Surviving Company;

WHEREAS, the respective boards of directors or similar governing bodies of each of Acquiror, Merger Sub I, Merger Sub II and the Company have each approved and declared advisable the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”) and the Delaware Limited Liability Company Act (the “DLLCA”), as applicable;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror and each of the parties subscribing for Acquiror Common Stock thereunder (collectively, the “Subscribers”) have entered into certain subscription and warrant transafer agreements, dated as of the date hereof (together with any subscription agreements or subscription and warrant transfer agreements, as applicable, that may be executed after the date hereof, as amended or modified from time to time, collectively, the “Subscription Agreements”), each substantially in the form set forth on Exhibit A, pursuant to which such parties, upon the terms and subject to the conditions set forth therein, shall purchase shares of Acquiror Common Stock at $10.00 per share in a private placement or placements and receive one half of a warrant (with each whole warrant being exercisable to purchase one share of Acquiror Common Stock) (each such whole warrant, a “PIPE Warrant”) for each share of Acquiror Common Stock so purchased, with such transactions to be consummated immediately prior to the consummation of the Transactions;

WHEREAS, promptly following the execution and delivery of this Agreement, in connection with the Transactions, Acquiror, Merger Sub I, Merger Sub II and the Support Stockholders shall enter into Stockholder Support Agreements (the “Support Agreements”), substantially in the form set forth on Exhibit B;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror, the Company, certain Acquiror Stockholders and certain Company Stockholders who will receive Acquiror Common Stock pursuant to Article III, have entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), to be effective upon the Closing, substantially in the form set forth on Exhibit C;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror and certain Company stockholders who will receive Acquiror Common Stock pursuant to Article III have entered into certain Lockup Agreements (the “Lock-Up Agreements”) to be effective upon the Closing, substantially in the form set forth on Exhibit D;

WHEREAS, shares of Acquiror Class B Common Stock shall automatically convert into shares of Acquiror Common Stock at the First Effective Time in accordance with the Certificate of Incorporation;

WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to its stockholders to have their shares of Acquiror Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents, the Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the stockholders of Acquiror for the Business Combination (the “Offer”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company, Acquiror and North Mountain LLC, a Delaware limited liability company (the “Sponsor”) are entering into a Share Vesting and Warrant Surrender Agreement (the “Surrender Agreement”), substantially in the form set forth on Exhibit E;

WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, adopt the Acquiror Omnibus Incentive Plan and the Acquiror Employee Stock Purchase Plan in accordance with the terms of Section 7.12;

WHEREAS, prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, amend its certificate of incorporation in the form of the Acquiror Charter Amendment in accordance with Section 2.04(d);

WHEREAS,  prior to the consummation of the Transactions, Acquiror shall adopt amended and restated bylaws in the form of the Acquiror A&R Bylaws in accordance with Section 2.04(e);

WHEREAS, immediately following the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, amend and restate its certificate of incorporation in the form of the Acquiror A&R Charter in accordance with Section 2.04(d); and

WHEREAS, each of the parties intends that, for U.S. federal income tax purposes, (i) this Agreement shall constitute a “plan of reorganization” within the meaning of Section 368 of the Internal Revenue Code of 1986 (the “Code”) and the Treasury Regulations promulgated thereunder (the “Treasury Regulations”) and (ii) the Mergers shall constitute a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), and this

Agreement is hereby adopted as a “plan of reorganization” within the meaning of U.S. Treasury Regulation Section 1.368-2(g).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror, Merger Sub I, Merger Sub II and the Company agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

1.01          Definitions.  As used herein, the following terms shall have the following meanings:

“A&R Charter Proposal” has the meaning specified in Section 8.02(c)

“ABL Credit Agreement” has the meaning specified in Section 6.01(n).

“Acquiror” has the meaning specified in the preamble hereto.

“Acquiror A&R Bylaws” has the meaning specified in the recitals hereto.

“Acquiror A&R Charter” means an amended and restated certificate of incorporation of Acquiror, in a form and substance to be mutually agreed by the Company and Acquiror following the date of this Agreement, providing for, among other things, the Acquiror Board having the size and structure contemplated by Section 2.05(c).

“Acquiror Affiliate Agreement” has the meaning specified in Section 5.20.

“Acquiror and Merger Sub Representations” means the representations and warranties of each of Acquiror, Merger Sub I and Merger Sub II expressly and specifically set forth in Article V of this Agreement, as qualified by the Acquiror Schedules.  For the avoidance of doubt, the Acquiror and Merger Sub Representations are solely made by Acquiror, Merger Sub I and Merger Sub II.

“Acquiror Benefit Plans” has the meaning set forth in Section 5.06.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Recommendation” has the meaning specified in Section 8.02(d).

“Acquiror Change in Recommendation” has the meaning specified in Section 8.02(d).

“Acquiror Change in Recommendation Notice” has the meaning specified in Section 8.02(d).

“Acquiror Change in Recommendation Notice Period” has the meaning specified in Section 8.02(d).

“Acquiror Charter Amendment” means an amendment to the certificate of incorporation of Acquiror, in a form and substance to be mutually agreed by the Company and Acquiror following the date of this Agreement, providing for an increase to the number of authorized shares of Acquiror Common Stock sufficient to consummate the Mergers.

“Acquiror Class B Common Stock” means Acquiror’s Class B Common Stock, par value $0.0001 per share.

“Acquiror Closing Tax Certificate” shall mean the tax representation letter in substantially the form set forth on Exhibit G and dated as of the date of the opinion referenced in Section 8.03(d).

“Acquiror Common Stock” means Acquiror’s Class A Common Stock, par value $0.0001 per share.

“Acquiror Cure Period” has the meaning specified in Section 10.01(c).

“Acquiror Employee Stock Purchase Plan” has the meaning specified in Section 7.12.

“Acquiror Employee Stock Purchase Plan Proposal” has the meaning specified in Section 8.02(c).

“Acquiror Expense Cap” means eighteen million dollars ($18,000,000).

“Acquiror Intervening Event” has the meaning specified in Section 8.02(d).

“Acquiror Material Adverse Effect” means any Effect that, individually or in the aggregate with one or more other Effects, does or would reasonably be expected to prevent, materially delay or materially impair Acquiror, Merger Sub I or Merger Sub II from consummating the Mergers on or before the Termination Date.

“Acquiror Omnibus Incentive Plan” has the meaning specified in Section 7.12.

“Acquiror Omnibus Incentive Plan Proposal” has the meaning specified in Section 8.02(c).

“Acquiror Organizational Documents” means the Certificate of Incorporation and Acquiror’s bylaws, in each case as may be amended from time to time in accordance with the terms of this Agreement.

“Acquiror Preferred Stock” means Acquiror’s preferred stock, par value $0.0001 per share.

“Acquiror Registration Statement Tax Certificate” shall mean that tax representation letter in substantially the form set forth on Exhibit H and dated and executed as of the date the Registration Statement shall have been declared effective by the SEC or such other date(s) as determined necessary by legal counsel in connection with the filing of the Registration Statement or its exhibits.

“Acquiror Sale” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events: (a) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (x) is or becomes the beneficial owner, directly or indirectly, of securities of Acquiror representing more than 50% of the combined voting power of Acquiror’s then outstanding voting securities or (y) has or acquires control of the Acquiror Board, (b) a merger, consolidation, reorganization or similar business combination transaction involving Acquiror, and, immediately after the consummation of such transaction or series of transactions, either (x) the Acquiror Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of Acquiror immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such transaction or series of transactions or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (c) the shareholders of Acquiror approve a plan of complete liquidation or dissolution of Acquiror or there is consummated an agreement or series of related agreements for the sale, lease or other disposition, directly or indirectly, by Acquiror of all or substantially all of the assets of Acquiror and its Subsidiaries, taken as a whole, other than such sale, lease or other disposition by Acquiror of all or substantially all of the assets of Acquiror and its Subsidiaries, taken as a whole, to an entity at least a majority of the combined voting power of the voting securities of which are owned, directly or indirectly, by stockholders of Acquiror.

“Acquiror Schedules” means the disclosure letter of Acquiror, Merger Sub I and Merger Sub II.

“Acquiror SEC Reports” has the meaning specified in Section 5.11(a).

“Acquiror Stockholder” means a holder of Acquiror Common Stock.

“Acquiror Stockholder Approval” has the meaning specified in Section 5.02(b).

“Acquiror Warrant” means a warrant entitling the holder to purchase one share of Acquiror Common Stock per warrant.

“Acquisition Proposal” has the meaning specified in Section 6.08(a).

“Action” means any claim, action, suit, assessment, arbitration or proceeding, in each case that is by or before any Governmental Authority.

“Additional Financing” has the meaning specified in Section 7.08.

“Additional Proposal” has the meaning specified in Section 8.02(c).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Aggregate Cash Consideration” has the meaning specified in Section 3.01(a)(iii).

“Aggregate Stock Consideration” means the aggregate Per Share Stock Consideration receivable for all shares of Company Preferred Stock and Company Common Stock pursuant to Section 3.01(a).

“Agreement” has the meaning specified in the preamble hereto.

“Amendment Proposal” has the meaning specified in Section 8.02(c).

“Ancillary Agreements” means the Subscription Agreements, the Support Agreements, the Registration Rights Agreement, the Lock-Up Agreements, the Surrender Agreement, the Confidentiality Agreement and all other agreements, certificates and instruments executed and delivered by Acquiror, Merger Sub I, Merger Sub II or the Company in connection with the Transactions and specifically contemplated by this Agreement.

“Anti-Corruption Laws” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any representative of a foreign Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Antitrust Law” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Audited Financial Statements” has the meaning specified in Section 4.07.

“Business Combination” has the meaning ascribed to such term in the Certificate of Incorporation.

“Business Combination Proposal” has the meaning set forth in Section 7.11(a).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cancelled Shares” has the meaning specified in Section 3.01(c).

“Cash and Cash Equivalents” shall mean the cash and cash equivalents, including checks, money orders, marketable securities, short-term instruments, negotiable instruments, funds in time and demand deposits or similar accounts on hand, in lock boxes, in financial institutions or elsewhere, together with all accrued but unpaid interest thereon, and all bank, brokerage or other similar accounts.

“Cash Consideration Shares” has the meaning specified in Section 3.01(a)(iii).

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Acquiror, filed with the Secretary of State of the State of Delaware on September 21, 2020.

“Claim” means any demand, claim, action, legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Closing” has the meaning specified in Section 2.03.

“Closing Acquiror Cash” means, without duplication, an amount equal to (a) the funds contained in the Trust Account as of immediately prior to the First Effective Time; plus (b) all other Cash and Cash Equivalents of Acquiror; minus (c) the aggregate amount of cash proceeds that will be required to satisfy the redemption of any shares of Acquiror Common Stock pursuant to the Offer (to the extent not already paid); minus (d) the amount of Outstanding Acquiror Expenses; plus (e) the aggregate amount of cash committed to purchase shares of Acquiror Common Stock pursuant to the Subscription Agreements (including any Subscription Agreements that have been entered into after the date hereof as permitted by the terms of this Agreement or as otherwise agreed by Acquiror and the Company) (and that has been funded to the escrow account in accordance with the Subscription Agreements solely to the extent such Subscription Agreement expressly contemplates the funding of such committed cash into an escrow account prior to the Closing).  For the avoidance of doubt, the Closing Acquiror Cash shall not be reduced by, and shall include, amounts necessary to pay any and all of the aggregate Per Share Cash Consideration.

“Closing Date” has the meaning specified in Section 2.03.

“Code” has the meaning specified in the recitals hereto.

“Company” has the meaning specified in the preamble hereto.

“Company Affiliate Agreement” has the meaning specified in Section 4.21.

“Company Benefit Plan” has the meaning specified in Section 4.13(a).

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” has the meaning specified in Section 8.02(e).

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on May 1, 2020.

“Company Certificates” has the meaning specified in Section 3.03(c).

“Company Change in Recommendation” has the meaning specified in Section 8.02(e).

“Company Change in Recommendation Notice” has the meaning specified in Section 8.02(e).

“Company Change in Recommendation Notice Period” has the meaning specified in Section 8.02(e).

“Company Closing Tax Certificate” shall mean the tax representation letter in substantially the form set forth on Exhibit I and dated as of the date of the opinion referenced in Section 8.03(d).

“Company Common Stock” means a share of the Company’s common stock, par value $0.001 per share.

“Company Cure Period” has the meaning specified in Section 10.01(b).

“Company Equity Awards” means the Company Stock Options and shares of Company Restricted Stock granted under the Company Stock Plans.

“Company Expense Reimbursement Amount” means an amount equal to the actual reasonable and documented out-of-pocket fees and expenses incurred by Acquiror or the Sponsor in connection with this Agreement, the Mergers and the other Transactions, but excluding any underwriting fees and discounts.

“Company Intellectual Property” means all Owned Intellectual Property and all Intellectual Property used in the business of the Company and its Subsidiaries, as currently conducted.

“Company Intervening Event” means an event, fact, development, circumstance or occurrence (but specifically excluding any Acquisition Proposal (or any transaction contemplated thereby or described in the definition thereof), any changes in capital markets, any declines or improvements in financial markets, the timing of any approval or clearance of any Governmental Authority required for the consummation of the Mergers, or the fact that, in and of itself, the Company exceeds internal or published projections or Acquiror does not achieve internal or published projections) that was not known and was not reasonably foreseeable to the Company or the Company Board as of the date hereof (or the consequences of which were not reasonably foreseeable to the Company Board as of the date hereof), and that becomes known to the Company or the Company Board after the date of this Agreement but prior to obtaining the Company Requisite Approval.

“Company Lender Approvals” has the meaning specified in Section 4.04.

“Company Outstanding Shares” means the total number of shares of Company Common Stock and Company Preferred Stock (on an “as-converted” to Company Common Stock basis as if such shares of Company Preferred Stock were converted into shares of Company Common Stock in accordance with the terms of Section 4 of Article V of the Company Certificate of Incorporation immediately prior to the First Effective Time) on a fully diluted basis outstanding as of the Closing Date using the treasury method of accounting, including, without duplication, (a) the number of shares of Company Common Stock issued or issuable upon the exercise of all Vested Company Stock Options, (b) the shares of Company Common Stock underlying all vested Company Restricted Stock, and (c) any other vested Equity Equivalents, but excluding, in all such cases, (i) Unvested Company Stock Options, (ii) shares of Company Common Stock underlying Company Restricted Stock that remain unvested as of the First Effective Time, and (iii) Equity Equivalents that remain unvested as of the First Effective Time.

“Company Preferred Stock” means the shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

“Company Registration Statement Tax Certificate” shall mean the tax representation letter in substantially the form set forth on Exhibit J and dated and executed as of the date the Registration Statement shall have been declared effective by the SEC or such other date(s) as determined necessary by legal counsel in connection with the filing of the Registration Statement or its exhibits.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Company Schedules.  For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company’s Required Funds” shall mean one hundred fifty million dollars ($150,000,000).

“Company Requisite Approval” has the meaning specified in Section 4.03.

“Company Restricted Stock” means the restricted shares of Company Common Stock granted pursuant to any Company Stock Plans.

“Company Schedules” means the disclosure letter of the Company.

“Company Software” means all Software used in the business of the Company and its Subsidiaries.

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Company Stock Options” means any option to purchase Company Common Stock pursuant to any Company Stock Plans.

“Company Stock Plans” means the AmeriQuest Transportation Services, Inc. Equity and Incentive Plan as amended and restated effective March 27, 2008 and the Corcentric, Inc. 2016 Equity Incentive Plan.

“Company Stockholder” means the holder of either a share of Company Common Stock or a share of Company Preferred Stock.

“Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of June 26, 2021, between Acquiror and the Company.

“Consent Solicitation Statement” means the consent solicitation statement with respect to the solicitation by the Company of the Company Requisite Approval.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders (other than any Company Benefit Plans).

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, decree, judgment, injunction or other order, directive, guidelines or recommendations by any Governmental Authority or industry group in connection with or in response to coronavirus (COVID-19) pandemic, including, the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

“Credit Agreements” has the meaning specified in Section 6.01(n).

“DGCL” has the meaning specified in the recitals hereto.

“Dissenting Shares” has the meaning specified in Section 3.10.

“Earnout Shares” means the shares of Acquiror Common Stock that may be issued pursuant to Section 3.11.

“Effect” has the meaning specified in Section 1.01.

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources), worker health and safety (to the extent relating to exposure to Hazardous Materials), or the use, generation, storage, emission, transportation, disposal or release of or exposure to Hazardous Materials.

“Equity Equivalents” means options, warrants, preemptive rights, calls, convertible securities, conversion rights or other equity securities or rights relating to the issued or unissued share capital of the Company or any phantom stock ownership interests, stock appreciation rights or similar rights in the Company.

“Equity Plan Proposals” has the meaning specified in Section 8.02(c).

“Equity Value” means one billion thirteen million dollars seventy four thousand four hundred eighty four dollars ($1,013,074,484).

“ERISA” has the meaning specified in Section 4.13(a).

“ERISA Affiliate” has the meaning specified in Section 4.13(e).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning specified in Section 3.03(a).

“Exchange Fund” has the meaning specified in Section 3.03(a).

“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“Financial Statements” has the meaning specified in Section 4.07.

“First Earnout Achievement Date” has the meaning specified in Section 3.11(a).

“First Earnout Fully Diluted Shares” means the sum of (a) the number of shares of Acquiror Common Stock issued to holders of Company Common Stock and Company Preferred Stock (excluding the Cash Consideration Shares and shares of Company Restricted Stock) at the First Effective Time, plus (b) the number of shares of Acquiror Common Stock issued at or from the First Effective Time through the First Earnout Achievement Date in respect of Vested Company Stock Options or settled or exercised, as applicable, Rollover Options, plus (c) any shares of Rollover Restricted Stock which have become vested as of or prior to the First Earnout Achievement Date and any shares of Rollover Restricted Stock which have not become vested as of the First Earnout Achievement Date (excluding, for the avoidance of doubt, any shares of Rollover Restricted Stock that have been forfeited or cancelled at any time from the First Effective Time through the First Earnout Achievement Date), plus (d) a number of shares of Acquiror Common Stock equal to the quotient of (i) the sum of the Rollover Option Closing Spreads of all Rollover Options outstanding and unexercised as of the First Earnout Achievement Date, divided by (ii) ten (10) (excluding, for the avoidance of doubt, any Rollover Options that have been forfeited or cancelled at any time from the First Effective Time through the First Earnout Achievement Date).

“First Effective Time” has the meaning specified in Section 2.01(a).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, toxic mold, fungicides or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments, (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (f) obligations under capitalized leases, (g) obligations under any Financial Derivative/Hedging Arrangement, (h) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in clauses (a) through (g) above and (i) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made).

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the transactions contemplated hereby or by any third party challenging the transactions contemplated hereby, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by the Antitrust

Division of the United States Department of Justice or the United States Federal Trade Commission or any subpoena, interrogatory or deposition.

“Initial Certificate of Merger” has the meaning specified in Section 2.01.

“Initial Merger” has the meaning specified in Section 2.01.

“Initial Surviving Company” has the meaning specified in Section 2.01.

“Intellectual Property” means all intellectual property rights, as they exist anywhere in the world, whether registered or unregistered, including all: (i) patents, patent applications, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof) (collectively, “Patents”); (ii) trademarks, service marks, trade dress, trade names, taglines, social media identifiers (such as a Twitter® Handle) and related accounts, brand names, logos and corporate names and all goodwill related thereto (collectively, “Trademarks”); (iii) copyrights, mask works, designs and any other equivalent rights in works of and any other related rights of authors; (iv) internet domain names, internet addresses and other computer identifiers; (v) trade secrets, know-how, inventions, processes, procedures, database rights, confidential business information and other proprietary information and rights (collectively, “Trade Secrets”); (vi) rights in Software and (vii) moral rights and publicity rights.

“Intended Tax Treatment” has the meaning specified in the recitals hereto.

“Interim Period” has the meaning specified in Section 6.01.

“Investment Company Act” has the meaning specified in Section 5.08(a).

“IPO” has the meaning specified in Section 6.06.

“IT Systems” means computers, Software, databases, hardware, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment (including communications equipment, terminals and hook-ups that interface with third-party software or systems) owned, licensed, leased or otherwise used by the Company or its Subsidiaries.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Leased Real Property” has the meaning specified in Section 4.18(b).

“Letter of Transmittal” has the meaning specified in Section 3.03(a).

“Lien” means any lease, sublease, mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for any restrictions arising under any applicable Securities Laws.

“Lock-Up Agreements” has the meaning specified in the recitals hereto.

“Material Adverse Effect” means any event, change, circumstance, effect or development (each an “Effect,” and collectively, “Effects”) that, individually or in the aggregate with any one or more other Effects, (a) has or would reasonably be expected to have a material adverse effect on the assets, business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (b) has a material adverse effect on the ability of the Company to consummate the Initial Merger or any of the other Transactions; provided, however, that with respect to clause (a) only, no Effect relating to or resulting or arising from any of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Material Adverse Effect: (a) any change or development in applicable Laws or GAAP or any official interpretation thereof, (b) any change or development in interest rates or economic, political, legislative, regulatory, business, financial, commodity, currency or market conditions generally affecting the economy or the industries in which the Company operates, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.04 and, to the extent related thereto, the condition in Section 9.02(a)), (d) any change generally affecting any of the industries or markets in which the Company or its Subsidiaries operate or the economy as a whole, (e) the compliance with the terms of this Agreement (other than the first sentence of Section 6.01) or the taking of any action, or failure to take action, required or contemplated by this Agreement (other than the first sentence of Section 6.01) or with the prior written consent of Acquiror (provided, that the exceptions in this clause (e) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 4.04 and, to the extent related thereto, the condition in Section 9.02(a)), (f) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, epidemic, disease, outbreak pandemic (including the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition)), weather condition, explosion, fire, act of God or other force majeure event, (g) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel or (h) any failure of the Company and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (h) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect), except in the cases of clauses (a), (b), (d), (f) and (g), in each case, to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately and adversely affected thereby as compared with other similarly situated participants in the industries in which the Company and its Subsidiaries operate.

“Material Permits” has the meaning specified in Section 4.23.

“Merger Payment Schedule” has the meaning specified in Section 3.04.

“Mergers” has the meaning specified in Section 2.01(b).

“Merger Sub I” has the meaning specified in the preamble hereto.

“Merger Sub II” has the meaning specified in the preamble hereto.

“Multiemployer Plan” has the meaning specified in Section 4.13(e).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Proposal” has the meaning specified in Section 8.02(c).

“Offer” has the meaning specified in the recitals hereto.

“Open Source Materials” has the meaning specified in Section 4.11(g).

“Option Spread Shares” has the meaning specified in Section 3.06(a).

“Outstanding Acquiror Expenses” has the meaning specified in Section 3.09(b).

“Outstanding Company Expenses” has the meaning specified in Section 3.09(a).

“Owned Company Software” has the meaning specified in Section 4.11(i).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

“Patents” has the meaning specified in Section 1.01.

“PCAOB” means the Public Company Accounting Oversight Board and any division or subdivision thereof.

“Per Share Cash Consideration” has the meaning specified in Section 3.01(a)(iii).

“Per Share Merger Consideration Value” means (a) the Equity Value divided by (b) the Company Outstanding Shares.

“Per Share Stock Consideration” means a number of shares of Acquiror Common Stock equal to (i) the Per Share Merger Consideration Value divided by (ii) 10.

“Permits” means all permits, licenses, certificates of authority, authorizations, approvals, registrations and other similar consents issued by or obtained from a Governmental Authority.

“Permitted Liens” means (i) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens (A) that relate to amounts not yet delinquent or (B) that are being contested in good faith through appropriate Actions and appropriate reserves for the amount being contested have been established in accordance with GAAP, (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (iii) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, and in each case, for which appropriate reserves have been established in accordance with GAAP, (iv) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not, individually or in the aggregate, materially interfere with the present uses of such real property, (v) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business, (vi) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which are not materially violated by the current use or occupancy of any Leased Real Property and (vii) Liens described on Section 1.01(a) of the Company Schedules.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Information” shall mean any information that identifies or could be used to identify any individual or household, any information concerning an identified or identifiable individual or household, and any information defined as personally identifiable information, “personal information,” “personal data” or any similar information by the Privacy Laws.

“PIPE Warrants” has the meaning specified in the recitals hereto.

“Privacy Laws” means any and all applicable state, national, or international laws or regulations relating to the collection, use, storage, safeguarding and security (both technical and physical) of Personal Information.

“Proposals” has the meaning specified in Section 8.02(c).

“Prospectus” has the meaning specified in Section 5.08(a).

“Proxy Statement” means the proxy statement filed by Acquiror as part of the Registration Statement with respect to the Special Meeting for the purpose of soliciting proxies from Acquiror Stockholders to approve the Proposals (which shall also provide the Acquiror Stockholders with the opportunity to redeem their shares of Acquiror Common Stock in conjunction with a stockholder vote on the Business Combination).

“Public Stockholders” has the meaning specified in Section 6.06.

“Real Estate Lease Documents” has the meaning specified in Section 4.18(b).

“Redeeming Stockholder” means an Acquiror Stockholder who demands that Acquiror redeem its Acquiror Common Stock for cash in connection with the transactions contemplated hereby and in accordance with the Acquiror Organizational Documents.

“Registered Intellectual Property” has the meaning specified in Section 4.11(a).

“Registration Rights Agreement” has the meaning specified in the recitals hereto.

“Registration Statement” has the meaning specified in Section 8.02(a).

“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Released Claims” has the meaning specified in Section 6.06.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders, debt financing sources and consultants of such Person.

“Rollover Option” has the meaning set forth in Section 3.06(b).

“Rollover Option Closing Spread” means, with respect to any Rollover Option, the excess, if any, of (a) ten dollars ($10), minus (b) the per share exercise price for the shares of Acquiror Common Stock subject to such Rollover Option as of the Closing Date.

“Rollover Restricted Stock” has the meaning set forth in Section 3.06(c).

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.24.

“Second Earnout Achievement Date” has the meaning set forth in Section 3.11(b).

“Second Earnout Fully Diluted Shares” means the sum of (a) the number of shares of Acquiror Common Stock issued to holders of Company Common Stock and Company Preferred Stock (excluding the Cash Consideration Shares and shares of Company Restricted Stock) at the First Effective Time, plus (b) the number of shares of Acquiror Common Stock issued from the First Effective Time through the Second Earnout Achievement Date in respect of Vested Company Stock Options or settled or exercised, as applicable, Rollover Options, plus (c) any shares of Rollover Restricted Stock which have become vested as of or prior to the Second Earnout Achievement Date and any shares of Rollover Restricted Stock which have not become vested as of the Second Earnout Achievement Date (excluding, for the avoidance of doubt, any shares of Rollover Restricted Stock that have been forfeited or cancelled at any time from the First Effective Time through the Second Earnout Achievement Date), plus (d) a number of shares of Acquiror Common Stock equal to the quotient of (i) the sum of the Rollover Option Closing Spreads of all Rollover Options outstanding and unexercised as of the Second Earnout Achievement Date, divided by (ii) ten (10) (excluding, for the avoidance of doubt, any Rollover Options that have been forfeited or cancelled at any time from the First Effective Time through the Second Earnout Achievement Date).

“Second Effective Time” has the meaning specified in Section 2.01(b).

“Securities Act” means the Securities Act of 1933.

“Securities Laws” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” means a meeting of the holders of Acquiror Common Stock to be held for the purpose of approving the Proposals.

“Sponsor” has the meaning specified in the recitals hereto.

“Subscribers” has the meaning specified in the recitals hereto.

“Subscription Agreements” has the meaning specified in the recitals hereto.

“Subsequent Certificate of Merger” has the meaning specified in Section 2.01(b).

“Subsequent Merger” has the meaning specified in Section 2.01.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member.

“Support Agreements” has the meaning specified in the recitals hereto.

“Support Stockholders” means the persons or entities listed on Section 1.01(b) of the Company Schedules holding the number of shares of Company Stock listed on Section 1.01(b) of the Company Schedules.

“Surrender Agreement” has the meaning specified in the recitals hereto.

“Surviving Company” has the meaning specified in Section 2.01.

“Surviving Provisions” has the meaning specified in Section 10.02.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, unemployment, compensation, utility, social security (or similar), withholding, payroll, ad valorem, transfer, windfall profits, franchise, license, branch, excise, severance, production, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, capital gains, goods and services, estimated, customs duties, escheat, sales, use, or other tax, governmental fee or other like assessment, together with any interest, penalty, fine, levy, impost, duty, charge, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or pursuant to Law, Contract or otherwise.

“Tax Return” means any return, report, statement, refund, claim, election, disclosure, declaration, information report or return, statement, estimate or other document filed or required to be filed with a Governmental Authority with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Acquiror Breach” has the meaning specified in Section 10.01(c).

“Terminating Company Breach” has the meaning specified in Section 10.01(b).

“Termination Date” has the meaning specified in Section 10.01(b).

“Term Loan Credit Agreement” has the meaning specified in Section 6.01(n).

“Total Cash Consideration Amount” shall mean one hundred twenty million dollars ($120,000,000).

“Trading Day” means any day on which shares of Acquiror Common Stock are actually traded on the principal securities exchange or securities market on which shares of Acquiror Common Stock are then traded.

“Trade Secrets” has the meaning specified in Section 1.01.

“Trademarks” has the meaning specified in Section 1.01.

“Transaction Proposal” has the meaning specified in Section 8.02(c).

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Mergers.

“Treasury Regulations” has the meaning specified in the recitals hereto.

“Trust Account” has the meaning specified in Section 5.08(a).

“Trust Agreement” has the meaning specified in Section 5.08(a).

“Trustee” has the meaning specified in Section 5.08(a).

“Unaudited Financial Statements” has the meaning specified in Section 4.07.

“Unaudited Interim Financial Statements” has the meaning specified in Section 6.07(a).

“Unvested Company Stock Option” shall mean each Company Stock Option that is not a Vested Company Stock Option.

“Vested Company Stock Option” shall mean each Company Stock Option that is unexpired, unexercised, outstanding and vested as of immediately prior to the First Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by Acquiror.

“Warrant Agreement” means that certain Warrant Agreement, dated as of September 17, 2020, between Acquiror and Continental Stock Transfer & Trust Company, a New York corporation as warrant agent.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

1.02          Construction.

(a)          Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation” and (vi) the word “or” shall be disjunctive but not exclusive.

(b)          Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)          Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d)          The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(e)          Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f)          All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(g)          The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than one calendar day prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such party or its legal counsel via electronic mail or hard copy form.

1.03          Knowledge.  As used herein, the phrase “to the knowledge” shall mean the actual knowledge of, in the case of the Company, Doug Clark, Matt Clark, Mark Joyce and, with respect to Section 4.11 only, Sunil Padiyar and, in the case of Acquiror, Charles Bernicker and Nicholas Dermatas and, in each case, after reasonable inquiry.

ARTICLE II
THE MERGERS; CLOSING

2.01          The Mergers.

(a)          Upon the terms and subject to the conditions set forth in this Agreement, at the First Effective Time, Merger Sub I shall be merged with and into the Company (the “Initial Merger”), with the Company being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the First Effective Time as the “Initial Surviving Company”) following the Initial Merger and the separate corporate existence of Merger Sub I shall cease.  The Initial Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub I and the Company (the “Initial Certificate of Merger”), such Initial Merger to be consummated immediately upon filing of the Initial Certificate of Merger or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Initial Certificate of Merger (the “First Effective Time”).

(b)          Upon the terms and subject to the conditions set forth in this Agreement, immediately following the Initial Merger, at the Second Effective Time, the Initial Surviving Company shall be merged with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II being the surviving entity (which is sometimes hereinafter referred to for the periods at and after the Second Effective Time as the “Surviving Company”) following the Subsequent Merger and the separate corporate existence of the Initial Surviving Company shall cease.  The Subsequent Merger shall be consummated in accordance with this Agreement, the DGCL and the DLLCA and evidenced by a certificate of merger between Merger Sub II and the Initial Surviving Company (the “Subsequent Certificate of Merger”), such Subsequent Merger to be consummated immediately upon filing of the Subsequent Certificate of Merger or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Subsequent Certificate of Merger (the “Second Effective Time”).

2.02          Effects of the Merger.  The Mergers shall have the effects set forth in this Agreement and the DGCL.  Without limiting the generality of the foregoing and subject thereto, (a) by virtue of the Initial Merger and without further act or deed, at the First Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the Initial Surviving Company and all of the debts, liabilities and duties of the Company and Merger Sub I shall become the debts, liabilities and duties of the Initial Surviving Company and (b) by virtue of the Subsequent Merger and without further act of deed, at the Second Effective Time, all of the property, rights, privileges, powers and franchises of the Initial Surviving Company and Merger Sub II shall vest in the Surviving Company and all of the debts, liabilities and duties of the Initial Surviving Company and Merger Sub II shall become the debts, liabilities and duties of the Surviving Company.

2.03          Closing.  Subject to the terms and conditions of this Agreement, the closing of the Mergers (the “Closing”) shall take place electronically through the exchange of documents via e-mail or facsimile on the date which is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing.  The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”  Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date, (a) the Company and Merger Sub I shall cause the Initial Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware as provided in Sections 251 and 103 of the DGCL and (b) the Initial Surviving Company and Merger Sub II shall cause the Subsequent Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with Sections 264 and 103 of the DGCL and Section 18-209 of the DLLCA.

2.04          Governing Documents.

(a)          At the First Effective Time, the Company Certificate of Incorporation, as in effect immediately prior to the First Effective Time, shall be amended and restated in its entirety in the form of the certificate of incorporation of Merger Sub I as in effect immediately prior to the First Effective Time, and as so amended, shall be the certificate of incorporation of the Initial Surviving Company until thereafter supplemented or amended as provided therein and in accordance with its terms and the DGCL.

(b)          At the First Effective Time, the bylaws of the Company, as in effect immediately prior to the First Effective Time, shall be the bylaws of the Initial Surviving Company, until thereafter supplemented or amended in accordance with its terms, the Initial Surviving Company’s certificate of incorporation and the DGCL.

(c)          At the Second Effective Time, the certificate of formation of Merger Sub II as in effect immediately prior to the Second Effective Time shall be the certificate of formation of the Surviving Company until thereafter supplemented or amended as provided therein and in accordance with its terms and the Delaware Limited Liability Company Act. At the Second Effective Time, the limited liability company agreement of Merger Sub II, as in effect immediately prior to the Second Effective Time, shall be the limited liability company agreement of the Surviving Company until thereafter supplemented or amended as provided therein and in accordance with its terms and the Delaware Limited Liability Company Act.

(d)          Subject to receipt of the Acquiror Stockholder Approval, Acquiror shall file (i) the Acquiror Charter Amendment with the Secretary of State of the State of Delaware on the Closing Date and prior to the First Effective Time (to be effective upon its filing or at such later time as may be agreed by Acquiror and the Company and specified in the Acquiror Charter Amendment) and (ii) the Acquiror A&R Charter with the Secretary of State of the State of Delaware promptly following the First Effective Time (to be effective upon its filing or at such later time as may be agreed by Acquiror and the Company and specified in the Acquiror A&R Charter).

(e)          Acquiror shall take all necessary action such that the Acquiror A&R Bylaws shall be the bylaws of Acquiror as of immediately following the First Effective Time and until thereafter supplemented or amended as provided therein, in the Acquiror A&R Charter and in accordance with the DGCL.

2.05          Directors and Officers.

(a)          The parties will take all requisite actions such that the initial directors of the Initial Surviving Company and the initial officers of the Initial Surviving Company, in each case, immediately after the First Effective Time shall be individuals to be mutually agreed by Acquiror and the Company, each to hold office in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Initial Surviving Company and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed or, in either case, upon their earlier death, resignation, disqualification, or removal.

(b)          The parties will take all requisite actions such that the initial directors of the Surviving Company and the initial officers of the Surviving Company, in each case, immediately after the Second Effective Time shall be individuals to be mutually agreed by Acquiror and the Company, each to hold office in accordance with the provisions of the DLLCA and the certificate of incorporation and limited liability company agreement of the Surviving Company and until their respective successors are, in the case of the initial directors, duly elected or appointed and qualified and, in the case of the initial officers, duly appointed or, in either case, upon their earlier death, resignation, disqualification, or removal.

(c)          Except as otherwise agreed in writing by the Company and Acquiror prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and Nasdaq listing requirements, (i) Acquiror shall take all actions necessary or appropriate to cause the number of directors constituting the Acquiror Board to be such number as is specified on Section 2.05(c) of the Acquiror Schedules and (ii) the parties shall cause the Acquiror Board to be comprised as set forth on Section 2.05(c) of the Acquiror Schedules, effective as of the Closing.  On the Closing Date, Acquiror shall enter into customary indemnification agreements reasonably satisfactory to the Company with individuals to be mutually agreed by Acquiror and the Company, which indemnification agreements shall continue to be effective following the Closing.

ARTICLE III
EFFECTS OF THE MERGERS

3.01          Effect on Capital Stock.

(a)          At the First Effective Time, by virtue of the Initial Merger and without any action on the part of Acquiror, Merger Sub I, Merger Sub II, the Company or the Company Stockholders:

(i)          each share of Company Preferred Stock that is issued and outstanding immediately prior to the First Effective Time (other than the Cash Consideration Shares, Dissenting Shares and the Cancelled Shares) shall be converted into the right to receive

(A) the Per Share Stock Consideration multiplied by the number of shares of Company Common Stock that such share of Company Preferred Stock would be converted into if converted in accordance with the terms of Section 4 of Article V of the Company Certificate of Incorporation immediately prior to the First Effective Time, (B) any cash payable pursuant to Section 3.08 and (C) the contingent right to receive a number of Earnout Shares following the Closing in accordance with Section 3.11;

(ii)          each share of Company Common Stock that is issued and outstanding immediately prior to the First Effective Time (other than Dissenting Shares, the Cancelled Shares and shares of Company Restricted Stock) shall be converted into the right to receive (A) the Per Share Stock Consideration, (B) any cash payable pursuant to Section 3.08 and (C) the contingent right to receive a number of Earnout Shares following the Closing in accordance with Section 3.11; and

(iii)          the shares of Company Preferred Stock set forth on Section 3.01(b)(iii) of the Company Schedules (which such shares of Company Preferred Stock are set forth on Section 3.01(b)(iii) of the Company Schedules alongside the name of the owner or holder of such shares of Company Preferred Stock) (such shares of Company Preferred Stock, the “Cash Consideration Shares”) shall each be converted into the right to receive an amount of cash, without interest, equal to the Per Share Merger Consideration Value (the “Per Share Cash Consideration”), multiplied by the number of shares of Company Common Stock that such shares of Company Preferred Stock would be converted into if converted in accordance with the terms of Section 4 of Article V of the Company Certificate of Incorporation immediately prior to the First Effective Time (the aggregate Per Share Cash Consideration payable for all Cash Consideration Shares pursuant to this Section 3.01(a), the “Aggregate Cash Consideration”).  In no event shall the Aggregate Cash Consideration exceed the Total Cash Consideration Amount.

From and after the First Effective Time, all of the shares of Company Common Stock and Company Preferred Stock converted into the right to receive consideration as described in this Section 3.01(a) shall no longer be outstanding and shall cease to exist, and each holder of shares of Company Common Stock or Company Preferred Stock, as applicable, shall thereafter cease to have any rights with respect to such securities, except the right to receive the applicable Per Share Stock Consideration or the Per Share Cash Consideration, as the case may be.  Notwithstanding anything contained herein to the contrary, the value of the Aggregate Stock Consideration (with each share of Acquiror Common Stock comprising a part of the Aggregate Stock Consideration deemed to have a value of ten dollars ($10) per share) plus the Aggregate Cash Consideration plus the value of the aggregate number of Option Spread Shares determined pursuant to Section 3.06(a) (with each share of Acquiror Common Stock comprising the Option Spread Shares deemed to have a value of ten dollars ($10) per share) shall not exceed the Equity Value;

(b)          At the First Effective Time, by virtue of the Initial Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.001 per share, of Merger Sub I issued and outstanding immediately prior to the First Effective Time shall no longer be outstanding and shall thereupon be converted into and become one validly issued fully paid and non-assessable share of common stock, par value $0.001 per share, of the Initial

Surviving Company and all such shares shall constitute the only outstanding shares of capital stock of the Initial Surviving Company as of immediately following the First Effective Time.

(c)          At the First Effective Time, by virtue of the Initial Merger and without any action on the part of any holder thereof, each share of Company Common Stock and Company Preferred Stock held in the treasury of the Company immediately prior to the First Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto (such shares of Company Stock, the “Cancelled Shares”).

(d)          At the Second Effective Time, by virtue of the Subsequent Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.001 per share, of the Initial Surviving Company issued and outstanding immediately prior to the Second Effective Time shall no longer be outstanding and shall thereupon be converted into and become one hundred membership interests of the Surviving Company and all such membership interests shall constitute the only outstanding equity of the Surviving Company as of immediately following the Second Effective Time.

3.02          Equitable Adjustments.  If, between the date of this Agreement and the Closing, the outstanding shares of Company Common Stock, Company Preferred Stock or shares of Acquiror Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Company Common Stock, Company Preferred Stock or shares of Acquiror Common Stock will be appropriately adjusted to provide to the holders of Company Common Stock, Company Preferred Stock and the holders of Acquiror Common Stock the same economic effect as contemplated by this Agreement; provided, however, that this Section 3.02 shall not be construed to permit Acquiror, the Company, Merger Sub I or Merger Sub II to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

3.03          Exchange Agent; Delivery of Per Share Stock Consideration and Per Share Cash Consideration.

(a)          On the Closing Date, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company that shall be designated by Acquiror and is reasonably satisfactory to the Company (the “Exchange Agent”), for the benefit of the holders of Company Stock and Company Equity Awards, for exchange in accordance with this Article III, the number of shares of Acquiror Common Stock sufficient to deliver the Aggregate Stock Consideration and the aggregate number of Option Spread Shares payable or to be delivered by Acquiror pursuant to this Agreement as set forth in the Merger Payment Schedule and an amount in cash equal to the Aggregate Cash Consideration (such amount of cash and such shares of Acquiror Common Stock being hereinafter referred to as the “Exchange Fund”).  Upon the completion of such deposit, Acquiror shall have no liability with respect to its obligation to deliver the Aggregate Stock Consideration, the Aggregate Cash Consideration or the Option Spread Shares payable or deliverable by Acquiror pursuant to this Agreement.  Acquiror shall direct the Exchange Agent, pursuant to irrevocable instructions, to pay the Per Share Stock Consideration and the Per Share Cash Consideration and Option Spread Shares, as applicable, out of the Exchange Fund in accordance with the Merger Payment Schedule and the other applicable provisions contained in this Agreement.  The Exchange Fund shall not be used for any other purpose.

(b)          Concurrently with the mailing of the Consent Solicitation Statement, Acquiror shall direct the Exchange Agent to mail to each Company Stockholder a letter of transmittal substantially in the form of Exhibit F hereto, with such changes as may be required by a paying agent and reasonably acceptable to the Company (the “Letter of Transmittal”).

(c)          Upon the receipt of a Letter of Transmittal (accompanied with all certificates representing shares of Company Common Stock and Company Preferred Stock, if any (“Company Certificates”), to the extent such shares of Company Common Stock and Company Preferred Stock are certificated) duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Acquiror, the Company Stockholder holding such shares of Company Common Stock or Company Preferred Stock, as applicable, shall be entitled to receive in exchange therefor, the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, in accordance with Section 3.01(a).  Until surrendered as contemplated by this Section 3.03(c), each Company Certificate entitled to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, in accordance with Section 3.01(a) shall be deemed at any time from and after the First Effective Time to represent only the right to receive upon such surrender the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, that such holder is entitled to receive in accordance with the provisions of Section 3.01(a).

3.04          Merger Payment Schedule.  At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Acquiror and the Exchange Agent a schedule (the “Merger Payment Schedule”) that is true and correct showing the Per Share Cash Consideration to be paid, the Per Share Stock Consideration to be issued (which number, for purposes of the Merger Payment Schedule only, shall include fractions of a share, if any, that but for Section 3.08 would be payable) and the Acquiror Common Stock to be issued in respect of Vested Company Stock Options pursuant to Section 3.06(a), in each case, to each holder of Company Common Stock, each holder of Company Preferred Stock and each holder of Vested Company Stock Options, as applicable, in accordance with Section 3.01, Section 3.06(a) and the Company Certificate of Incorporation. The Merger Payment Schedule shall also include (A) the name of each Company Stockholder and (B) the number of shares and type of Company Stock held by each holder thereof.  An illustrative Merger Payment Schedule is set forth on Section 3.04 of the Company Schedules.

3.05          Lost Certificate.  In the event any Company Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed and, if required by Acquiror, the provision by such Person of a customary indemnity against any claim that may be made against Acquiror with respect to such Company Certificate, and Acquiror shall issue in exchange for such lost, stolen or destroyed Company Certificate the Per Share Stock Consideration or the Per Share Cash Consideration, as the case may be, deliverable in respect thereof as determined in accordance with this Article III.

3.06          Conversion of Company Equity Awards.  Prior to the First Effective Time, the Company Board (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(a)          Effective as of the First Effective Time, each Vested Company Stock Option, to the extent then outstanding and unexercised, shall automatically, without any action on the part of the holder thereof, be cancelled, and the holder shall be entitled to receive in respect of such cancelled Vested Company Stock Option (i) a number of shares of Acquiror Common Stock, subject to Section 3.08, equal to the quotient obtained by dividing (A) the result of (1) the product of (x) the number of shares of Company Common Stock subject to such Vested Company Stock Option immediately prior to the First Effective Time, multiplied by (y) the excess, if any, of (a) the Per Share Merger Consideration Value, over (b) the per share exercise price for the shares of Company Common Stock subject to such Vested Company Stock Option immediately prior to the First Effective Time, minus (2) the applicable withholding taxes payable in respect of such cancelled Vested Company Option, by (B) ten dollars ($10) and (ii) the contingent right to receive a number of Earnout Shares following the Closing in accordance with Section 3.11. For purposes of this Agreement, the “Option Spread Shares” are the number of shares of Acquiror Common Stock equal to the quotient obtained by dividing (I) the amount computed under clause (i)(A)(1) of the immediately preceding sentence by (II) ten dollars ($10).

(b)          Effective as of the First Effective Time, each Unvested Company Stock Option, to the extent then outstanding and unexercised, shall automatically, without any action on the part of the holder thereof, be converted into an option to acquire, on the same terms and conditions as were applicable to such Unvested Company Stock Option immediately prior to the First Effective Time, including applicable vesting conditions, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes (after such conversion, each a “Rollover Option”) the number of shares of Acquiror Common Stock determined by multiplying the number of shares of Company Common Stock subject to the Unvested Company Stock Option immediately prior to the First Effective Time by the Per Share Stock Consideration and rounding the resulting number down to the nearest whole number of shares of Acquiror Common Stock.  The per share exercise price for the Acquiror Common Stock issuable upon exercise of such Rollover Option shall be determined by dividing the per share exercise price for the shares of Company Common Stock subject to the Unvested Company Stock Option, as in effect immediately prior to the First Effective Time, by the Per Share Stock Consideration, and rounding the resulting exercise price up to the nearest whole cent.  The Rollover Options will also be entitled to the contingent right to receive a number of Earnout Shares following the Closing in accordance with Section 3.11.

(c)          Effective as of the First Effective Time, each share of Company Restricted Stock, to the extent then unvested and outstanding, shall automatically, without any action on the part of the holder thereof, be converted into the number of shares of restricted Acquiror Common Stock, subject to the same terms and conditions as were applicable to such Company Restricted Stock immediately prior to the First Effective Time, including applicable vesting conditions, except for terms rendered inoperative by reason of the transactions contemplated by this Agreement or for such other administrative or ministerial changes (after such conversion, “Rollover Restricted Stock”) determined by multiplying (i) the number of shares of Company

Common Stock subject to such Company Restricted Stock award immediately prior to the First Effective Time by (ii) the Per Share Stock Consideration.  The Rollover Restricted Stock will also be entitled to the contingent right to receive a number of Earnout Shares following the Closing in accordance with Section 3.11.

(d)          Notwithstanding the foregoing, the treatment of Company Equity Awards described in this Section 3.06 will be subject to such modifications, if any, as are required to cause such treatment to be in a manner consistent with the requirements of Section 409A of the Code and, in the case of any Unvested Company Stock Option to which Section 422 of the Code applies, the exercise price and the number of shares of Acquiror Common Stock purchasable pursuant to such Rollover Option shall be determined subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

(e)          As soon as practicable after the Closing Date, Acquiror shall file with the SEC a registration statement on Form S-8 (or any successor form) relating to shares of Acquiror Common Stock issuable pursuant to the Acquiror Omnibus Incentive Plan and Acquiror Employee Stock Purchase Plan, as applicable. Such registration statement shall be filed as soon as reasonably practicable after registration of shares on Form S-8 (or any successor form) first becomes available to Acquiror under applicable law.

3.07          Withholding.  Each of Acquiror, Merger Sub I, Merger Sub II, the Company, the Surviving Company and their respective Affiliates shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable under this Agreement such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law; provided, however, that before making any deduction or withholding pursuant to this Section 3.07 other than as a result of a failure to deliver the deliverable set forth in Section 8.03(e) or with respect to compensatory payments made pursuant to Section 3.06 or Section 3.11, Acquiror shall give the Company at least five (5) days prior written notice of any anticipated deduction or withholding (together with any legal basis therefor) to provide the Company with sufficient opportunity to provide any forms or other documentation from the relevant equity holders or take such other reasonable steps in order to avoid such deduction or withholding and shall reasonably consult and cooperate with the Company in good faith to attempt to reduce or eliminate any amounts that would otherwise be deducted or withheld pursuant to this Section 3.07. To the extent that Acquiror, Merger Sub I, Merger Sub II, the Company, the Surviving Company or their respective Affiliates withholds such amounts with respect to any Person and properly remits such withheld amounts to the applicable Governmental Authority, such withheld amounts shall be treated as having been paid to or on behalf of such Person for all purposes.  In the case of any such payment payable to employees of the Company or its Affiliates in connection with the Initial Merger treated as compensation, the parties shall cooperate to pay such amounts through the Company’s or its Subsidiary’s payroll to facilitate applicable withholding.

3.08          Cash in Lieu of Fractional Shares.  Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Acquiror Common Stock shall be issued upon the conversion of Company Stock pursuant to Section 3.01, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of Acquiror Common Stock.  Each Company Stockholder or holder of Vested Company

Stock Options who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Company Certificates surrendered by such holder and after aggregating all fractional shares that would otherwise be received by such holders into whole shares) shall receive, in lieu thereof, an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Acquiror Common Stock to which such holder otherwise would have been entitled but for this Section 3.08 multiplied by (ii) an amount equal to the VWAP of shares of Acquiror Common Stock for the 20 Trading Days prior to the date that is three (3) Business Days prior to the Closing.

3.09          Payment of Expenses.

(a)          No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, the Company shall provide to Acquiror a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with the Transactions (collectively, the “Outstanding Company Expenses”).  On the Closing Date, following the Closing, Acquiror shall pay or cause to be paid, by wire transfer of immediately available funds, all such Outstanding Company Expenses.  For the avoidance of doubt, the Outstanding Company Expenses shall not include any fees and expenses of the Company Stockholders.

(b)          No sooner than five (5) nor later than two (2) Business Days prior to the Closing Date, Acquiror shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of or otherwise payable by Acquiror, Merger Sub I, Merger Sub II or Sponsor in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Agreement, the performance of its covenants or agreements in this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby, including (i) all fees, expenses and disbursements for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of Acquiror, Merger Sub I, Merger Sub II or Sponsor in connection with the Transactions or otherwise in connection with Acquiror’s operations and (ii) any other fees, expenses, commissions or other amounts that are expressly allocated to Acquiror, Merger Sub I, Merger Sub II, Sponsor or any of their Affiliates pursuant to this Agreement or any Ancillary Agreement (in each case, together with written invoices and wire transfer instructions for the payment thereof), in each case, solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (collectively, the “Outstanding Acquiror Expenses”; provided that, unless the Acquiror obtains the prior written consent of the Company, in no event shall the Outstanding Acquiror Expenses for any purposes under this Agreement exceed the Acquiror Expense Cap).  On the Closing Date, Acquiror shall pay or cause to be paid, by wire transfer of immediately available funds, all such Outstanding Acquiror Expenses. Notwithstanding the foregoing or anything to the contrary herein, Outstanding Acquiror Expenses shall not include any Outstanding Company Expenses.

(c)          Except as set forth in this Section 3.09 or elsewhere in this Agreement, all expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not the Mergers or any other Transactions are consummated.

3.10          Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Company Stock outstanding immediately prior to the First Effective Time and owned by a Company Stockholder who is entitled to demand and has properly demanded appraisal for such shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, “Dissenting Shares”), shall not be converted into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL.  At the First Effective Time, (i) all Dissenting Shares shall be cancelled, extinguished and cease to exist and (ii) the holders of Dissenting Shares shall be entitled to only such rights as may be granted to him, her or it under the DGCL.  If any such Company Stockholder fails to perfect or otherwise waives, withdraws or loses such Company Stockholder’s right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the First Effective Time, into and shall be exchangeable solely for the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, as the case may be, in accordance with this Article III.  The Company shall give Acquiror prompt notice (and in any event within two (2) Business Days) of any demands received by the Company for appraisal of shares of Company Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Acquiror shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.  Prior to the First Effective Time, the Company shall not, except with the prior written consent of Acquiror, make any payment with respect to, or settle or compromise or offer to settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal or otherwise comply with the provisions under Section 262 of the DGCL, or agree or commit to do any of the foregoing.

3.11          Earnout.

(a)          If, at any time during the five (5) years following the Closing, the VWAP of Acquiror Common Stock is greater than or equal to $12.50 per share for any twenty (20) Trading Days within any thirty- (30) Trading Day period (such time when the foregoing is first satisfied, the “First Earnout Achievement Date”), Acquiror shall promptly:

(i)          issue to each Person that held shares of Company Common Stock or Company Preferred Stock (excluding the Cash Consideration Shares and shares of Company Restricted Stock) immediately prior to the First Effective Time, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of Acquiror

Common Stock issued to such holder at the First Effective Time pursuant to Section 3.01(a)(i) or Section 3.01(a)(ii) in respect of the Company Common Stock or Company Preferred Stock, as applicable, held by such holder as of immediately prior to the First Effective Time, divided by (B) the First Earnout Fully Diluted Shares, multiplied by (2) 2,500,000;

(ii)          issue to each Person who received Acquiror Common Stock (A) in respect of a Vested Company Stock Option pursuant to Section 3.06(a) or (B) in respect of a Rollover Option that vested pursuant to its terms and was exercised following the First Effective Time, as applicable, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of Acquiror Common Stock so issued to such holder in respect of such Vested Company Stock Option or Rollover Option, divided by (B) the First Earnout Fully Diluted Shares, multiplied by (2) 2,500,000;

(iii)          issue to each holder of Rollover Options that remain outstanding and unexercised immediately prior to the First Earnout Achievement Date, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the quotient of (I) the sum of the Rollover Option Closing Spreads of all outstanding and unexercised Rollover Options held by such Person as of the First Earnout Achievement Date, divided by (II) ten (10), divided by (B) the First Earnout Fully Diluted Shares, multiplied by (2) 2,500,000;

(iv)          issue to each holder of shares of Rollover Restricted Stock that remain outstanding immediately prior to the First Earnout Achievement Date, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of outstanding Rollover Restricted Stock held by such Person on the First Earnout Achievement Date, divided by (B) the First Earnout Fully Diluted Shares, multiplied by (2) 2,500,000; and

(v)          without duplication of the immediately preceding clause (iv), issue to each Person who received Acquiror Common Stock in respect of Rollover Restricted Stock that vested pursuant to its terms prior to the First Earnout Achievement Date, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of Acquiror Common Stock received by such Person in respect of such Rollover Restricted Stock, divided by (B) the First Earnout Fully Diluted Shares, multiplied by (2) 2,500,000.

(b)          If, at any time during the five (5) years following the Closing, the VWAP of Acquiror Common Stock is greater than or equal to $15.00 per share for any twenty (20) Trading Days within any thirty- (30) Trading Day period (such time when the foregoing is first satisfied, the “Second Earnout Achievement Date”), Acquiror shall promptly:

(i)          issue to each Person that held shares of Company Common Stock or Company Preferred Stock (excluding the Cash Consideration Shares and shares of Company Restricted Stock) immediately prior to the First Effective Time, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of Acquiror Common Stock issued to such holder at the First Effective Time pursuant to Section 3.01(a)(i) or Section 3.01(a)(ii) in respect of the Company Common Stock or Company Preferred Stock, as applicable, held by such holder as of immediately prior to the First Effective Time, divided by (B) the Second Earnout Fully Diluted Shares, multiplied by (2) 2,500,000;

(ii)          issue to each Person who received Acquiror Common Stock (A) in respect of a Vested Company Stock Option pursuant to Section 3.06(a) or (B) in respect of a Rollover Option that vested pursuant to its terms and was exercised following the First Effective Time, as applicable, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of Acquiror Common Stock so issued to such holder in respect of such Vested Company Stock Option or Rollover Option, divided by (B) the Second Earnout Fully Diluted Shares, multiplied by (2) 2,500,000;

(iii)          issue to each holder of Rollover Options that remain outstanding and unexercised immediately prior to the Second Earnout Achievement Date a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the quotient of (I) the sum of the Rollover Option Closing Spreads of all outstanding and unexercised Rollover Options held by such Person as of the Second Earnout Achievement Date, divided by (II) ten (10), divided by (B) the Second Earnout Fully Diluted Shares, multiplied by (2) 2,500,000; and

(iv)          issue to each holder of shares of Rollover Restricted Stock that remain outstanding immediately prior to the Second Earnout Achievement Date a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of outstanding Rollover Restricted Stock held by such Person on the Second Earnout Achievement Date, divided by (B) the Second Earnout Fully Diluted Shares, multiplied by (2) 2,500,000; and

(v)          without duplication of the immediately preceding clause (iv), issue to each Person who received Acquiror Common Stock in respect of Rollover Restricted Stock that vested pursuant to its terms prior to the Second Earnout Achievement Date, a number of shares of Acquiror Common Stock equal to the product of (1) the quotient of (A) the number of shares of such Acquiror Common Stock received by such Person in respect of Rollover Restricted Stock, divided by (B) the Second Earnout Fully Diluted Shares, multiplied by (2) 2,500,000.

(c)          In no event shall Acquiror issue more than (i) 2,500,000 Earnout Shares in the aggregate pursuant to Section 3.11(a) and (ii) 2,500,000 Earnout Shares in the aggregate pursuant to Section 3.11(b).

(d)          The Acquiror Common Stock price targets set forth in Section 3.11(a), Section 3.11(b) and Section 3.11(e) and the number of shares to be issued pursuant to Section 3.11(a) and Section 3.11(b) shall be equitably adjusted for any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar event affecting the Acquiror Common Stock after the date of this Agreement (other than in the Mergers).

(e)           In the event that there is an agreement with respect to an Acquiror Sale entered into after the Closing and prior to the date that is five (5) years following the Closing Date, the First Earnout Achievement Date and the Second Earnout Achievement Date shall each be deemed to occur on the day prior to the closing of such Acquiror Sale, and Acquiror shall issue the Acquiror Common Stock issuable pursuant to Section 3.11(a) and Section 3.11(b), as applicable, on the date prior to the closing of such Acquiror Sale (in each case, to the extent such Acquiror Common Stock has not previously been issued).

(f)          Any issuance of Earnout Shares shall be treated as an adjustment to the consideration paid in the Mergers that is subject to Section 354 of the Code (or any comparable or similar provisions of applicable state, local, or foreign income Tax Law), except to the extent otherwise required by applicable Law (including, for the avoidance of doubt, with respect to any amounts required to be treated as interest pursuant to Section 483 of the Code (or any comparable or similar provisions of applicable state, local, or foreign income Tax Law)).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Company represents and warrants to Acquiror, Merger Sub I and Merger Sub II as follows:

4.01          Corporate Organization of the Company.

(a)          The Company has been duly incorporated, is validly existing and in good standing under the Laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted.  The certificate of incorporation and by-laws of the Company previously made available by the Company to Acquiror are true, correct and complete and are in effect as of the date of this Agreement.

(b)          The Company is licensed or duly qualified and in good standing as a foreign company in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.02          Subsidiaries.

(a)          The Subsidiaries of the Company as of the date hereof are set forth on Section 4.02 of the Company Schedules, including, as of such date, a description of the capitalization of each such Subsidiary and the names of the record owners of all securities and other equity interests in each of the Company’s Subsidiaries.  Each of the Company’s Subsidiaries has been duly formed or organized and is validly existing under the Laws of its jurisdiction of incorporation or organization and has the organizational power and authority to own, lease and operate its assets and properties and to conduct its business as it is now being conducted, in each case, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each of the Company’s Subsidiaries is duly licensed or qualified and in good standing as a foreign corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)          As of the date hereof, except for the Company’s or any of its Subsidiaries’ ownership interest in such Subsidiaries, neither the Company nor its Subsidiaries own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

4.03          Due Authorization.  The Company has all requisite company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and (subject to the approvals described in Section 4.05 and the approval and adoption of this Agreement and the Transactions given in writing or by vote at a meeting by (a) holders of a majority of the voting power of the outstanding shares of Company Common Stock and Company Preferred Stock (voting together as a single class on an “as-converted” to Company Common Stock basis) and (b) holders of a majority of the outstanding shares of Company Preferred Stock (voting together as a single class on an “as-converted” to Company Common Stock basis) (the “Company Requisite Approval”)) to perform its obligations hereunder and thereunder and to consummate the Transactions.  The execution, delivery and performance of this Agreement and such Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Company Board and upon receipt of the Company Requisite Approval, no other company proceeding on the part of the Company is necessary to authorize this Agreement or such Ancillary Agreements or the Company’s performance hereunder or thereunder.  This Agreement has been, and each such Ancillary Agreement will be, duly and validly executed and delivered by the Company and, assuming due authorization and execution by each other party hereto and thereto, constitutes, or will constitute, as applicable, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.  The Company Requisite Approval is the only vote of the holders of any class or series of capital stock of the Company required to approve and adopt this Agreement and approve the transactions contemplated hereby.

4.04          No Conflict.  Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in Section 4.05 or on Section 4.04 of the Company Schedules, the execution, delivery and performance of this Agreement and each Ancillary Agreement to which it is a party by the Company and the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the certificate of formation, bylaws or other organizational documents of the Company or its

Subsidiaries, (b) conflict with or result in any violation of any provision of any Law, Permit or Governmental Order applicable to the Company or its Subsidiaries, or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract of the type described in Section 4.12(a), whether or not set forth on Section 4.12(a) of the Company Schedules, or any Real Estate Lease Document to which the Company or its Subsidiaries is a party or by which any of them or any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties, equity interests or assets of the Company or its Subsidiaries, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the consents, approvals, authorizations or other similar documents (in form and substance reasonably satisfactory to the Acquiror) of the requisite lenders to the Company and its relevant Subsidiaries under the Credit Agreements consenting to and permitting the consummation by the Company and its Subsidiaries of the transactions contemplated hereby, including the Mergers, have been obtained in accordance with the terms of the Credit Agreements, have been delivered to or made available to Acquiror (such consents, approvals, authorizations or other documents, collectively, the “Company Lender Approvals”) prior to the date of this Agreement.  The Company Lender Approvals are in full force and effect and have not been withdrawn, terminated, rescinded or otherwise amended or modified in any respect and the consents, approvals, authorizations or other waivers contained therein have not been withdrawn, terminated, rescinded, amended or modified in any respect (and, to the knowledge of the Company and its Subsidiaries, no such withdrawal, termination, rescission, amendment, or modification is contemplated).  There are no other agreements or side letters relating to this Agreement that would reasonably be expected to adversely affect the consents, approvals, authorizations or other waivers contained in the Company Lender Approvals.  As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of the Company or, to the knowledge of the Company, on the part of the other parties thereto, under any term or condition of the Company Lender Approvals.

4.05          Governmental Authorities; Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent waiver or authorization from any Governmental Authority is required on the part of the Company with respect to the Company’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Law, (b) any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to consummate the Transactions and (c) as otherwise disclosed on Section 4.05 of the Company Schedules.

4.06          Capitalization.

(a)          The authorized capital stock of the Company consists of (i) 35,000,000 shares of Company Common Stock, 14,346,208 of which are issued and outstanding as of the date of this Agreement and (ii) 2,700,967 shares of the Company Preferred Stock, 2,700,967 of which are issued and outstanding as of the date of this Agreement.  All of the issued and outstanding shares of Company Common Stock and Company Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Securities Law, (iii) were not issued in breach or violation of any preemptive rights or Contract and (iv) are fully vested.  Set forth on Section 4.06(a) of the Company Schedules is a true, correct and complete list of each holder of shares of Company Common Stock, Company Preferred Stock or other Equity Equivalents of the Company (other than Company Equity Awards) and the number of shares of Company Common Stock, Company Preferred Stock or other Equity Equivalents (other than Company Equity Awards) held by each such holder as of the date hereof.  Except as set forth on Section 4.06(a) of the Company Schedules or pursuant to Company Equity Awards granted under the Company Stock Plans, as of the date hereof there are no other shares of Company Common Stock, Company Preferred Stock or other Equity Equivalents of the Company authorized, reserved, issued or outstanding.

(b)          Except for (i) Company Equity Awards granted pursuant to the Company Stock Plans, (ii) the Company Preferred Stock or (iii) as set forth on Section 4.06(b)(i) of the Company Schedules, as of the date hereof, there are (x) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Company Common Stock or the equity interests of the Company, or any other Contracts to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any shares of capital stock of, other equity interests in or debt securities of, the Company and (y) no Equity Equivalents.  As of the date hereof, except as set forth on Section 4.06(b)(ii) of the Company Schedules, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company.  Except as set forth on Section 4.06(b)(iii) of the Company Schedules, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s stockholders may vote.  Except as set forth on Section 4.06(b)(iv) of the Company Schedules, as of the date hereof the Company is not party to any stockholders agreement, voting agreement or registration rights agreement relating to its equity interests.  With respect to each Company Equity Award, Section 4.06(b)(v) of the Company Schedules sets forth, as of the date hereof, the name of the holder of such Company Equity Award, the number of vested and unvested shares of Company Common Stock covered by such Company Equity Award, the date of grant, the exercise price or strike price per share of such Company Equity Award and the applicable expiration date. No Company Stock Option is subject to Section 409A of the Code.

(c)          As of the date hereof, the outstanding shares of capital stock or other equity interests of the Company’s Subsidiaries (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or

Contract.  As of the date hereof, other than with respect to the Company Equity Awards, there are (A) no subscriptions, calls, rights or other securities convertible into or exchangeable or exercisable for the equity interests of the Company’s Subsidiaries (including any convertible preferred equity certificates), or any other Contracts to which any of the Company’s Subsidiaries is a party or by which any of the Company’s Subsidiaries is bound obligating such Subsidiaries to issue or sell any shares of capital stock of, other equity interests in or debt securities of, such Subsidiaries, and (B) no Equity Equivalents in the Company’s Subsidiaries.  Other than with respect to the Company Equity Awards, as of the date hereof, there are no outstanding contractual obligations of the Company’s Subsidiaries to repurchase, redeem or otherwise acquire any securities or equity interests of the Company’s Subsidiaries.  Except as set forth on Section 4.06(c) of the Company Schedules, there are no outstanding bonds, debentures, notes or other indebtedness of the Company’s Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which such Subsidiaries’ stockholders may vote.  Except as forth on Section 4.06(c) of the Company Schedules, the Company’s Subsidiaries are not party to any stockholders agreement, voting agreement or registration rights agreement relating to the equity interests of the Company’s Subsidiaries.

(d)          As of the date hereof, the Company is the direct or indirect owner of, and has good and marketable direct or indirect title to, all the issued and outstanding shares of capital stock or equity interests of its Subsidiaries free and clear of any Liens other than Permitted Liens.  Except as set forth on Section 4.06(d) of the Company Schedules, there are no options or warrants convertible into or exchangeable or exercisable for the equity interests of the Company’s Subsidiaries.

4.07          Financial Statements.  Attached as Section 4.07 of the Company’s Schedules are (a) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2018, December 31, 2019 and as of December 31, 2020 and the audited consolidated statement of operations, statements of comprehensive loss, statements of stockholders’ equity and statements of cash flows of the Company and its Subsidiaries for the same periods, together with the auditor’s reports thereon, audited in accordance with the auditing standards of the PCAOB (the “Audited Financial Statements”) and (b) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of June 30, 2021 and the unaudited consolidated statement of operations and statement of cash flows of the Company and its Subsidiaries as of June 30, 2021 (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”).  The Financial Statements present fairly, in all material respects, the consolidated financial position, results of operations, income (loss), changes in equity and cash flows of the Company and its Subsidiaries as of the dates and for the periods indicated in such Financial Statements in conformity with GAAP (except, in the case of the Unaudited Financial Statements, for the absence of footnotes and other presentation items and normal year-end adjustments) and were derived from, and accurately reflect in all material respects, the books and records of the Company and its Subsidiaries.  Other than the Audited Financial Statements, there are no audited financial statements (including any audited consolidated balance sheets, income (loss) statements, statements of comprehensive income (loss), changes in equity and cash flows) for the Company or any of its Subsidiaries with respect to calendar years 2018, 2019 and 2020.

4.08          Undisclosed Liabilities.  There is no liability, debt or obligation against the Company or its Subsidiaries that would be required to be set forth or reserved for on a balance sheet of the Company and its Subsidiaries (and the notes thereto) prepared in accordance with GAAP consistently applied and in accordance with past practice, except for liabilities and obligations (a) reflected or reserved for on the Financial Statements or disclosed in the notes thereto, (b) that have arisen since the date of the most recent balance sheet included in the Unaudited Financial Statements in the ordinary course of the operation of business of the Company and its Subsidiaries, (c) disclosed in Section 4.08 of the Company Schedules, (d) arising under this Agreement or the performance by the Company of its obligations hereunder, (e) arising, directly or indirectly, in connection with the COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof or related health condition) or (f) that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

4.09          Litigation and Proceedings.  There are no pending or, to the knowledge of the Company, threatened, Actions and, to the knowledge of the Company, there are no pending or threatened investigations, in each case, against the Company or its Subsidiaries, or otherwise affecting the Company or its Subsidiaries or their assets, including any condemnation or similar proceedings, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor its Subsidiaries or any property, asset or business of the Company or its Subsidiaries is subject to any Governmental Order, or, to the knowledge of the Company, any continuing investigation by, any Governmental Authority, in each case that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no unsatisfied judgment or any open injunction binding upon the Company or its Subsidiaries which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company or its Subsidiaries to consummate the Transactions.

4.10          Compliance with Laws.

(a)          Except where the failure to be, or to have been, in compliance with such Laws has not or would not, individually or in the aggregate, reasonably be expected be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are, and since December 31, 2018 have been, in compliance with all applicable Laws.  Neither of the Company nor its Subsidiaries has received any written notice from any Governmental Authority violation of any applicable Law by the Company or its Subsidiaries at any time since December 31, 2018, which violation would, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole.

(b)          Since December 31, 2018, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole, (i) there has been no action taken by the Company, its Subsidiaries, or, to the knowledge of the Company, any officer, director, manager, employee, agent, representative or sales intermediary of the Company or its Subsidiaries, in each case, acting on behalf of the Company or its Subsidiaries, in violation of any applicable Anti-Corruption Law, (ii) neither the Company nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a

Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) neither the Company nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any non-compliance with any Anti-Corruption Law and (iv) neither the Company nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential non-compliance with any applicable Anti-Corruption Law.

4.11          Intellectual Property.

(a)          Section 4.11(a) of the Company Schedules sets forth, as of the date hereof, a true and complete list, including owner, jurisdiction, and serial and application numbers, of all Patents, all registered copyrights, all registered Trademarks, all domain name registrations and all pending registration applications for any of the foregoing, in each case, that are owned or purported to be owned by the Company or one of its Subsidiaries (the “Registered Intellectual Property”) and the Owned Company Software.  The Company or one of its Subsidiaries is the sole and exclusive owner of all Registered Intellectual Property set forth on Section 4.11(a) of the Company Schedules and all other Owned Intellectual Property free and clear of all Liens, other than Permitted Liens.

(b)          Except as set forth on Section 4.11(b) of the Company Schedules and except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole, the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate any Intellectual Property of any third party, and there are no proceedings pending or, to the Company’s knowledge, threatened in writing (including unsolicited offers to license Patents), as of the date of this Agreement, against the Company or any Subsidiary by any third party claiming infringement, misappropriation or other violation of Intellectual Property owned by such third party in the conduct of the Company’s business.  Except (x) as set forth on Section 4.11(b) of the Company Schedules or (y) except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole, neither the Company nor any Subsidiary is a party to any pending proceedings, as of the date of this Agreement, claiming infringement, misappropriation or other violation by any third party of its Intellectual Property.  Within the two (2) years preceding the date of this Agreement, the conduct of the Company’s business has not infringed, misappropriated or otherwise violated the Intellectual Property of any third party, except for such infringements, misappropriations, or other violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole.  To the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating any Owned Intellectual Property, except for such infringements, misappropriations, or other violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole.  The Subsidiaries or the Company, as the case may be, either own(s), has a valid license to use or otherwise has the lawful right to use, all of the Company Intellectual Property and Company Software, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole.

(c)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each of the Company and each of its Subsidiaries is (i) diligently prosecuting all Patent applications it has filed, (ii) diligently preparing to file Patent applications for all inventions in a manner and within a sufficient time period to avoid statutory disqualification of any potential Patent application that have been identified by the Company in its reasonable business judgment as worth patenting and (iii) diligently preparing and filing Patent applications for all identified inventions that have come to the attention of senior engineering management personnel and have been identified by such personnel, in their reasonable business judgment, as worth patenting.  Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all prior art material to the patentability of the claims in any issued or applied for Patents of the Company or any Subsidiary is cited in the respective issued Patents, applications or associated file histories thereof, and there is no other material prior art with respect thereto.

(d)          The Company and its Subsidiaries have undertaken commercially reasonable efforts to maintain all material Owned Intellectual Property, including, without limitation, to protect the confidentiality of any Trade Secrets included in the Owned Intellectual Property that are material to their business.

(e)          No director, officer or employee of the Company or any of its Subsidiaries has any ownership interest in any of the Owned Intellectual Property, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.  The Company and its Subsidiaries have implemented policies whereby employees and contractors of the Company and its Subsidiaries who create or develop any Intellectual Property in the course of their employment or provision of services for the Company or any of its Subsidiaries are required to assign to the Company all of such employee’s or contractor’s rights therein, and all such employees and contractors have executed valid written agreements pursuant to which such Persons have assigned (or are obligated to assign) to the Company or its applicable Subsidiaries all of such employee’s or contractor’s rights in and to such Intellectual Property that did not vest automatically in the Company or its Subsidiary by operation of law (and, in the case of contractors, to the extent such Intellectual Property was intended to be proprietary to the Company or its Subsidiary), except in each case, as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(f)          Except as set forth on Section 4.11(f) of the Company Schedules, no government funding and no facilities or other resources of any university, college, other educational institution or research center were used in the development of any Owned Intellectual Property in a manner that may give rise to any Intellectual Property ownership claims by such government, university, college, or other educational institution or research center with respect to any of the Owned Intellectual Property.

(g)          The Company and each of its Subsidiaries is in material compliance with the terms and conditions of all material licenses for “free software,” “open source software” or under a similar licensing or distribution term (including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the

Sun Industry Standards License (SISL) and the Apache License) (“Open Source Materials”) used by the Company or any of its Subsidiaries in any way.

(h)          Except as set forth on Section 4.11(h) of the Company Schedules, and except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries has (i) incorporated Open Source Materials into, or combined Open Source Materials with, the Owned Intellectual Property or Owned Company Software, (ii) distributed Open Source Materials in conjunction with any Owned Intellectual Property or Owned Company Software or (iii) used Open Source Materials in any Owned Company Software that require, as a condition of use, modification or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (A) disclosed or distributed in source code form, (B) licensed for the purpose of making derivative works or (C) redistributable at no charge, in the foregoing clause in such a way that grants or otherwise requires the Company or its Subsidiaries to license, grant rights or otherwise provide to any third party any material Owned Intellectual Property, including, but not limited to, the source code for any Owned Company Software.

(i)          With respect to all material Company Software owned by the Company or any of its Subsidiaries (the “Owned Company Software”), the Company or the applicable Subsidiary is in actual possession or control of the applicable material source code, object code, code writes, notes, documentation, and know-how to the extent required for use, distribution, development, enhancement, maintenance and support of such Owned Company Software.  The Company and its Subsidiaries have not disclosed source code for Owned Company Software to a third party outside of the scope of a written agreement that protects the Company’s or its Subsidiary’s rights in such source code and obligates the third party to maintain the confidentiality of the source code.  To the knowledge of the Company, no Person other than the Company is in possession of, or has rights to possess, any source code for Owned Company Software.  Except as set forth under non-exclusive licenses granted by the Company to customers in the ordinary course of business, no Person other than the Company has any rights to use any Owned Company Software.

(j)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) to the knowledge of the Company, there have been no unauthorized intrusions or breaches of the IT Systems during the three-year (3-year) period preceding the date hereof, (ii) the Company and its Subsidiaries have in place commercially reasonable security controls and disaster recovery plans and procedures for the IT Systems; (iii) to the knowledge of the Company, there have been no unauthorized intrusions or breaches of the security of the IT Systems in the three-year (3-year) period preceding the date hereof that, pursuant to any legal requirement, would require the Company or a Subsidiary to notify customers, employees or any other persons of such breach or intrusion; and (iv) the Company and its Subsidiaries take reasonable actions to protect, maintain, audit, monitor and test the confidentiality, integrity, availability, redundancy, backup, disaster recovery technology, operation and security of the IT Systems, and to correct all material problems that are identified.  To the knowledge of the Company, the IT Systems are free from material defects, vulnerabilities, errors, disabling mechanisms, viruses, time locks, Trojan horses, or malware.

(k)          The Company’s and its Subsidiaries’ collection, use, disclosure, storage and transfer of Personal Information complies in all material respects with, and for the three (3) years prior to the date of this Agreement has complied in all material respects with, (i) all Contracts to which any of them is a party, (ii) all of their published privacy policies, (iii) all applicable Privacy Laws and (iv) all applicable industry standards in the businesses in which the Company and the Subsidiaries operate that concern privacy, data protection, confidentiality or information security.  The execution, delivery and performance of the transactions contemplated by this Agreement do not violate the Company’s privacy policy as it currently exists or as it existed at any time during which any Personal Information was collected or obtained by the Company or any of its Subsidiaries and, upon Closing, Acquiror will own all such Personal Information and continue to have the right to use such Personal Information on identical terms and conditions as the Company and its Subsidiaries enjoyed immediately prior to the Closing. The Company and its Subsidiaries have commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by them or on their behalf from and against unauthorized access, use, and/or disclosure.  Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries have not received any complaints, notices of investigation, or claims from any consumers, governmental regulators, or other entities, nor, to the knowledge of the Company, have any such complaints, investigations, or claims been threatened against them.  To the Company’s knowledge, for the three (3) years prior to the date of this Agreement, the Company and its Subsidiaries have not experienced any material data breaches or other material data incidents.

4.12          Contracts; No Defaults.

(a)          Section 4.12(a) of the Company Schedules contains a listing of all Contracts (other than purchase orders and any Company Benefit Plan) described in clauses (i) through (xii) below to which, as of the date of this Agreement, the Company or one or more of its Subsidiaries is a party or by which any of their respective assets are bound.  True, correct and complete copies of the Contracts listed on Section 4.12(a) of the Company Schedules have been delivered to or made available to Acquiror or its agents or representatives.

(i)          each employee collective bargaining Contract;

(ii)          any Contract pursuant to which the Company or any of its Subsidiaries (A) licenses from a third-party material Intellectual Property, other than click-wrap, shrink-wrap and off-the-shelf software (including software-as-a-service) licenses, and any other software licenses that are commercially available on reasonable terms to the public generally with license, maintenance, support and other fees less than $100,000 per year or (B) licenses to a third party to use Owned Intellectual Property or Owned Company Software (other than any licenses granted to customers, suppliers or service providers in the ordinary course of business);

(iii)          any Contract which restricts in any material respect or contains any material limitations on the ability of the Company or its Subsidiaries to compete in any line of business or in any geographic territory;

(iv)          all Contracts under which the Company or any of its Subsidiaries has agreed to purchase goods or services from a vendor, supplier or other person on a preferred supplier or “most favored supplier” basis;

(v)          any Contract evidencing Indebtedness in an amount greater than $250,000, and any pledge agreements, security agreements or other collateral agreements in which the Company or any of its Subsidiaries granted to any person a security interest in or Lien on any of the property or assets of the Company, and all agreements or instruments guaranteeing the debts or other obligations of any person;

(vi)          any Contract under which the Company or its Subsidiaries has extended credit to any Person (other than (1) intercompany loans and advances and (2) customer payment terms in the ordinary course of business) in an amount in excess of $250,000 of committed credit;

(vii)          any principal transaction Contract entered into in connection with a completed acquisition or disposition by the Company or its Subsidiaries since December 31, 2019 involving consideration in excess of $500,000 of any Person or other business organization, division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner);

(viii)          any Contract with outstanding obligations for the sale or purchase of personal property, fixed assets or real estate having a value individually, with respect to all sales or purchases thereunder, in excess of $250,000 or, together with all related Contracts, in excess of $1,000,000, in each case, other than sales or purchases in the ordinary course of business consistent with past practices and sales of obsolete equipment;

(ix)          any Contract not made in the ordinary course of business and not disclosed pursuant to any other clause under this Section 4.12 and expected to result in revenue or require expenditures in excess of $500,000 in the calendar year ended December 31, 2021 or any subsequent calendar year;

(x)          all Contracts and agreements with any Governmental Authority to which the Company is a party, other than any Material Permits;

(xi)          any Contract between the Company or its Subsidiaries, on the one hand, and any of Company’s stockholders or other Affiliates, on the other hand, that will not be terminated at or prior to the Closing; and

(xii)          any Contract establishing any joint venture, partnership, strategic alliance or other collaboration that is material to the business of the Company and its Subsidiaries taken as a whole.

(b)          Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 4.12(a), whether or not set forth on Section 4.12(a) of the Company Schedules, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of the Company or its Subsidiaries party thereto and, to the knowledge of the Company, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of the Company, are enforceable by the Company or its Subsidiaries to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of the Company, its Subsidiaries or, to the knowledge of the Company, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since December 31, 2019, neither the Company nor its Subsidiaries have received any written or, to the knowledge of the Company, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of the Company, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since December 31, 2019 through the date hereof, neither the Company nor its Subsidiaries have received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

4.13          Company Benefit Plans.

(a)          Section 4.13(a) of the Company Schedules sets forth a complete list of each material Company Benefit Plan.  “Company Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), and any other plan, policy, program, arrangement or agreement providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider, in each case, that is maintained, sponsored or contributed to by the Company or its Subsidiaries or under which the Company or its Subsidiaries has or could reasonably be expected to have any obligation or liability, including, without limitation, all employment, consulting, retention, severance, termination, change in control, collective bargaining, incentive, bonus, deferred compensation, retirement, pension, vacation, holiday, cafeteria, welfare, medical, disability, fringe benefit, profit-sharing, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, arrangements or agreements, but not including any Multiemployer Plan or any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which the Company and its Subsidiaries have no remaining obligations or liabilities.

(b)          With respect to each Company Benefit Plan, the Company has delivered or made available to Acquiror correct and complete copies (or to the extent no copy exists, an accurate summary) of, if applicable, (i) the current plan document and any trust agreement, (ii) the most recent summary plan description, (iii) the most recent annual report on Form 5500 filed with the Internal Revenue Service (or, with respect to non-U.S. plans, any comparable annual or periodic report) and attached schedules (if applicable), (iv) the most recent actuarial valuation and (v) the most recent determination or opinion letter issued by the Internal Revenue Service (or applicable comparable Governmental Authority).

(c)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan has been administered in compliance with its terms and all applicable Laws, including ERISA, the PPACA and the Code and all contributions required to be made under the terms of any Company Benefit Plan as of the date this representation is made have been timely made or, if not yet due, have been properly reflected in the Company’s financial statements.

(d)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (i) has received a favorable determination or opinion letter as to its qualification, (ii) has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer or (iii) has time remaining under applicable Laws to apply for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter.  To the knowledge of the Company, no event has occurred that would reasonably be expected to result in the loss of the tax-qualified status of such plans.

(e)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, neither the Company nor any of its Subsidiaries sponsors, maintains, contributes to or is required to contribute to a multiemployer pension plan (as defined in Section 3(37) of ERISA) (a “Multiemployer Plan”) or other defined benefit plan (as defined in Section 3(35) of ERISA) that is subject to Title IV of ERISA.  Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, no circumstance or condition exists that would reasonably be expected to result in any liability of the Company or any of its Subsidiaries to any Multiemployer Plan or other pension plan that is subject to Title IV of ERISA and that is maintained by an ERISA Affiliate of the Company.  For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) other than the Company or a Subsidiary of the Company that, together with the Company or any Subsidiary, is considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.

(f)          Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to the Company Benefit Plans, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authorities is pending or, to the knowledge of the Company, threatened.

(g)          Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any payment (including severance, golden parachute, bonus or otherwise) or benefit becoming due to any director, officer or employee of the Company or any its Subsidiaries, (ii) materially increase any compensation or benefits otherwise payable to any director, officer or employee of the Company or any its Subsidiaries, (iii) result in the acceleration, vesting or creation of any rights of any director, officer or employee of the Company or its Subsidiaries to payments or benefits or increases in any existing payments or benefits, or any loan forgiveness, in each case, from the Company or any of its Subsidiaries or Affiliates or (iv) result in any new material obligation pursuant to any Company Benefit Plan.

(h)          No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of the Company or any Subsidiary of the Company who is a “disqualified individual” within the meaning of Section 280G of the Code would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(i)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each Company Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been operated in all material respects in good faith compliance with Section 409A of the Code since January 1, 2005 or its inception (whichever is later), and all applicable regulations and notices issued thereunder.  No Company Benefit Plan provides for the gross-up of any Taxes imposed under Section 4999 or 409A of the Code.

4.14          Labor Matters.

(a)          (i) Neither the Company nor its Subsidiaries is a party to or bound by any labor agreement, collective bargaining agreement, or any other labor-related agreements or arrangements with any labor union, labor organization or works council and no such agreements or arrangements are currently being negotiated by the Company or its Subsidiaries, (ii) no labor union or organization, works council or group of employees of the Company or its Subsidiaries has made a pending written demand for recognition or certification in respect of their employment with the Company or its Subsidiaries and (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other applicable labor relations authority.

(b)          Except as would not, individually or in the aggregate, reasonably be expected to be material, to the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries (i) is in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, pay equity, overtime pay, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt employees, and unemployment insurance, (ii) has not, since January 1, 2018, been adjudged to have committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved and (iii) since January 1, 2018, has not experienced any actual or, to the knowledge of the Company, threatened arbitrations, grievances, labor disputes, strikes, lockouts, picketing, hand-billing, slowdowns or work stoppages against or affecting the Company or its Subsidiaries.

(c)          Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.

(d)          Since January 1, 2018, (i) all individuals who perform or have performed services for the Company or any of its Subsidiaries have been properly classified under applicable Law (A) as employees or individual independent contractors and (B) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the FLSA and state Law), (ii) no such individual has been improperly included or excluded from any Company Benefit Plan, and (iii) neither the Company nor any of its Subsidiaries has received written notice of any pending or threatened inquiry or audit from any Governmental Authority concerning the impropriety of any such classifications except, in the case of each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(e)          To the knowledge of the Company, in the last three (3) years, no material allegations of sexual or other unlawful harassment or discrimination have been made against (i) any officer of the Company or its Subsidiaries or (ii) any employee of the Company or its Subsidiaries at a level of Vice President or above.

(f)          To the knowledge of the Company, no employee of the Company or its Subsidiaries at the level of senior vice president or above is in any material respect in violation of any term of any employment agreement, non-disclosure agreement, non-competition agreement, restrictive covenant or other obligation: (i) to the Company or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Company or its Subsidiaries or (B) to the knowledge or use of Trade Secrets or proprietary information.

4.15          Taxes.  Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)          All Tax Returns required by Law to be filed by the Company or its Subsidiaries have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns are true, correct and complete.

(b)          All amounts of Taxes whether or not shown as due on any Tax Returns of the Company and its Subsidiaries and all other amounts of Taxes owed by the Company and its Subsidiaries have been timely paid.

(c)          Each of the Company and its Subsidiaries has (i) withheld all amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.

(d)          Neither the Company nor its Subsidiaries is currently engaged in any audit, administrative or judicial proceeding with a Governmental Authority with respect to Taxes.  Neither the Company nor its Subsidiaries has received any written notice from a Governmental Authority of a proposed deficiency of any amount of Taxes other than any such deficiencies that have since been resolved.  No written claim has been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to Taxes by, or required to file Tax Returns in, that jurisdiction which claim has not been resolved.  There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of the Company or its Subsidiaries, and no written request for any such waiver or extension is currently pending.

(e)          Neither the Company nor its Subsidiaries (or any predecessor thereof) has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the prior two (2) years.

(f)          Neither the Company nor its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g)          Neither the Company nor its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing; (D) prepaid amount received prior to the Closing outside the ordinary course of business; (E) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing; or (F) Sections 951, 951A or 965 of the Code.

(h)          There are no Liens with respect to Taxes on any of the assets of the Company or its Subsidiaries, other than Permitted Liens.

(i)          Neither the Company nor its Subsidiaries has any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(j)          Neither the Company nor any of its Subsidiaries is a party to, or bound by, or has any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(k)          Neither the Company nor any of its Subsidiaries has made an entity classification election pursuant to Treasury Regulation Section 301.7701-3 to be classified as other than such entity’s default classification pursuant to Treasury Regulation Section 301.7701-3(b) for U.S. federal income tax purposes.

(l)          To the knowledge of the Company, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(m)          Neither the Company nor its Subsidiaries is bound with respect to any current or any future taxable period by any closing agreement (within the meaning of Section 7121 of the Code), private letter ruling, technical advice or other ruling or written agreement with a Governmental Authority, in each case, that could affect the liability for Taxes of the Company or any of its Subsidiaries following the Closing.

(n)          The Company has not made an election under Section 965(h) of the Code.

(o)          Other than the representations and warranties set forth in Section 4.13, this Section 4.15 contains the exclusive representations and warranties of the Company with respect to Tax matters.

4.16          Brokers’ Fees.  Except as described on Section 4.16 of the Company Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by the Company, its Subsidiaries or any of their Affiliates for which the Company or any of its Subsidiaries has any obligation.

4.17          Insurance.  Section 4.17 of the Company Schedules contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation and other forms of insurance held by, or for the benefit of, the Company or its Subsidiaries as of the date of this Agreement.  True, correct and complete copies or comprehensive summaries of such insurance policies have been made available to Acquiror.  With respect to each such insurance policy required to be listed on Section 4.17 of the Company Schedules, except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) all premiums due have been paid (other than retroactive or retrospective premium adjustments and adjustments in the respect of self-funded general liability and automobile liability fronting programs, self-funded health programs and self-funded general liability and automobile liability front programs, self-funded health programs and self-funded workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period end prior to the Closing Date), (ii) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, (iii) neither the Company nor its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under the policy, and to the knowledge of the Company, no such action has been threatened and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

4.18          Real Property; Assets.

(a)          Neither the Company nor any Subsidiary of the Company owns any real property. Neither the Company nor any of its Subsidiaries is a party to any agreement or option to purchase any real property or material interest therein.

(b)          Section 4.18(b) of the Company Schedules contains a true, correct and complete list of all real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries (the “Leased Real Property”).  The Company has made available to Acquiror true, correct and complete copies of the leases, subleases, licenses and occupancy agreements (including all modifications, amendments, supplements, guaranties, extensions, renewals, waivers, side letters and other agreements relating thereto) for the Leased Real Property to which the Company or its Subsidiaries is a party (the “Real Estate Lease Documents”), and such deliverables comprise all Real Estate Lease Documents relating to the Leased Real Property.

(c)          Each Real Estate Lease Document is a legal, valid, binding and enforceable obligation of the Company or its Subsidiaries and, to the knowledge of the Company, the other parties thereto, as applicable, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.  Each Real Estate Lease Document is in full force and effect and the Company or a Subsidiary holds a good, valid and existing leasehold interest under each such Real Estate Lease Document, free and clear of all Liens, except for Permitted Liens.

(d)          There exists no material default or material breach under any of the Real Estate Lease Documents by the Company or its Subsidiaries or, to the knowledge of the Company, any other parties thereto.  Neither the Company nor its Subsidiaries have received written or, to the knowledge of the Company, oral notice of default or breach under any Real Estate Lease Document, which has not been cured.  No event has occurred or condition exists that with notice or lapse of time, or both, would constitute a material default or material breach under any Real Estate Lease Document by the Company or its Subsidiaries or, to the knowledge of the Company, by any other party thereto.  Neither the Company nor its Subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property which is still in effect.

(e)          Neither the Company nor its Subsidiaries has received any written notice that remains outstanding as of the date of this Agreement that the current use and occupancy of the Leased Real Property and the improvements thereon (i) are prohibited by any Lien or law other than Permitted Liens or (ii) are in material violation of any of the recorded covenants, conditions, restrictions, reservations, easements or agreements applicable to such Leased Real Property.

(f)          Except for Permitted Liens and Intellectual Property (which is separately addressed in Section 4.11), the Company and its Subsidiaries have good and valid title to the assets of the Company and its Subsidiaries.

4.19          Environmental Matters.  Except as disclosed on Section 4.19 of the Company Schedules:

(a)          the Company and its Subsidiaries are and since December 31, 2018 have been in compliance in all material respects with all Environmental Laws, including obtaining, maintaining and complying in all material respects with all material Permits required pursuant to Environmental Law for the operation of the business and the Leased Real Properties;

(b)          there has been no release of any Hazardous Materials at, in, on or under any Leased Real Property, and neither the Company nor its Subsidiaries have generated, stored, handled, used, processed, transported, released or disposed of, or exposed any person to, Hazardous Materials at, in, on or under the Leased Real Property or off-site of the Leased Real Property or to the knowledge of the Company, at, in, on or under any formerly owned or leased real property, except in each case as would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries;

(c)          neither the Company nor its Subsidiaries is subject to any current Governmental Order relating to any non-compliance with Environmental Laws by the Company or its Subsidiaries or requiring the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, except as would not reasonably be expected to be material to the Company or any of its Subsidiaries;

(d)          no Action is pending or, to the knowledge of the Company, threatened and, to the knowledge of the Company, no investigation is pending or threatened with respect to the Company’s or its Subsidiaries’ compliance with or liability under Environmental Law, except in each case as would not reasonably be expected to be material to the Company or any of its Subsidiaries;

(e)          except as may be set forth in the Real Estate Lease Documents, neither the Company nor any Subsidiary has assumed by contract or by operation of law any material liability of any other Person arising under Environmental Law or relating to Hazardous Materials for which it would otherwise not be liable; and

(f)          the Company has made available to Acquiror all material environmental reports (including any Phase I or Phase II environmental site assessments), audits, correspondence or other documents relating to the Leased Real Property or any formerly owned or operated real property or any other location for which the Company may be liable in its possession, custody or reasonable control.

4.20          Absence of Changes.

(a)          Since December 31, 2020, there has not been any change, development, condition, occurrence, event or effect relating to the Company or its Subsidiaries that,

individually or in the aggregate, resulted in, or would reasonably be expected to result in, a Material Adverse Effect.

(b)          From June 30, 2021 through the date of this Agreement, the Company and its Subsidiaries (i) have, in all material respects, conducted their business and operated their properties in the ordinary course of business consistent with past practices and (ii) have not taken any action that (A) would require the consent of Acquiror pursuant to Section 6.01 if such action had been taken after the date hereof and (B) is material to the Company and its Subsidiaries, taken as a whole.

4.21          Affiliate Agreements.  Except as set forth on Section 4.21 of the Company Schedules and except for, in the case of any employee, officer or director, any employment Contract or Contract with respect to the issuance of equity in the Company, none of the Company or its Subsidiaries is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of the Company or its Subsidiaries, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, a “Company Affiliate Agreement”).

4.22          Internal Controls.  The Company maintains a system of internal accounting controls designed to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (c) access to property is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.23          Permits.  Each of the Company and its Subsidiaries has all material Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to obtain the same has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Except as has not had or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) each Material Permit is in full force and effect in accordance with its terms, (b) no outstanding written notice of revocation, cancellation or termination of any Material Permit has been received by the Company or its Subsidiaries, (c) to the knowledge of the Company, none of such Permits upon its termination or expiration in the ordinary due course will not be renewed or reissued in the ordinary course of business upon terms and conditions substantially similar to its existing terms and conditions, (d) there are no Actions pending or, to the knowledge of the Company, threatened, that seek the revocation, cancellation, limitation, restriction or termination of any Material Permit and (e) each of the Company and its Subsidiaries is in compliance with all Material Permits applicable to the Company or its Subsidiaries.

4.24          Registration Statement.  None of the information relating to the Company or its Subsidiaries supplied by the Company, or by any other Person acting on behalf of the Company, in writing specifically for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Agreement, (b) in the Registration Statement or (c) in the mailings or other distributions to the Acquiror’s stockholders and/or prospective investors with respect to the consummation of the Transactions (the documents identified in clauses (a) through (c), collectively, the “SEC Documents”) or in any amendment to any of documents identified the SEC Documents will, when first filed, made available, effective under the Securities Act, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, notwithstanding the foregoing provisions of this Section 4.24, no representation or warranty is made by the Company with respect to information or statements made or incorporated by reference in the SEC Documents that were not supplied by or on behalf of the Company for use therein.

4.25          No Additional Representations and Warranties.  Except as otherwise expressly provided in this Article IV (as modified by the Company Schedules), the Company expressly disclaims any representations or warranties of any kind or nature, express or implied, as to the condition, value or quality of the Company or the Company’s assets, and the Company specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose with respect to the Company’s assets, or as to the workmanship thereof, or the absence of any defects therein, whether latent or patent, it being understood that such subject assets are being acquired “as is, where is” on the Closing Date, and in their present condition, and Acquiror and each of Merger Sub I and Merger Sub II shall rely on their own examination and investigation thereof.  None of the Company’s Affiliates or any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to Acquiror or its Affiliates, and no such party shall be liable in respect of the accuracy or completeness of any information provided to Acquiror or its Affiliates.

ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF ACQUIROR, MERGER SUB I AND MERGER SUB II

Except as set forth in the Acquiror Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the Acquiror SEC Reports filed or furnished by Acquiror on or after September 18, 2020 (excluding (x) any disclosures in such Acquiror SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward looking in nature and (y) any exhibits or other documents appended thereto), each of Acquiror, Merger Sub I and Merger Sub II represents and warrants to the Company as follows:

5.01          Corporate Organization.

(a)          Acquiror is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted.  The copies of the organizational documents of Acquiror previously delivered by Acquiror to the Company are true, correct and complete and are in effect as of the date of this Agreement.  Acquiror is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents.  Acquiror is duly licensed or qualified and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I and Merger Sub II to enter into and perform its obligations under this Agreement and consummate the Transactions.

(b)          Merger Sub I is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware, with full limited liability company power and authority to enter into this Agreement and perform its obligations hereunder.  Other than Merger Sub I and Merger Sub II, Acquiror has no other Subsidiaries or any equity or other interests in any other Person.

5.02          Due Authorization.

(a)          Each of Acquiror, Merger Sub I and Merger Sub II has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and (subject to the approvals described in Section 5.07) (in the case of Acquiror), upon receipt of the Acquiror Stockholder Approval and the effectiveness of the Acquiror Charter Amendment, to perform its respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  Except for, in the case of Acquiror, the Acquiror Stockholder Approval and the effectiveness of the Acquiror Charter Amendment, and, in the case of Merger Sub I and Merger Sub II, the adoption of this Agreement by Acquiror, in its capacity as the sole stockholder of Merger Sub I and the sole member of Merger Sub II, (i) the execution, delivery and performance of this Agreement and such Ancillary Agreements by each of Acquiror, Merger Sub I and Merger Sub II and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized by all requisite action and (ii) no other corporate or equivalent proceeding on the part of Acquiror, Merger Sub I or Merger Sub II is necessary to authorize this Agreement or such Ancillary Agreements or Acquiror’s, Merger Sub I’s or Merger Sub II’s performance hereunder or thereunder.  This Agreement has been, and each such Ancillary Agreement will be, duly and validly executed and delivered by each of Acquiror, Merger Sub I and Merger Sub II and, assuming due authorization and execution by each other party hereto and thereto, this Agreement constitutes, and each such Ancillary Agreement will constitute, a legal, valid and binding obligation of each of Acquiror, Merger Sub I and Merger Sub II, enforceable against each of Acquiror, Merger Sub I and Merger Sub II in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(b)          The affirmative vote of (i) a majority of the votes cast by the holders of shares of Acquiror Common Stock and Acquiror Class B Common Stock, voting together as a single class, present in person or represented by proxy at the Special Meeting shall be required to approve the Transaction Proposal, (ii) a majority of the votes cast by the holders of shares of Acquiror Common Stock and Acquiror Class B Common Stock, voting together as a single class, present in person or represented by proxy at the Special Meeting shall be required to approve the Nasdaq Proposal, (iii) (A) holders of a majority of the outstanding shares of Acquiror Common Stock and Acquiror Class B Common Stock, voting together as a single class, and (B) holders of a majority of the outstanding shares of Acquiror Common Stock, voting separately as a single class, shall be required to approve the Amendment Proposal, (iv) (A) holders of a majority of the outstanding shares of Acquiror Common Stock and Acquiror Class B Common Stock, voting together as a single class, and (B) holders of a majority of the outstanding shares of Acquiror Class B Common Stock, voting separately as a single class, shall be required to approve the A&R Charter Proposal, and (v) a majority of the votes cast by the holders of shares of Acquiror Common Stock and Acquiror Class B Common Stock, voting together as a single class, present in person or represented by proxy at the Special Meeting shall be required to approve the Equity Plan Proposals, in each case, assuming a quorum is present to approve.  The Proposals are the only votes of any of Acquiror’s capital stock necessary in connection with the entry into this Agreement by Acquiror, and the consummation of the transactions contemplated hereby, including the Closing (the approval by Acquiror Stockholders of all of the Proposals described in the immediately preceding sentence, collectively, the “Acquiror Stockholder Approval”).

(c)          At a meeting duly called and held, the Acquiror Board has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Acquiror and its stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (net of amounts withdrawn to fund regulatory compliance costs and to pay Taxes and excluding the amount of any deferred underwriting discount); (iii) approved the transactions contemplated by this Agreement as a Business Combination; (iv) approved this Agreement and the Transactions and declared their advisability; and (v) resolved to recommend that the stockholders of Acquiror approve each of the matters requiring Acquiror Stockholder approval, including each of the Proposals, and directed that this Agreement and the Mergers as well as the other Proposals, be submitted for consideration by the stockholders of Acquiror at the Special Meeting.

5.03          No Conflict.  The execution, delivery and performance of this Agreement by each of Acquiror, Merger Sub I and Merger Sub II and (in the case of Acquiror), upon receipt of the Acquiror Stockholder Approval and the effectiveness of the Acquiror Charter Amendment, the consummation of the transactions contemplated hereby do not and will not (a) conflict with or violate any provision of, or result in the breach of, the Acquiror Organizational Documents, any organizational documents of any Subsidiaries of Acquiror or any of the organizational documents of either Merger Sub I or Merger Sub II, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to each of Acquiror, Merger Sub I or Merger Sub II or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which each of Acquiror, Merger Sub I or Merger Sub II or any their respective Subsidiaries is a party or by which any of their respective assets or properties may be bound or affected or (d) result in the creation of any Lien upon any of the properties or assets of Acquiror, Merger Sub I or Merger Sub II, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults which have not had or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into and perform its obligations under this Agreement, and consummate the Transactions.

5.04          Litigation and Proceedings.  There are no pending or, to the knowledge of Acquiror, threatened, Actions and, to the knowledge of Acquiror, there are no pending or threatened investigations, in each case, against Acquiror, or otherwise affecting Acquiror or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into and perform its obligations under this Agreement and consummate the Transactions.  There is no unsatisfied judgment or any open injunction binding upon Acquiror which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into and perform its obligations under this Agreement, and consummate the Transactions.

5.05          Compliance with Laws.

(a)          Except where the failure to be, or to have been, in compliance with such Laws has not had or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into and perform its obligations under this Agreement and consummate the Transactions, Acquiror and its Subsidiaries are, and since September 18, 2020 have been, in compliance in all material respects with all applicable Laws.  Neither of Acquiror nor its Subsidiaries has received any written notice from any Governmental Authority of a violation of any applicable Law by Acquiror or its Subsidiaries at any time since September 18, 2020, which violation would reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into and perform its obligations under this Agreement and consummate the Transactions.

(b)          Since September 18, 2020, and except where the failure to be, or to have been, in compliance with such Laws has not had or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into and perform its obligations under this Agreement, and consummate the Transactions, (i) there has been no action taken by Acquiror, its Subsidiaries, or, to the knowledge of Acquiror, any officer, director, manager, employee, agent or representative of Acquiror or its Subsidiaries, in each case, acting on behalf of Acquiror or its Subsidiaries, in violation of any applicable Anti-Corruption Law, (ii) neither Acquiror nor its Subsidiaries has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for violation of any applicable Anti-Corruption Laws, (iii) neither Acquiror nor its Subsidiaries has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any non-compliance with any Anti-Corruption Law and (iv) neither Acquiror nor its Subsidiaries has received any written notice or citation from a Governmental Authority for any actual or potential non-compliance with any applicable Anti-Corruption Law.

5.06          Employee Benefit Plans.  Except as may be contemplated by the Acquiror Omnibus Incentive Plan Proposal or the Acquiror Employee Stock Purchase Plan Proposal, none of Acquiror, Merger Sub I, Merger Sub II, or any of their respective Subsidiaries maintains, contributes to or has any obligation or liability, or could reasonably be expected to have any obligation or liability, under, any “employee benefit plan” as defined in Section 3(3) of ERISA or any other material, written plan, policy, program, arrangement or agreement (other than standard employment agreements that can be terminated at any time without severance or termination pay and upon notice of not more than 60 days or such longer period as may be required by applicable Law) providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which Acquiror, Merger Sub I, Merger Sub II or any of their respective Subsidiaries have no remaining obligations or liabilities (collectively, the “Acquiror Benefit Plans”) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, officer or employee of Acquiror, Merger Sub I, Merger Sub II or any of their respective Subsidiaries, (ii) result in the acceleration, vesting or creation of any rights of any stockholder, director, officer or employee of Acquiror, Merger Sub I or Merger Sub II or any of their respective Subsidiaries to payments or benefits or increases in any existing payments or benefits or any loan forgiveness, (iii) materially increase any compensation or benefits otherwise payable to any director, officer or employee of the Company or its Subsidiaries, (iv) result in any new material obligation pursuant to any Acquiror Benefit Plan, or (v) result in any payment, amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of Acquiror, either Merger Sub I, Merger Sub II, or any of their respective Subsidiaries who is a “disqualified individual” within the meaning of Section 280G of the Code that could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement. No Acquiror Benefit provides for the gross-up of any Taxes imposed under Section 4999 or 409A of the Code.

5.07          Governmental Authorities; Consents.  No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority or notice, approval, consent, waiver or authorization from any Governmental Authority is required on the part of Acquiror, Merger Sub I or Merger Sub II with respect to Acquiror’s, Merger Sub I’s or Merger Sub II’s execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements of the HSR Act and any other applicable Antitrust Law, Securities Laws and the Nasdaq and the filing and effectiveness of the Initial Certificate of Merger, Subsequent Certificate of Merger and the Acquiror Charter Amendment.

5.08          Financial Ability; Trust Account.

(a)          As of the date hereof, there is at least one hundred thirty-two million two hundred fifty thousand dollars ($132,250,000) invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated September 17, 2020, by and between Acquiror and the Trustee (the “Trust Agreement”).  The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.  The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated.  To the knowledge of Acquiror, there are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (ii) entitle any Person (other than any Acquiror Stockholder who is a Redeeming Stockholder) to any portion of the proceeds in the Trust Account.  Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Acquiror Organizational Documents and the final prospectus of Acquiror, dated as of September 18, 2020 and filed with the SEC (Registration No. 333-246328) on September 15, 2020 (the “Prospectus”).  The monies of such Trust Account are invested in United States Government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “Investment Company Act”), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act.  Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder.  There are no Actions pending or, to the knowledge of Acquiror, threatened with respect to the Trust Account.  Since September 18, 2020, Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement).  As of the First Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the First Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. Following the First Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is a Redeeming Stockholder.

(b)          As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no (i) reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or (ii) actual knowledge that the funds available in the Trust Account will not be available to Acquiror on the Closing Date.

(c)          As of the date hereof, Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

5.09          Taxes.  Except as has not had or would not, individually or in the aggregate, reasonably be expected to have an Acquiror Material Adverse Effect:

(a)          All Tax Returns required by Law to be filed by Acquiror have been duly and timely filed (after giving effect to any valid extensions of time in which to make such filings) and all such Tax Returns are true, correct and complete.

(b)          All amounts of Taxes shown due on any Tax Returns of Acquiror and all other amounts of Taxes owed by Acquiror have been timely paid.

(c)          Acquiror has (i) withheld all amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder or any other third party, and (ii) remitted such amounts required to have been remitted to the appropriate Governmental Authority.

(d)          Acquiror is not currently engaged in any audit, administrative or judicial proceeding with a Governmental Authority with respect to Taxes.  Acquiror has not received any written notice from a Governmental Authority of a proposed deficiency of any amount of Taxes other than any such deficiencies that have since been resolved.  No written claim has been made by any Governmental Authority in a jurisdiction where Acquiror does not file a Tax Return that such entity is or may be subject to Taxes by, or required to file Tax Returns in, that jurisdiction which claim has not been resolved.  There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of Acquiror, and no written request for any such waiver or extension is currently pending.

(e)          Acquiror has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the prior two years.

(f)          Acquiror has not been a party to any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(g)          Acquiror will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (B) ruling by, or written agreement with, a Governmental Authority (including any closing agreement pursuant to Section 7121 of the Code or any similar provision of Tax Law) issue or executed prior to the Closing; (C) installment sale or open transaction disposition made prior to the Closing; (D) prepaid amount received prior to the Closing outside of the ordinary course of business; or (E) intercompany transaction or excess loss accounts described in the Treasury Regulations promulgated under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) that existed prior to the Closing.

(h)          Acquiror does not have any liability for the Taxes of any Person (other than the Company or its Subsidiaries) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(i)          Acquiror is not party to, or bound by, or has any obligation to, any Governmental Authority or other Person under any Tax allocation, Tax sharing or Tax indemnification agreements (except, in each case, for any such agreements that are commercial contracts not primarily relating to Taxes).

(j)          Acquiror is classified as a corporation for U.S. federal income tax purposes.

(k)          To the knowledge of Acquiror, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(l)          Merger Sub II is, and has at all time since its formation been, treated as an entity disregarded as separate from Acquiror for U.S. federal income tax purposes.

(m)          This Section 5.09 contains the exclusive representations and warranties of Acquiror with respect to Tax matters.

5.10          Brokers’ Fees.  Except for fees previously disclosed by Acquiror to the Company to be paid to the Persons described on Section 5.10 of the Acquiror Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by Acquiror, Merger Sub I or Merger Sub II or any of their respective Affiliates, including the Sponsor.

5.11          Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.

(a)          Acquiror has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since September 18, 2020 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”).  None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b)          Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act).  Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(c)          Acquiror has established and maintained a system of internal controls.  Such internal controls are sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(d)          There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror.  Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)          Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Acquiror, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Acquiror or (iii) any claim or allegation regarding any of the foregoing.

(f)          To the knowledge of Acquiror, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the Acquiror SEC Reports.  To the knowledge of Acquiror, none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

5.12          Business Activities; Absence of Changes.

(a)          Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination.  Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into, perform its obligations under this Agreement and consummate the Transactions.

(b)          Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.  Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c)          Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03), (ii) as set forth on Section 5.12(c) of the Acquiror Schedules and (iii) with respect to fees and expenses of Acquiror’s legal, financial and other advisors (the Contracts described in clauses (i) through (iii), collectively, the “Contemplated Contracts”), Acquiror is not, and at no time has been, party to any Contract with any other Person that would require payments by Acquiror in excess of one hundred thousand dollars ($100,000) monthly, two million dollars ($2,000,000) in the aggregate with respect to any individual Contract or more than three million dollars ($3,000,000) in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03) and the Contemplated Contracts).

(d)          There is no liability, debt or obligation against Acquiror or its Subsidiaries, except for liabilities and obligations (i) reflected or reserved for on Acquiror’s consolidated balance sheet for the quarterly period ended September 30, 2021 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole), (ii) that have arisen since the date of Acquiror’s consolidated balance sheet for the quarterly period September 30, 2021 in the ordinary course of the operation of business of Acquiror and its Subsidiaries (other than any such liabilities as are not and would not be, in the aggregate, material to Acquiror and its Subsidiaries, taken as a whole) or (iii) disclosed in Section 5.12(d) of the Acquiror Schedules.

(e)          Since its organization, Merger Sub I has not conducted any business activities other than activities directed toward the accomplishment of the Initial Merger.  Except as set forth in Merger Sub I’s organizational documents, there is no agreement, commitment, or Governmental Order binding upon Merger Sub I or to which Merger Sub I is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub I or any acquisition of property by Merger Sub I or the conduct of business by Merger Sub I as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Merger Sub I to enter into and perform its obligations under this Agreement. Since its organization, Merger Sub II has not conducted any business activities other than activities directed toward the accomplishment of the Subsequent Merger.  Except as set forth in Merger Sub II’s organizational documents, there is no agreement, commitment, or Governmental Order binding upon Merger Sub II or to which Merger Sub II is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Merger Sub II or any acquisition of property by Merger Sub II or the conduct of business by Merger Sub II as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Merger Sub II to enter into and perform its obligations under this Agreement.

(f)          Merger Sub I does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Merger Sub II does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(g)          Merger Sub I was formed solely for the purpose of effecting the Initial Merger and has not engaged in any business activities or conducted any operations other than in connection with the Initial Merger and has no, and at all times prior to the First Effective Time except as contemplated by this Agreement or the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation. Merger Sub II was formed solely for the purpose of effecting the Subsequent Merger and has not engaged in any business activities or conducted any operations other than in connection with the Subsequent Merger and has no, and at all times prior to the Second Effective Time except as contemplated by this Agreement or the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

(h)          (i) Since the date of Acquiror’s formation, there has not been any change, development, condition, occurrence, event or effect relating to Acquiror or its Subsidiaries that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, a material adverse effect on the ability of Acquiror, Merger Sub I or Merger Sub II to enter into, perform its obligations under this Agreement and consummate the Transactions and (ii) from June 30, 2021 through the date of this Agreement, Acquiror and its Subsidiaries have not taken any action that (A) would require the consent of the Company pursuant to Section 7.03 if such action had been taken after the date hereof or (B) is material to Acquiror and its Subsidiaries, taken as a whole.

5.13          Registration Statement.  As of the time the Registration Statement becomes effective under the Securities Act, the Registration Statement (together with any amendments or supplements thereto) will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to Acquiror by or on behalf of the Company specifically for inclusion in the Registration Statement.

5.14          No Outside Reliance.  Notwithstanding anything contained in this Article V or any other provision hereof, Acquiror and its Affiliates and any of its and their respective directors, officers, employees, stockholders, partners, members or representatives, acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates or any of their respective directors, officers, employees, stockholders, partners, members, agents or representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any certificate delivered in accordance with Section 9.02(b), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or its Subsidiaries.  Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the Company Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its representatives) or reviewed by Acquiror pursuant to the Confidentiality Agreement) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement or any certificate delivered in accordance with Section 9.02(c).  Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company and its Subsidiaries are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV or any certificate delivered in accordance with Section 9.02(c), with all faults and without any other representation or warranty of any nature whatsoever.

5.15          Capitalization.

(a)          The authorized capital stock of Acquiror consists of (i) 1,000,000 shares of Acquiror Preferred Stock, of which no shares of preferred stock are issued and outstanding as of the date of this Agreement, (ii) 220,000,000 shares of common stock, consisting of 200,000,000 shares of Acquiror Common Stock and 20,000,000 shares of Acquiror Class B Common Stock, of which 13,225,000 shares of Acquiror Common Stock are issued and outstanding as of the date of this Agreement and 3,306,250 shares of Acquiror Class B Common Stock are issued and outstanding as of the date of this Agreement and (iii) 10,757,500 Acquiror

Warrants are issued and outstanding as of the date of this Agreement.  All of the issued and outstanding shares of Acquiror Common Stock and Acquiror Warrants (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract and (iv) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the Acquiror SEC Reports with respect to certain Acquiror Common Stock held by the Sponsor.

(b)          Except for this Agreement, the Acquiror Warrants and the Subscription Agreements, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Acquiror Common Stock or the equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror.  Except as disclosed in the Acquiror SEC Reports or the Acquiror Organizational Documents, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror.  There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror’s stockholders may vote.  Except as disclosed in the Acquiror SEC Reports, Acquiror is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to Acquiror Common Stock or any other equity interests of Acquiror.  Acquiror does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which the Acquiror is a party containing anti-dilution or similar provisions that will be triggered by the consummation of the transactions contemplated by the Subscription Agreements that have not been or will not be waived on or prior to the Closing Date.

(c)          As of the date hereof, the authorized share capital of Merger Sub I consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding and beneficially held (and held of record) by Acquiror as of the date of this Agreement.

(d)          As of the date hereof, the authorized share capital of Merger Sub II consists of 1,000 membership interests, of which 100 membership interests are issued and outstanding and beneficially held (and held of record) by Acquiror as of the date of this Agreement.

(e)          Subject to approval of the Proposals, the shares of Acquiror Common Stock to be issued by Acquiror in connection with the Transactions, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any preemptive rights of any other stockholder of Acquiror and will be capable of effectively vesting in the Company Stockholders title to all such securities, free and clear of all Liens (other than Liens arising pursuant to applicable securities Laws).

(f)          Except as set forth in the Acquiror Organizational Documents and in connection with the Transactions, there are no registration rights, and there is no voting trust, proxy, rights plan, anti‑takeover plan or other agreements or understandings to which Acquiror is a party or by which Acquiror is bound with respect to any ownership interests of Acquiror.

5.16          Nasdaq Stock Market Quotation.  The issued and outstanding shares of Acquiror Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “NMMC.”  Acquiror is in compliance in all material respects with the rules of the Nasdaq and there is no action or proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by the Nasdaq, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Common Stock or terminate the listing of Acquiror Common Stock on the Nasdaq.  None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Common Stock or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

5.17          Contracts; No Defaults.

(a)          Section 5.17(a) of the Acquiror Schedules contains a listing of every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements, this Agreement, the Subscription Agreements and any other Contracts contemplated by this Agreement) to which, as of the date of this Agreement, Acquiror or one or more of its Subsidiaries is a party or by which any of their respective assets are bound. True, correct and complete copies of the Contracts listed on Section 5.17(a) of the Acquiror Schedules or forms of such Contracts have been filed with the SEC.

(b)          Each Contract of a type required to be listed on Section 5.17(a) of the Acquiror Schedules, whether or not set forth on Section 5.17(a) of the Acquiror Schedules, was entered into at arm’s length and in the ordinary course of business. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type described in Section 5.17(a) of the Acquiror Schedules, whether or not set forth on Section 5.17(a) of the Acquiror Schedules, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of Acquiror or its Subsidiaries party thereto and, to the knowledge of Acquiror, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of Acquiror, are enforceable by Acquiror or its Subsidiaries to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), (ii) none of Acquiror, its Subsidiaries or, to the knowledge of Acquiror, any other party thereto is in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) since

September 15, 2020, neither Acquiror nor its Subsidiaries have received any written or, to the knowledge of Acquiror, oral claim or notice of material breach of or material default under any such Contract, (iv) to the knowledge of Acquiror, no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by Acquiror or its Subsidiaries or, to the knowledge of Acquiror, any other party thereto (in each case, with or without notice or lapse of time or both) and (v) since September 15, 2020 through the date hereof, neither Acquiror nor its Subsidiaries have received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.

5.18          Title to Property.  Except as set forth on Section 5.18 of the Acquiror Schedules, neither Acquiror nor any of its Subsidiaries (a) owns or leases any real or personal property or (b) is a party to any agreement or option to purchase any real property, personal property or other material interest therein.

5.19          Investment Company Act.  Neither Acquiror nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940.

5.20          Affiliate Agreements.  Except as set forth on Section 5.20 of the Acquiror Schedules, none of Acquiror or its Subsidiaries is a party to any transaction, agreement, arrangement or understanding with any (i) present or former executive officer or director of any of Acquiror or its Subsidiaries, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of the Company or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

5.21          Takeover Statutes and Business Combination Charter Provisions. The Acquiror Board has taken all action necessary so that the restrictions on a “business combination” or “Delaware business combination” (as such terms are used in Section 203 of the DGCL or Article X of the Certificate of Incorporation, respectively) contained in Section 203 of the DGCL or Article X of the Certificate of Incorporation or any similar restrictions under any foreign Laws will be inapplicable to this Agreement and the transactions contemplated hereby, including the Mergers and the issuance of the Aggregate Stock Consideration and the Aggregate Cash Consideration.  As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or similar domestic or foreign Law applies with respect to the Acquiror or any of its Subsidiaries in connection with this Agreement, the Mergers, the issuance of the Aggregate Stock Consideration and the Aggregate Cash Consideration or any of the other transactions contemplated hereby.  As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which the Acquiror or any of its Subsidiaries is subject, party or otherwise bound.

5.22          Subscription Agreements.  Acquiror has delivered to the Company true, correct and complete copies of each of the fully executed Subscription Agreements that have been executed as of the date hereof pursuant to which the Subscribers party thereto have committed, subject to the terms and conditions therein, to purchase 5,000,000 shares of Acquiror Common

Stock in the aggregate for an aggregate amount equal to fifty million dollars ($50,000,000) and receive one half of a PIPE Warrant for each share of Acquiror Common Stock so purchased.  Each of the Subscription Agreements are in full force and effect and are legal, valid and binding upon Acquiror and the Subscribers party thereto, enforceable in accordance with their terms.  None of the Subscription Agreements executed as of the date hereof have been withdrawn, terminated, amended or modified since the date of delivery hereunder and prior to the execution of this Agreement, and, to the knowledge of Acquiror, as of the date of this Agreement no such withdrawal, termination, amendment or modification is contemplated, and as of the date of this Agreement the commitments contained in the Subscription Agreements executed as of the date hereof have not been withdrawn, terminated or rescinded by the Subscribers party thereto in any respect.  As of the date hereof, there are no side letters or Contracts to which Acquiror, Merger Sub I or Merger Sub II is a party related to the provision or funding, as applicable, of the purchases contemplated by the Subscription Agreements executed as of the date hereof or the transactions contemplated hereby other than as expressly set forth in this Agreement, the Subscription Agreements executed as of the date hereof or any other agreement entered into (or to be entered into) in connection with the Transactions delivered to the Company.  Acquiror has fully paid any and all commitment fees or other fees required in connection with the Subscription Agreements executed as of the date hereof that are payable on or prior to the date hereof and will pay any and all such fees when and as the same become due and payable after the date hereof pursuant to the Subscription Agreements executed as of the date hereof.  Acquiror has, and to the knowledge of Acquiror, the Subscribers that have executed Subscription Agreements as of the date hereof have, complied with all of their obligations under the Subscription Agreements executed as of the date hereof.  There are no conditions precedent or other contingencies related to the consummation of the purchases set forth in the Subscription Agreements executed as of the date hereof, other than as expressly set forth in the Subscription Agreements executed as of the date hereof.  To the knowledge of Acquiror, as of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to (i) constitute a default or breach on the part of Acquiror or the Subscribers party to Subscription Agreements executed as of the date hereof, (ii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, constitute a failure to satisfy a condition on the part of Acquiror or the Subscriber party to a Subscription Agreement executed as of the date hereof or (iii) assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied result in any portion of the amounts to be paid by the Subscribers in accordance with the Subscription Agreements executed as of the date hereof being unavailable on the Closing Date.  As of the date hereof, assuming the conditions set forth in Section 9.01 and Section 9.02 will be satisfied, Acquiror has no reason to believe that any of the conditions to the consummation of the purchases under the Subscription Agreements executed as of the date hereof will not be satisfied, and, as of the date hereof, Acquiror is not aware of the existence of any fact or event that would or would reasonably be expected to cause such conditions not to be satisfied.

ARTICLE VI
COVENANTS OF THE COMPANY

6.01          Conduct of Business.  From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as set forth on Section 6.01 of the Company Schedules, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law (including COVID-19 Measures), (i) use its commercially reasonable efforts to conduct and operate its business in the ordinary course consistent with past practice, (ii) use commercially reasonable efforts to preserve intact the current business organization and ongoing businesses of the Company and its Subsidiaries, and maintain the existing relations and goodwill of the Company and its Subsidiaries with customers, suppliers, joint venture partners, distributors and creditors of the Company and its Subsidiaries, (iii) use commercially reasonable efforts to keep available the services of their present officers and (iv) use commercially reasonable efforts to maintain all insurance policies of the Company and its Subsidiaries or substitutes therefore; provided, that, in the case of each of the preceding clauses (i)-(iv), during any period of full or partial suspension of operations reasonably necessary to address the coronavirus (COVID-19) pandemic, the Company may, in connection with the coronavirus (COVID-19) pandemic, take such actions as are reasonably necessary (A) to protect the health and safety of the Company’s or its Subsidiaries’ employees and other individuals having business dealings with the Company or its Subsidiaries or (B) to respond to third-party supply or service disruptions caused by the coronavirus (COVID-19) pandemic, including, but not limited to the COVID-19 Measures, and any such actions taken (or not taken) as a result of or in response to the coronavirus (COVID-19) pandemic shall be deemed to be taken in the “ordinary course of business” for all purposes of the first sentence of this Section 6.01 and not be considered a breach of the first sentence of this Section 6.01, in each case, if following any such suspension, to the extent that the Company or any of its Subsidiaries took any actions pursuant to the immediately preceding proviso that caused deviations from its business being conducted in the ordinary course of business consistent with past practice, the Company and its Subsidiaries resume conducting their business in the ordinary course of business consistent with past practice in all material respects as soon as reasonably practicable.  Without limiting the generality of the foregoing, except as set forth on Section 6.01 of the Company Schedules, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, the Company shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period:

(a)          change or amend the certificate of incorporation, bylaws or other organizational documents of the Company or its Subsidiaries;

(b)          (i) make, declare or pay any dividend or distribution (whether in cash, stock or property) to any of the stockholders of the Company in their capacities as stockholders, except dividends and distributions by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company, (ii) effect any recapitalization, reclassification, split or other change in its capitalization, (iii) except in connection with the exercise or settlement of any Company Equity Award, authorize for issuance, issue, sell, transfer, pledge, encumber, dispose of or deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue, sell, transfer, pledge, encumber or grant any right, option, restricted stock unit, stock appreciation right or other commitment for the issuance of shares of its capital stock, or split, combine or reclassify any shares of its capital stock or (iv) except as required pursuant to the Company Stock Plan or any award agreement thereunder as in effect on the date of this Agreement, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its capital stock or other equity interests;

(c)          enter into, or amend or modify any material term of (in any manner adverse to the Company and its Subsidiaries), terminate (excluding any expiration in accordance with its terms), renew or fail to exercise any renewal rights, or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Section 4.12(a) of the Company Schedules (or any Contract, that if existing on the date hereof, would have been required to be listed on Section 4.12(a) of the Company Schedules), any lease or other occupancy agreement related to real property or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company or its Subsidiaries is a party or by which it is bound, other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such agreements in the ordinary course of business consistent with past practice;

(d)          sell, transfer, lease, pledge or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any assets, properties or business of the Company and its Subsidiaries, taken as a whole (including Company Intellectual Property and Company Software), except for (v) with respect to Registered Intellectual Property, where the Company has, in its reasonable business judgement, decided to cancel, abandon, allow to lapse or not renew such Registered Intellectual Property that the Company determined in good faith to no longer be useful to and not material to the Company’s business, (w) transactions solely among the Company and its wholly-owned Subsidiaries or among the wholly-owned Subsidiaries of the Company, (x) dispositions of obsolete or worthless assets, (y) sales of inventory in the ordinary course of business consistent with past practice and (z) sales, abandonment, lapses of assets or items or materials (in each case other than Owned Intellectual Property and Owned Company Software) in an amount not in excess of $500,000 in the aggregate, other than (A) as set forth on Section 6.01(d) of the Company Schedules, (B) Permitted Liens, or (C) pledges, non-exclusive licenses and encumbrances on property and assets in the ordinary course of business consistent with past practice and that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(e)          except as otherwise required pursuant to the terms of any Company Benefit Plan in effect on the date of this Agreement or applicable Law, (i) grant any increase in compensation, benefits or severance to any director, employee or independent contractor of the Company or its Subsidiaries with an annual base salary in excess of two hundred fifty thousand  dollars ($250,000), (ii)  adopt, enter into, materially amend or terminate any Company Benefit Plan or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company or its Subsidiaries is a party or by which it is bound, (iii) grant or provide any severance or termination payments or benefits to any director, employee or independent contractor of the Company or its Subsidiaries with an annual base salary in excess of two hundred fifty thousand  dollars ($250,000), (iv) hire any employee or independent contractor of the Company or its Subsidiaries other than any such employee or independent contractor with an annual base salary of less than two hundred fifty thousand dollars ($250,000), or terminate any employee of the Company or its Subsidiaries with an annual base salary of two hundred fifty thousand dollars ($250,000) or more (other than for cause) or (v) take any action that will result in the acceleration or vesting of any payment or benefit of any director, officer, employee or independent contractor of the Company or its Subsidiaries under any of the Company Benefit Plans;

(f)          (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiaries (other than the transactions contemplated by this Agreement);

(g)          make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed $2,000,000, other than (i) any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditure budget for periods following the date hereof, made available to Acquiror prior to the date hereof or, with respect to any such expenditures made in 2022, made available and reasonably acceptable to Acquiror following the date hereof, or (ii) in connection with buying any assets purchased for lease or resale in the ordinary course of business;

(h)          make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person, except advances to employees or officers of the Company and its Subsidiaries in the ordinary course of business consistent with past practice and extended payment terms for customers in the ordinary course of business;

(i)          make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any material Tax Return inconsistent with past practice in any material respect, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of material Taxes, defer the payment of any material Taxes pursuant to Section 2303 of the Coronavirus Aid, Relief, and Economic Securities (CARES) Act (or similar successor provision) or any other Law or executive order or executive memo intended to address the consequences of COVID-19, or enter into any material Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(j)          take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(k)          acquire or dispose of any fee interest in real property;

(l)          enter into, renew or amend in any material respect any Company Affiliate Agreement;

(m)          waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business consistent with past practice or where such waiver, release, compromise, settlement or satisfaction involves monetary damages that do not exceed $250,000 in the aggregate;

(n)          incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness in excess of $500,000, other than (x) solely between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (y) borrowings or extensions of credit in the ordinary course of business under (i) that certain Amended and Restated Loan and Security Agreement, dated as of November 15, 2018 (as amended, restated, amended and restated, modified and supplemented from time to time prior to the date hereof, the “ABL Credit Agreement”), by and among the Company, Corcentric, LLC and Corcentric Capital Equipment Solutions, LLC, as borrowers thereunder, the other obligors party thereto from time to time, the lenders party thereto from time to time and Bank of America, N.A., as agent or (ii) that certain Loan and Security Agreement, dated as of November 15, 2018 (as amended, restated, amended and restated, modified and supplemented from time to time prior to the date hereof, the “Term Loan Credit Agreement” and together with the ABL Credit Agreement, the “Credit Agreements”), by and among the Company, Corcentric, LLC and Corcentric Capital Equipment Solutions, LLC, as borrowers thereunder, the other obligors party thereto from time to time, the lenders party thereto from time to time, and TCW Asset Management Company LLC, as agent for the lenders; provided, that, in no event shall the Company or any of its Subsidiaries amend, restate, amend and restate, supplement or modify any material term of or terminate the Credit Agreements (or any “Loan Document” (as such term is defined under the Credit Agreements)) without Acquiror’s prior written consent; provided, further, that in no event shall any borrowing or extension of credit permitted under this Section 6.01(n) be subject to any prepayment fee or penalty or similar arrangement; provided, further, that any action permitted under this Section 6.01(n) shall be deemed not to violate Section 6.01(b);

(o)          enter into any material new line of business outside of the business currently conducted by the Company and its Subsidiaries as of the date of this Agreement;

(p)          make any material change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(q)          voluntarily fail to maintain, cancel or materially change coverage under, in a manner materially detrimental to the Company or any of its Subsidiaries, any insurance policy maintained with respect to the Company and its Subsidiaries and their assets and properties; and

(r)          enter into any agreement or undertaking to do any action prohibited under this Section 6.01.

6.02          Inspection.  Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or its Subsidiaries by third parties that may be in the Company’s or its Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby or (y) in the judgment of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which the Company or any of its Subsidiaries is bound, the Company shall, and shall cause its Subsidiaries to, afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company and its Subsidiaries, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, analyses and appropriate officers and employees of the Company and its Subsidiaries, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and its Subsidiaries that are in the possession of the Company or its Subsidiaries as such Representatives may reasonably request; provided, that such access shall not include any invasive or intrusive investigations or other testing, sampling or analysis of any properties, facilities or equipment of the Company or its Subsidiaries without the prior written consent of the Company.  The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply.  The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply.  All information obtained by Acquiror and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the First Effective Time.

6.03          HSR Act and Regulatory Approvals.  In connection with the transactions contemplated by this Agreement, the Company shall comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act.  The Company shall use its reasonable best efforts to submit, as soon as practicable, any other required applications or filings pursuant to any Antitrust Laws and furnish to Acquiror as promptly as reasonably practicable all information required for any application or other filing required to be made by Acquiror pursuant to any Antitrust Law.  The Company shall substantially comply with any Information or Document Requests.  The Company shall promptly notify Acquiror of any substantive communication with any Governmental Authority or third party with respect to the transactions contemplated by this Agreement, and furnish to Acquiror copies of any notices or written communications received by, the Company or any of its Affiliates, with respect to the transactions contemplated by this Agreement, and the Company shall permit counsel to Acquiror an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority to delay the consummation of the transactions contemplated by this Agreement without the written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed).  The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Acquiror and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.  Any materials exchanged in connection with this Section 6.03 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel of the Company, and to remove references concerning the valuation of the Company or other competitively sensitive material; provided, that the Company may, as it deems advisable and necessary, designate any materials provided to Acquiror under this Section 6.03 as “outside counsel only.”  Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.03 or any other provision of this Agreement shall require or obligate the Company or any of its Subsidiaries or Affiliates to, and Acquiror and its Subsidiaries and Affiliates shall not, without the prior written consent of the Company, agree or otherwise be required to, take any action with respect to the Company or any of its Subsidiaries or Affiliates, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company or any of its Subsidiaries or Affiliates, or any interest therein.  The Company shall pay 50% of all filing fees payable to the Regulatory Consent Authorities in connection with the transactions contemplated by this Agreement.

6.04          Termination of Certain Agreements.  On and as of the Closing, the Company shall take all actions necessary to cause (a) the Contracts listed on Section 6.04(a) of the Company Schedules to be terminated without any further force and effect and without any cost or other liability or obligation to the Company or its Subsidiaries, and there shall be no further obligations of any of the relevant parties thereunder following the Closing, and (b) the Contract listed on Section 6.04(b) of the Company Schedules (i) to be modified or amended in accordance with the requirements set forth on Section 6.04(b) of the Company Schedules or (ii) terminated without any further force and effect and without any cost or other liability or obligation to the Company or its Subsidiaries, and there shall be no further obligations of any of the relevant parties thereunder following the Closing.

6.05          No Acquiror Common Stock Transactions.  From and after the date of this Agreement until the First Effective Time, except as otherwise contemplated by this Agreement, none of the Company or any of its Subsidiaries or its stockholders shall engage in any transactions involving the securities of Acquiror without the prior consent of Acquiror.  The Company shall use reasonable best efforts to require each of its Subsidiaries and stockholders to comply with the foregoing sentence.

6.06          No Claim Against the Trust Account.  Reference is made to the Prospectus.  The Company hereby represents and warrants that it has read the Prospectus and understands that Acquiror has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Acquiror’s public stockholders (including overallotment shares acquired by Acquiror’s underwriters the “Public Stockholders”), and that, except as otherwise described in the Prospectus, Acquiror may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Acquiror Common Stock pursuant to the Offer in connection with the consummation of Acquiror’s Business Combination or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if Acquiror fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any Taxes, or (d) to Acquiror after or concurrently with the consummation of a Business Combination.  For and in consideration of Acquiror entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its controlled Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its controlled Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or the Ancillary Agreements or any proposed or actual business relationship between Acquiror or its Representatives, on the one hand, and the Company or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”).  The Company on behalf of itself and its controlled Affiliates hereby irrevocably waives any Released Claims that the Company or any of its controlled Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or Contracts with Acquiror or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Acquiror or its Affiliates).  The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its Affiliates to induce Acquiror to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its controlled Affiliates under applicable Law.  To the extent the Company or any of its controlled Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Acquiror or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Acquiror or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its controlled Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its controlled Affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.   In the event the Company or any of its controlled Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Acquiror or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of Acquiror, whether in the form of money damages or injunctive relief, Acquiror and its Representatives, as applicable, shall be entitled to recover from the Company and its controlled Affiliates the associated legal fees and costs in connection with any such action, in the event Acquiror or its Representatives, as applicable, prevails in such action or proceeding.  Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.  Notwithstanding anything to the contrary in this

Section 6.06, any action by any non-controlled Affiliate of the Company that, if taken by the Company or one of its controlled Affiliates, would be a breach of this Section 6.06 shall constitute a breach of this Section 6.06 by the Company and for which the Company shall be liable.

6.07          Proxy Solicitation; Other Actions.

(a)          The Company shall provide Acquiror with certain financial statements, including (i) as promptly as practicable after the date hereof, unaudited financial statements, including consolidated statements of operations, statements of cash flows, and statements of stockholders equity of the Company relating to any interim period required to be included in the Registration Statement pursuant to Form S-4 and Regulation S-X, prepared in accordance with GAAP and Regulation S-X (the “Unaudited Interim Financial Statements”) and (ii) as promptly as practicable following December 31, 2021, audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2021 and the audited consolidated statement of operations, statements of comprehensive loss, statements of stockholders’ equity and statements of cash flows of the Company and its Subsidiaries for the fiscal year ending December 31, 2021, together with the auditor’s reports thereon, audited in accordance with the auditing standards of the PCAOB (the “2021 Audited Financial Statements”); provided, that upon delivery of such Unaudited Interim Financial Statements, the representations and warranties set forth in Section 4.07 with respect to the Unaudited Financial Statements shall be deemed to apply to the Unaudited Interim Financial Statements with the same force and effect as if made as of the date of this Agreement.  The Company shall be available to, and the Company and its Subsidiaries shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Acquiror and its counsel in connection with (i) the drafting of the Registration Statement and (ii) responding in a timely manner to comments on the Registration Statement from the SEC.  Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Acquiror in connection with Acquiror’s preparation for inclusion in the Registration Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by Form S-4.

(b)          From and after the date on which the Registration Statement becomes effective under the Securities Act, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or its Subsidiaries or of any development regarding the Company or its Subsidiaries, in any such case which is known by the Company, that would cause the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Registration Statement, such that the Registration Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Acquiror pursuant to this Section 6.07 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Company Schedules or the Acquiror Schedules, as applicable.

6.08          Exclusivity.

(a)          During the Interim Period, the Company shall not, and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, knowingly facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any non-public information to, any person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.  The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any persons conducted heretofore with respect to, or that could reasonably be expected to result in or lead to, an Acquisition Proposal.  For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any person (other than Acquiror or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of all or a material portion of the outstanding shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of all or substantially all of the Company properties or assets.

(b)          In addition to the other obligations under Section 6.08(a), the Company shall promptly (and in any event within 48 hours after receipt thereof by the Company or its representatives) advise Acquiror orally and in writing of receipt of any Acquisition Proposal by the Company, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the person making the same.

(c)          The Company agrees that the rights and remedies for non-compliance with this Section 6.08 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Acquiror and that money damages would not provide an adequate remedy to Acquiror.

(d)          For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 6.08 shall not prohibit the Company, any of its Affiliates or any of its Representatives from taking any actions in the ordinary course of business that are not in violation of any provision of this Section 6.08 (such as answering phone calls) or informing any Person inquiring about a possible Acquisition Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 6.08.

6.09          Support Agreements.  Within twenty-four (24) hours from the execution of this Agreement, the Company shall deliver or cause to be delivered to Acquiror executed copies of the Support Agreements.

6.10          Company Lender Approvals.  During the Interim Period, the Company shall take (or cause to be taken) all actions and do (or cause to be done) all things reasonably necessary, proper or advisable to maintain in full force and effect the Company Lender Approvals.  The Company shall not replace, terminate, amend, alter or waive, or agree to replace, terminate, amend, alter or waive (in any case whether by action or inaction), any provision or remedy under the Company Lender Approvals without the prior written consent of Acquiror.  The Company shall promptly (and in any event within one (1) Business Day) notify Acquiror of (i) the expiration or termination (or attempted or purported termination, whether or not valid) of the Company Lender Approvals, (ii) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to the Company Lender Approvals or (iii) receipt of any written notice or other written communication from any person with respect to any: (x) actual or potential breach, default, termination or repudiation by any party to the Company Lender Approvals or (y) material dispute or disagreement between or among any parties to the Company Lender Approvals.

6.11          Company Insider Loans.  At or prior to the Closing, the Company shall (i) cause each officer, director or employee of the Company or any of its Subsidiaries listed on Section 6.11 of the Company Schedules to (A) repay in full to the Company any loan or advance made by the Company or any of its Subsidiaries to such officer, director or employee and any other amount owed by such officer, director or employee to the Company or any of its Subsidiaries and (B) terminate any agreement or arrangement providing for such loan, advance or other owed amount and (ii) terminate any guaranty or similar arrangement pursuant to which the Company or any of its Subsidiaries has guaranteed the payment or performance of any obligations of any officer, director or employee to a third party.

ARTICLE VII
COVENANTS OF ACQUIROR

7.01          HSR Act and Regulatory Approvals.

(a)          In connection with the transactions contemplated by this Agreement, Acquiror shall comply promptly but in no event later than ten (10) Business Days after the date hereof with the notification and reporting requirements of the HSR Act.  Acquiror shall use its reasonable best efforts to submit, as soon as practicable, any other required applications or filings pursuant to any Antitrust Laws and furnish to the Company as promptly as reasonably practicable all information required for any application or other filing required to be made by the Company pursuant to any Antitrust Law.  Acquiror shall substantially comply with any Information or Document Requests.

(b)          Acquiror shall exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable Antitrust Laws, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(c)          Acquiror shall cooperate in good faith with the Regulatory Consent Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under Antitrust Law or the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Mergers, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect Acquiror’s or the Company’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company and its Subsidiaries; provided, that, notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.01 or any other provision of this Agreement shall require or obligate Acquiror or any other Person to take any actions with respect to Acquiror’s Affiliates, the Sponsor, the Subscribers, their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsor, the Subscribers or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, Sponsor, the Subscribers or of any such investment fund or investment vehicle.

(d)          Acquiror shall promptly notify the Company of any substantive communication with, and furnish to the Company copies of any notices or written communications received by, Acquiror or any of its Affiliates and any third party or Governmental Authority with respect to the transactions contemplated by this Agreement, and Acquiror shall permit counsel to the Company an opportunity to review in advance, and Acquiror shall consider in good faith the views of such counsel in connection with, any proposed communications by Acquiror or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that Acquiror shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority to delay the consummation of the transactions contemplated by this Agreement without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).  Acquiror agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Acquiror or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby.  Any materials exchanged in connection with this Section 7.01 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel of Acquiror, and to remove references concerning the valuation of the Company or other competitively sensitive material; provided, that Acquiror may, as it deems advisable and necessary, designate any materials provided to the Company under this Section 7.01 as “outside counsel only.”

(e)          Acquiror shall pay 50% of all filing fees payable to the Regulatory Consent Authorities in connection with the transactions contemplated by this Agreement.

(f)          Acquiror shall not, and shall cause its Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets, or take any other action, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other action, would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any authorizations, consents, orders or declarations of any Regulatory Consent Authorities or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transaction contemplated hereby; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) materially delay or prevent the consummation of the transactions contemplated hereby.  Notwithstanding anything in this Agreement to the contrary, the restrictions and obligations set forth in this Section 7.01(f) shall not apply to or be binding upon Acquiror’s Affiliates, the Sponsor, the Subscriber, their respective Affiliates or any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsor, the Subscriber or any portfolio company (as such term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, the Sponsor, the Subscriber or of any such investment fund or investment vehicle.

7.02          Indemnification and Insurance.

(a)          From and after the First Effective Time, Acquiror and the Surviving Company agree that they shall indemnify and hold harmless each present and former director and officer of the Company and each of its Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the First Effective Time, whether asserted or claimed prior to, at or after the First Effective Time, to the fullest extent that the Company or its Subsidiaries, as the case may be, would have been permitted under applicable Law and its certificate of incorporation, bylaws or other organizational documents in effect on the date of this Agreement to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law).  Without limiting the foregoing, Acquiror shall, and shall cause the Surviving Company and its Subsidiaries to, (i) maintain for a period of not less than six (6) years from the First Effective Time provisions in its certificate of incorporation (if applicable), bylaws and other organizational documents concerning the indemnification and exculpation (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such certificates of incorporation, bylaws and other organizational documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. Acquiror shall assume, and be liable for, and shall cause the Surviving Company and their respective Subsidiaries to honor, each of the covenants in this Section 7.02.

(b)          For a period of six years from the First Effective Time, Acquiror shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s or its Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or representatives)

on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Acquiror or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Company and its Subsidiaries for such insurance policy for the year ended December 31, 2020; provided, however, that (i) Acquiror may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the First Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.02 shall be continued in respect of such claim until the final disposition thereof.

(c)          Notwithstanding anything contained in this Agreement to the contrary, this Section 7.02 shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on Acquiror and the Surviving Company and all successors and assigns of Acquiror and the Surviving Company.  In the event that Acquiror, the Surviving Company or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Acquiror and the Surviving Company shall ensure that proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 7.02.  The obligations of Acquiror and the Surviving Company under this Section 7.02 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director and officer of the Company and each of its Subsidiaries to whom this Section 7.02 applies without the consent of the affected Person.

7.03          Conduct of Acquiror During the Interim Period.

(a)          During the Interim Period, except as set forth on Section 7.03 of the Company Schedules or as expressly contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, Acquiror shall not and each shall not permit any of its Subsidiaries to:

(i)          change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of Merger Sub I or Merger Sub II, other than to effectuate the Acquiror Charter Amendment, the Acquiror A&R Charter and the Acquiror A&R Bylaws;

(ii)          (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding capital stock or other equity interests; (B) split, combine, reclassify or otherwise change any of its capital stock or other equity interests; or (C) other than the redemption of any shares of Acquiror Common Stock required by the Offer or as otherwise required by Acquiror’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Acquiror;

(iii)          make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of material Taxes, or enter into any material Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(iv)          take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent or impede the Transactions from qualifying for the Intended Tax Treatment;

(v)          other than as set forth on Section 7.03(a)(v) of the Acquiror Schedules, enter into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constituted an Acquiror Affiliate Agreement);

(vi)          enter into, or amend or modify any material term of (in a manner adverse to Acquiror or any of its Subsidiaries (including the Company and its Subsidiaries)), terminate (excluding any expiration in accordance with its terms), or waive or release any material rights, claims or benefits under, any Contract of a type required to be listed on Section 5.17(a) of the Acquiror Schedules (or any Contract, that if existing on the date hereof, would have been required to be listed on Section 5.17(a) of the Acquiror Schedules) or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which Acquiror or its Subsidiaries is a party or by which it is bound;

(vii)          waive, release, compromise, settle or satisfy any pending or threatened claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than claims, compromises or settlements that do not exceed $250,000 in the aggregate;

(viii)          incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(ix)          (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, or other equity interests in, Acquiror or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock,  equity, equity-based or phantom interests, other than (i) in connection with the exercise of any Acquiror Warrants outstanding on the date hereof, (ii) in connection with conversion of the Acquiror Class B Common Stock pursuant to the Acquiror Organizational Documents, (iii) the transactions contemplated by this Agreement (including the transactions contemplated by the Subscription Agreements) or (iv) the transactions contemplated by any Subscription Agreement executed after the date hereof with the Persons listed on Section 7.03(a)(ix) of the Acquiror Schedules or (B) amend, modify or waive any of the terms or rights set forth in any Acquiror Warrant or the Warrant Agreement, including any amendment, modification or reduction of the warrant price set forth therein, other than pursuant to the Subscription Agreements or the Surrender Agreement;

(x)          except as contemplated by the Acquiror Omnibus Incentive Plan or the Acquiror Employee Stock Purchase Plan, (i) adopt or amend any Acquiror Benefit Plan, or enter into any employment contract or collective bargaining agreement or (ii) hire or retain the services of any employee or any other individual to provide services to the Acquiror or its Subsidiaries following Closing;

(xi)          (i) fail to maintain its existence or acquire by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of, any corporation, partnership, limited liability company, association, joint venture or other business organization or division thereof; or (ii) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Acquiror or its Subsidiaries (other than the transactions contemplated by this Agreement);

(xii)          make any capital expenditures;

(xiii)          make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xiv)          enter into any new line of business outside of the business currently conducted by Acquiror and its Subsidiaries as of the date of this Agreement;

(xv)          make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(xvi)          voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to Acquiror and its Subsidiaries and their assets and properties; or

(xvii)          enter into any agreement or undertaking to do any action prohibited under this Section 7.03.

(b)          During the Interim Period, Acquiror shall, and shall cause its Subsidiaries to comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the Trust Agreement and all other agreements or Contracts to which Acquiror or its Subsidiaries may be a party.

7.04          Trust Account.  Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX), Acquiror shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) the redemption of any shares of Acquiror Common Stock in connection with the Offer; (b) the payment of the Outstanding Company Expenses and Outstanding Acquiror Expenses pursuant to Section 3.09 and the payment of the cash in lieu of the issuance of any fractional shares pursuant to Section 3.08; and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be disbursed to Acquiror.

7.05          Inspection.  Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror or its Subsidiaries by third parties that may be in Acquiror’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror or any of its Subsidiaries is bound, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, analyses and appropriate officers and employees of Acquiror, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror as such Representatives may reasonably request.  The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply.  All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the First Effective Time.

7.06          Acquiror Nasdaq Listing.

(a)          From the date hereof through the Closing, Acquiror shall use reasonable best efforts to ensure Acquiror remains listed as a public company on, and for shares of Acquiror Common Stock to be listed on, the Nasdaq.

(b)          Acquiror shall use reasonable best efforts to cause the Acquiror Common Stock to be issued in connection with the Transactions (including the Earnout Shares) to be approved for listing on the Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing Date.

7.07          Acquiror Public Filings.  From the date hereof through the Closing, Acquiror will keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.

7.08          Financing.  Acquiror, Merger Sub I and Merger Sub II shall take, or cause to be taken, as promptly as practicable after the date hereof, all actions, and to do, or cause to be done, all things necessary (including enforcing its rights under the Subscription Agreements), on or prior to the Closing Date, to consummate the purchases contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein, including using its reasonable efforts to enforce its rights under the Subscription Agreements to cause the Subscribers to pay to (or as directed by) Acquiror the applicable purchase price under each Subscriber’s applicable Subscription Agreement in accordance with its terms.  If the Acquiror Board determines that it is reasonably necessary solely to satisfy the condition set forth in Section 9.03(d), with the prior written consent of the Company (which consent shall deemed to be provided with respect to Acquiror’s entry into any Subscription Agreement with the Persons set forth on Section 7.03(a)(ix) of the Acquiror Schedules), the Acquiror may enter into additional Subscription Agreements with third parties following the date hereof, pursuant to which such parties, upon the terms and subject to the conditions set forth therein, shall purchase shares of Acquiror Common Stock at $10.00 per share in a private placement or placements and, as applicable, receive PIPE Warrants, with such purchase(s) to be consummated immediately prior to the consummation of the Transactions (the investments contemplated by any such Subscription Agreements, the “Additional Financing”).  The Company shall reasonably cooperate with Acquiror with respect to the arrangement of any such Additional Financing if the Company has provided its consent (which consent shall deemed to be provided with respect to Acquiror’s entry into any Subscription Agreement with the Persons set forth on Section 7.03(a)(ix) of the Acquiror Schedules) pursuant to the immediately preceding sentance.

7.09          Additional Insurance Matters.  Prior to the Closing, Acquiror shall obtain directors’ and officers’ liability insurance that shall be effective as of Closing and will cover those Persons who will be the directors and officers of Acquiror and its Subsidiaries (including the directors and officers of the Company and its Subsidiaries) at and after the Closing on terms not less favorable than the better of (a) the terms of the current directors’ and officers’ liability insurance in place for the Company’s and its Subsidiaries’ directors and officers and (b) the terms of a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on Nasdaq which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as Acquiror and its Subsidiaries (including the Company and its Subsidiaries).

7.10          Section 16 Matters.  Prior to the Closing, the board of directors of Acquiror, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Acquiror Common Stock pursuant to this Agreement (including the Earnout Shares) and the other agreements contemplated hereby, by any person owning securities of the Company who is expected to become a director or officer (as defined under Rule 16a-1(f) under the Exchange Act) of Acquiror following the Closing shall be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

7.11          Exclusivity.

(a)          During the Interim Period, but only to the extent not inconsistent with the fiduciary duties of the Acquiror Board (as determined by the Acquiror Board in good faith), Acquiror shall not take, nor shall it permit any of its Affiliates or Representatives to (i) take, whether directly or indirectly, any action to solicit, initiate, continue, encourage, knowingly facilitate, continue inquiries regarding or engage in discussions or negotiations with, or enter into any agreement, letter of intent, memorandum of understanding or agreement in principle with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its stockholders or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company, its stockholders and their respective Affiliates and Representatives, (ii) enter into discussions or negotiations with, or provide any non-public information to any person concerning a possible Business Combination Proposal or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Business Combination Proposal.  Acquiror shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.

(b)          In addition to the other obligations under Section 7.11, the Acquiror shall promptly (and in any event within 48 hours after receipt thereof by the Acquiror or its representatives) advise the Company orally and in writing of receipt of any Business Combination Proposal by the Acquiror, any request for information with respect to any Business Combination Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Business Combination Proposal, the material terms and conditions of such request, Business Combination Proposal or inquiry, and the identity of the person making the same.

(c)          The Acquiror agrees that the rights and remedies for non-compliance with this Section 7.11 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

(d)          For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 7.11 shall not prohibit Acquiror, any of its Affiliates or any of its Representatives from taking any actions in the ordinary course of business that are not in violation of any provision of this Section 7.11 (such as answering phone calls) or informing any Person inquiring about a possible Business Combination Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 7.11.

7.12          Equity Plans.  Prior to the consummation of the Transactions, Acquiror shall, subject to obtaining the Acquiror Stockholder Approval, adopt (i) an omnibus incentive plan (the “Acquiror Omnibus Incentive Plan”) in a form and substance to be mutually and reasonably agreed by the Company and Acquiror following the date hereof; provided that such Acquiror Omnibus Incentive Plan shall reserve for issuance an aggregate number of shares of Acquiror Common Stock equal to the percentage of the outstanding Acquiror Common Stock as of Closing set forth on Section 7.12(i)(a) of the Acquiror Schedules, and an evergreen consistent with public companies comparable to the Company as determined by the Company with such determination requiring the prior written consent of Acquiror (such consent not to be unreasonably withheld, conditioned or delayed), and (ii) an employee stock purchase plan (the “Acquiror Employee Stock Purchase Plan”) in a form and substance to be mutually and reasonably agreed by the Company and Acquiror following the date hereof; provided that such

Acquiror Employee Stock Purchase Plan shall reserve for issuance an aggregate number of shares of Acquiror Common Stock, including an evergreen, consistent with public companies comparable to the Company as determined by the Company with such determination requiring the prior written consent of Acquiror (such consent not to be unreasonably withheld, conditioned or delayed).

ARTICLE VIII
JOINT COVENANTS

8.01          Support of Transaction.  Without limiting any covenant contained in Article VI or Article VII, including the obligations of the Company and Acquiror with respect to the notifications, filings, reaffirmations and applications described in Section 6.03 and Section 7.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 8.01, Acquiror and the Company shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to material Contracts with the Company or its Subsidiaries, and (c) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable.  Notwithstanding the foregoing, in no event shall Acquiror, Merger Sub I, Merger Sub II, the Company or its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company or its Subsidiaries is a party or otherwise in connection with the consummation of the Transactions.

8.02          Preparation of Registration Statement; Special Meeting; Solicitation of Company Requisite Approval.

(a)          As promptly as practicable following the execution and delivery of this Agreement, Acquiror shall prepare, with the assistance of the Company, and cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Acquiror Common Stock to be issued under this Agreement (including the Earnout Shares), which Registration Statement will also contain the Proxy Statement.  Each of Acquiror and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Mergers.  Each of Acquiror and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement.  Promptly after the Registration Statement is declared effective under the

Securities Act, Acquiror will cause the Proxy Statement to be mailed to stockholders of Acquiror.

(b)          Each of Acquiror and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto.  If Acquiror or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other parties and (ii) Acquiror, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement.  Acquiror and the Company shall use reasonable best efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of Acquiror Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Acquiror Organizational Documents.  Each of the Company and Acquiror shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that Acquiror receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(c)          Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) approval of the Business Combination (as defined in the Certificate of Incorporation) and the adoption and approval of this Agreement (the “Transaction Proposal”), (ii) the adoption and approval of the Acquiror Charter Amendment (the “Amendment Proposal”), (iii) the adoption and approval of the Acquiror A&R Charter (the “A&R Charter Proposal”) and each change to the Acquiror A&R Charter that is required to be separately approved, including but not limited to the establishment of a 7 person “staggered” board of directors of Acquiror divided into three classes, (iv) to the extent required by the Nasdaq listing rules, the approval of the issuance of the Aggregate Stock Consideration and the Earnout Shares together with the Acquiror Common Stock, PIPE Warrants and the shares of Acquiror Common Stock issuable upon the exercise of the PIPE Warrants, in each case, pursuant to the Subscription Agreements (the “Nasdaq Proposal”), (v) the approval and adoption of the Acquiror Omnibus Incentive Plan in accordance with the terms of Section 7.12 (the “Acquiror Omnibus Incentive Plan Proposal”), (vi) the approval and adoption of the Acquiror Employee Stock Purchase Plan in accordance with the terms of Section 7.12 (the “Acquiror Employee Stock Purchase Plan Proposal” and together with the Acquiror Omnibus Incentive Plan Proposal, the “Equity Plan Proposals”), (vii) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals and (viii) the approval of any other proposals reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the transaction contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, the Amendment Proposal, the A&R Charter Proposal, the Nasdaq Proposal and the Equity Plan Proposals, the “Proposals”).  The Acquiror Omnibus Incentive Plan Proposal shall provide the necessary information and disclosure as required under applicable Law.  Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror’s stockholders at the Special Meeting.

(d)          Acquiror shall use reasonable best efforts to, as promptly as practicable, (i) establish the record date (which record date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the Special Meeting in accordance with the DGCL, (ii) after the Registration Statement is declared effective under the Securities Act, cause the Proxy Statement to be disseminated to Acquiror’s stockholders in compliance with applicable Law and (iii) after the Registration Statement is declared effective under the Securities Act, solicit proxies from the holders of Acquiror Common Stock to vote in accordance with the recommendation of the Acquiror Board with respect to each of the Proposals.  Acquiror shall, through the Acquiror Board, recommend to its stockholders that they approve the Proposals (the “Acquiror Board Recommendation”) and shall include the Acquiror Board Recommendation in the Proxy Statement, unless the Acquiror Board shall have changed the recommendation in accordance with this Section 8.02(d).  The Acquiror Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Acquiror Board Recommendation (an “Acquiror Change in Recommendation”); provided, that, at any time prior to obtaining the Acquiror Stockholder Approval, the Acquiror Board may make an Acquiror Change in Recommendation and include such Acquiror Change in Recommendation in the Proxy Statement if it determines in good faith, after consultation with its outside legal counsel, that the failure to make an Acquiror Change in Recommendation would be inconsistent with its fiduciary duties to its stockholders under applicable Law;  provided further, the Acquiror will not be entitled to make, or agree or resolve to make, an Acquiror Change in Recommendation unless (x) the Acquiror delivers to the Company a written notice (an “Acquiror Change in Recommendation Notice”) advising the Company that the Acquiror Board proposes to take such action and containing the material facts underlying the Acquiror Board’s determination that a Acquiror Intervening Event has occurred, including all material details and terms and conditions related thereto (in each case, it being acknowledged that such Acquiror Change in Recommendation Notice shall not itself constitute a breach of this Agreement), and (y) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which Acquiror delivered the Acquiror Change in Recommendation Notice (such period from the time the Acquiror Change in Recommendation Notice is provided until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which Acquiror delivered the Acquiror Change in Recommendation Notice (it being understood that any material development with respect to an Acquiror Intervening Event (which shall not include an offer from the Company with respect to any revisions to the terms of this Agreement) shall require a new notice but with an additional four (4) Business Day (instead of five (5) Business Day) period from the date of such notice), the “Acquiror Change in Recommendation Notice Period”), the Acquiror Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a Acquiror Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law.  If requested by the Company, Acquiror will and will use its reasonable best efforts to cause its Representatives to, during the Acquiror Change in Recommendation Notice Period, engage in good faith negotiations with the Company and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for an Acquiror Change in Recommendation.  Notwithstanding the foregoing provisions of this

Section 8.02(d), if on a date for which the Special Meeting is scheduled, Acquiror has not received proxies representing a sufficient number of shares of Acquiror Common Stock to obtain the Acquiror Stockholder Approval, whether or not a quorum is present, Acquiror shall have the right to make one or more successive postponements or adjournments of the Special Meeting; provided, that the Special Meeting, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), (x) may not be adjourned to a date that is more than twenty (20) Business Days after the date for which the Special Meeting was originally scheduled or the most recently adjourned Special Meeting (excluding any adjournments required by applicable Law) and (y) is held no later than four (4) Business Days prior to the Termination Date. For the purposes of this Agreement, “Acquiror Intervening Event” means any material event, fact, development, circumstance or occurrence that (i) was not known and was not reasonably foreseeable to the Acquiror Board as of the date hereof and that becomes known to the Acquiror Board after the date of this Agreement and (ii) does not relate to clearance of the Mergers by any Regulatory Consent Authority or any other applicable Laws, including any action in connection therewith taken pursuant to or required to be taken pursuant to Section 7.01; provided, however, that (1) any change in the price or trading volume of Acquiror Common Stock or (2) the Company meeting, failing to meet or exceeding financial or other projections or predictions (but not the cause(s) underlying the Company meeting, failing to meet or exceeding such financial or other projections or predictions, any of which may be taken into account for purposes of determining whether an Acquiror Intervening Event has occurred) shall not be taken into account for purposes of determining whether an Acquiror Intervening Event has occurred.

(e)          The Company shall solicit the Company Requisite Approval by the written consent of its stockholders via the dissemination of the Consent Solicitation Statement to the Company Stockholders within two (2) Business Days of the date that the Registration Statement becomes effective.  In connection therewith, the Company shall use reasonable best efforts to, as promptly as practicable, (i) establish the record date (which record date shall be mutually agreed with Acquiror) for determining the Company Stockholders entitled to provide such written consent, (ii) cause the Consent Solicitation Statement to be disseminated to the Company Stockholders in compliance with applicable Law and (iii) unless a Company Change in Recommendation has been made, solicit written consents from the Company Stockholders to give the Company Requisite Approval.  The Company shall, through the Company Board, recommend to the Company Stockholders that they approve and adopt this Agreement and the Transactions (the “Company Board Recommendation”) and shall include the Company Board Recommendation in the Consent Solicitation Statement, subject to the provisions of this Section 8.02(e).  The Company Board shall not (and no committee or subgroup thereof shall) (i) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation or (ii) approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable, any Acquisition Proposal (any action described in clause (i) or (ii), a “Company Change in Recommendation”); provided, that if, at any time prior to obtaining the Company Requisite Approval, the Company Board determines in good faith, in response to a Company Intervening Event, after consultation with its outside legal counsel, that the failure to make a Company Change in Recommendation would be a breach of its fiduciary duties to its stockholders under applicable Law, the Company Board may, prior to obtaining the Company Requisite Approval, make a Company Change in Recommendation; provided further, the Company will not be entitled to make, or agree or resolve to make, a Company Change in Recommendation unless (x) the Company delivers to Acquiror a written notice (a “Company Change in Recommendation Notice”) advising Acquiror that the Company Board proposes to take such action and containing the material facts underlying the Company Board’s determination that a Company Intervening Event has occurred, including all material details and terms and conditions related thereto (in each case, it being acknowledged that such Company Change in Recommendation Notice shall not itself constitute a breach of this Agreement), and (y) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which the Company delivered the Company Change in Recommendation Notice (such period from the time the Company Change in Recommendation Notice is provided until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which the Company delivered the Company Change in Recommendation Notice (it being understood that any material development with respect to a Company Intervening Event, in each case, shall require a new notice but with an additional four (4) Business Day (instead of five (5) Business Day) period from the date of such notice), the “Company Change in Recommendation Notice Period”), the Company Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make a Company Change in Recommendation would be a breach of its fiduciary duties under applicable Law.  If requested by Acquiror, the Company will and will use its reasonable best efforts to cause its Representatives to, during the Company Change in Recommendation Notice Period, engage in good faith negotiations with Acquiror and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for a Company Change in Recommendation.  The Company will provide Acquiror with copies of all stockholder consents it receives within one (1) Business Day of receipt.  If the Company Requisite Approval is obtained, then promptly following the receipt of the required written consents, the Company will prepare and deliver to its stockholders who have not consented the notice required by Sections 228(e) and 262 of the DGCL.  Unless this Agreement has been terminated in accordance with its terms, the Company’s obligation to solicit written consents from the Company Stockholders to give the Company Requisite Approval in accordance with this Section 8.02(e) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Acquisition Proposal or by any Company Change in Recommendation.

8.03          Tax Matters.

(a)          Transfer Taxes.  Notwithstanding anything to the contrary contained herein, the Company shall pay all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions.  The Company shall, at its own expense, file all necessary Tax Returns with respect to all such Taxes, and, if required by applicable Law, Acquiror will join in the execution of any such Tax Returns. The Company and Acquiror agree to reasonably cooperate to reduce or eliminate the amount of any such Taxes.

(b)          Tax Treatment.  Acquiror, Merger Sub I, Merger Sub II and the Company intend that the Transactions shall qualify for the Intended Tax Treatment.  None of the parties or their respective Affiliates shall take or cause to be taken, or knowingly fail to take or knowingly cause to be failed to be taken, any action that would reasonably be expected to prevent the Transactions from qualifying for such Intended Tax Treatment.  Each party shall, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code

(or any similar state, local or foreign final determination) or a change in applicable Law, or based on a change in the facts and circumstances underlying the Transactions from the terms described in this Agreement, cause all Tax Returns to be filed on a basis consistent with the Intended Tax Treatment.  Each of the parties agrees to use reasonable best efforts to promptly notify all other parties of any challenge to the Intended Tax Treatment by any Governmental Authority.

(c)          Plan of Reorganization. The Company, Acquiror, Merger Sub I and Merger Sub II hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

(d)          Tax Opinion. In the event the SEC requests or requires a Tax opinion in connection with the Registration Statement, each of Acquiror and the Company shall cooperate and use their respective reasonable best efforts to obtain such Tax opinion, including by (i) delivering to the applicable legal counsel the Acquiror Registration Statement Tax Certificate and the Company Registration Statement Tax Certificate and (ii) delivering to the applicable legal counsel the Acquiror Closing Tax Certificate and the Company Closing Tax Certificate.

(e)          Tax Certification. On or prior to the Closing Date, the Company shall deliver to Acquiror (i) a certification from the Company pursuant to, and prepared in accordance with, Treasury Regulation Section 1.1445-2(c) and (ii) a notice of such certification to the IRS pursuant to, and prepared in accordance with, Treasury Regulation Section 1.897-2(h)(2), in each case, dated no more than thirty (30) days prior to the Closing Date and signed by a responsible corporate officer of the Company.

8.04          Confidentiality; Publicity.

(a)          Acquiror acknowledges that the information being provided to it in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference.  At the First Effective Time, the Confidentiality Agreement shall terminate with respect to information relating to the Company and its Subsidiaries.

(b)          None of Acquiror, the Company or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of the Company or Acquiror, as applicable (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case Acquiror or the Company, as applicable, shall use their commercially reasonable efforts to coordinate such announcement or communication with the other party, prior to announcement or issuance and allow the other party a reasonable opportunity to comment thereon (which shall be considered by Acquiror or the Company, as applicable, in good faith); provided, however, that, notwithstanding anything contained in this Agreement to the contrary, each party and its Affiliates may make announcements and may provide information regarding this Agreement and the transactions contemplated hereby to their respective owners, their Affiliates, and its and their respective directors, officers, employees, managers, advisors, direct and indirect investors and prospective investors without the consent of any other party hereto; and provided, further, that subject to Section 6.02 and this Section 8.04, the foregoing shall not prohibit any party hereto from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent.

8.05          Post-Closing Cooperation; Further Assurances.  Following the Closing, each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.

8.06          Amendments to Ancillary Agreements.  Prior to the Closing, neither Acquiror nor the Company shall, without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed), permit or consent to any amendment, supplement or modification to any of the Subscription Agreements, the Support Agreements, the Registration Rights Agreement, the Lock-Up Agreements, the Surrender Agreement or the Confidentiality Agreement.

ARTICLE IX
CONDITIONS TO OBLIGATIONS

9.01          Conditions to Obligations of All Parties.  The obligations of the parties hereto to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a)          Antitrust Law Approval.  The applicable waiting periods (and any extensions thereof) under the HSR Act in respect of the Transactions shall have expired or been terminated.

(b)          No Prohibition.  There shall not have been entered, enacted or promulgated any Law enjoining or prohibiting the consummation of the Transactions.

(c)          Offer Completion.  The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.

(d)          Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)          Net Tangible Assets.  Acquiror shall have at least five million one dollars ($5,000,001) of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Offer.

(f)          Acquiror Stockholder Approval.  The Acquiror Stockholder Approval shall have been obtained.

(g)          Company Requisite Approval.  The Company Requisite Approval shall have been obtained.

(h)          Nasdaq.  The Acquiror Common Stock, the PIPE Warrants and the shares of Acquiror Common Stock issuable upon the exercise of the PIPE Warrants to be issued or delivered in connection with the Transactions (including the Earnout Shares), including the transactions contemplated by the Subscription Agreements, shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.

(i)          Acquiror Charter Amendment.  The Certificate of Incorporation shall be amended by the Acquiror Charter Amendment.

9.02          Additional Conditions to Obligations of Acquiror.  The obligations of Acquiror to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a)          Representations and Warranties.

(i)          Each of the representations and warranties of the Company contained in Section 4.01 (Corporate Organization of the Company), Section 4.02 (Subsidiaries), Section 4.03 (Due Authorization), Section 4.16 (Brokers’ Fees), and Section 4.20(a) (Absence of Changes), in each case shall be true and correct in all respects as of the date hereof and as of the Closing Date, as if made anew at and as of that time.

(ii)          The representations and warranties of the Company contained in Section 4.06 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the date hereof and as of the Closing Date, as if made anew at and as of that time.

(iii)          Each of the representations and warranties of the Company contained in this Agreement (other than the representations and warranties of the Company described in Sections 9.02(a)(i) and (ii), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date, as if made anew at and as of that time (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b)          Agreements and Covenants.  Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)          Officer’s Certificate.  The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a) and Section 9.02(b) have been fulfilled.

9.03          Additional Conditions to the Obligations of the Company.  The obligation of the Company to consummate the Mergers is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company (except as set forth in Section 9.03(d)):

(a)          Representations and Warranties.

(i)          Each of the representations and warranties of Acquiror contained in Section 5.01 (Corporate Organization), Section 5.02 (Due Authorization) and Section 5.10 (Brokers), in each case shall be true and correct in all respects as of the date hereof and as of the Closing Date, as if made anew at and as of that time.

(ii)          The representations and warranties of Acquiror contained in Section 5.15 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the date hereof and as of the Closing Date, as if made anew at and as of that time.

(iii)          Each of the representations and warranties of Acquiror contained in this Agreement (other than the representations and warranties of Acquiror contained in Section 5.15 (Capitalization)) (without giving effect to any limitation as to “materiality,” “material adverse effect” or any similar limitation set forth therein) shall be true and correct as of the date hereof and as of the Closing Date, as if made anew at and as of that time (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, an Acquiror Material Adverse Effect.

(b)          Agreements and Covenants.  Each of the covenants of Acquiror to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)          Officer’s Certificate.  Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been fulfilled.

(d)          Company’s Required Funds.  The Closing Acquiror Cash shall equal or exceed the Company’s Required Funds, provided, that, notwithstanding anything to the contrary contained in this Agreement, the Company shall have no right or ability to waive the conditions set forth in this Section 9.03(d) without the prior written consent of Acquiror (which consent may be provided or withheld by Acquiror in its sole discretion) if the Closing Acquiror Cash is less than one hundred twenty five million and one dollars ($125,000,001).

ARTICLE X
TERMINATION/EFFECTIVENESS

10.01          Termination.  This Agreement may be terminated and the transactions contemplated hereby abandoned:

(a)          by written consent of the Company and Acquiror;

(b)          prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 9.02(a) or Section 9.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before August 9, 2022 (the “Termination Date”) or (iii) the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if Acquiror is in material breach of its obligations under this Agreement on such date;

(c)          prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that the conditions specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to exercise such commercially reasonable efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date; or (iii) the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date; provided, further, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if the Company is in material breach of its obligations under this Agreement on such date;

(d)          by written notice from either the Company or Acquiror to the other if the Acquiror Stockholder Approval is not obtained at the Special Meeting (subject to any adjournment or recess of the meeting);

(e)          by written notice from Acquiror to the Company if the Company Requisite Approval has not been obtained within four (4) Business Days following the date that the Registration Statement becomes effective; or

(f)          by written notice from Acquiror to the Company if the Company shall not have delivered executed copies of the Support Agreements within twenty-four (24) hours from the date of this Agreement.

10.02          Effect of Termination.

(a)          Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its respective Affiliates, officers, directors, employees or stockholders, other than (i) liability of any party hereto for any Willful Breach of this Agreement or fraud by such party occurring prior to such termination, in each case, subject to Section 6.06 or (ii) or any Person’s liability under any Subscription Agreement, the Confidentiality Agreement, Support Agreement or Surrender Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement, in each case, subject to the terms and conditions thereof.  The provisions of Sections 6.06, 8.04, 10.02 and Article XI (collectively, the “Surviving Provisions”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions, which are required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

(b)          In the event that this Agreement is validly terminated by Acquiror pursuant to Section 10.01(e) or Section 10.01(f), then the Company shall pay the Company Expense Reimbursement Amount to Acquiror (or one or more of its designees), as promptly as reasonably practicable (and, in any event, within two Business Days following such termination), payable by wire transfer of immediately available funds.

ARTICLE XI
MISCELLANEOUS

11.01          Waiver.  Any party to this Agreement may, to the fullest extent permitted by Law, at any time prior to the Closing, by action taken by its board of directors, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

11.02          Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)          If to Acquiror, Merger Sub I or Merger Sub II:
North Mountain Merger Corp.
767 Fifth Avenue, 9th Floor
New York, New York 10153
Attn:          Nick Dermatas
E-mail:      ndermatas@smmergercorp.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attn:          Jeffrey D. Marell
  Michael Vogel
E-mail:      jmarell@paulweiss.com
  mvogel@paulweiss.com

(b)          If to the Company to:

Corcentric, Inc.
200 Lake Drive East
Cherry Hill, NJ 08002
Attn:          Tom Sabol
E-mail:          tsabol@corcentric.com

and

Corcentric, Inc.
2651 Warrenville Road, Suite 560
Downers Grove, IL 60515
Attn:          Mark Joyce
E-mail:      mjoyce@corcentric.com

with a copy to:

Kirkland & Ellis LLP
1601 Elm Street
Dallas, TX 75201
Attn: Kevin T. Crews, P.C.
E-mail: kevin.crews@kirkland.com

and
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn:          Douglas DiMedio; Tamar Donikyan
E-mail:      douglas.dimedio@kirkland.com; tamar.donikyan@kirkland.com

or to such other address or addresses as the parties may from time to time designate in writing.

11.03          Assignment.  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.

11.04          Rights of Third Parties.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Acquiror (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 7.02 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Sections 11.14 and 11.16.

11.05          Expenses.  Except as otherwise provided herein (including Section 3.09, Section 7.01(e) and Section 8.03(a)), each party hereto shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated whether or not such transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants.

11.06          Governing Law.  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

11.07          Captions; Counterparts.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.08          Schedules and Exhibits.  The Company Schedules, the Acquiror Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein.  All references herein to Company Schedules, the Acquiror Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.  Any disclosure made by a party in the Company Schedules or the Acquiror Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule.  Certain information set forth in the Company Schedules or the Acquiror Schedules is included solely for informational purposes.

11.09          Entire Agreement.  This Agreement (together with the Company Schedules or the Acquiror Schedules and Exhibits to this Agreement) and the Confidentiality Agreement constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement.

11.10          Amendments.  This Agreement may, to the fullest extent permitted by Law, be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement.  The approval of this Agreement by the stockholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 10.01 or, to the fullest extent permitted by Law, to cause such party to enter into an amendment to this Agreement pursuant to this Section 11.10.

11.11          Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

11.12          Jurisdiction; WAIVER OF TRIAL BY JURY.  Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware or any other Delaware state court, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.13          Enforcement.  The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions.  The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity.  The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such injunction.

11.14          Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party.  Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror, Merger Sub I or Merger Sub II under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

11.15          Nonsurvival of Representations, Warranties and Covenants.  None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the First Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XI.

11.16          Acknowledgements.  Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (iii) the Acquiror and Merger Sub Representations constitute the sole and exclusive representations and warranties of Acquiror, Merger Sub I and Merger Sub II; (iv) except for the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror, Merger Sub I and Merger Sub II, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates) or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (v) each party hereto and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company, the Acquiror and Merger Sub Representations by Acquiror, Merger Sub I and Merger Sub II and the other representations expressly made by a Person in any Ancillary Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Acquiror, Merger Sub I, Merger Sub II and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

NORTH MOUNTAIN MERGER CORP.

By:	/s/ Charles B. Bernicker
	Name:	Charles B. Bernicker
	Title:	Chief Executive Officer

NORTH MOUNTAIN MERGER SUB INC.

By:	/s/ Charles B. Bernicker
	Name:	Charles B. Bernicker
	Title:	Chief Executive Officer

NORTH MOUNTAIN MERGER SUB II, LLC,

By:	/s/ Charles B. Bernicker
	Name:	Charles B. Bernicker
	Title:	Secretary

CORCENTRIC, INC.

By:	/s/ Douglas Clark
	Name:	Douglas Clark
	Title:	Chairman and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

SUBSCRIPTION AND WARRANT TRANSFER AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”), dated December 9, 2021, is entered into by and between North Mountain Merger Corp., a Delaware corporation (the “Company”), and the undersigned subscriber (the “Subscriber”).  Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Transaction Agreement (as defined below) as it is in effect as of the date hereof.

WHEREAS, in connection with the proposed business combination (the “Transaction”) between the Company and Corcentric, Inc. (“Corcentric”), a Delaware corporation, pursuant to that certain Agreement and Plan of Merger, dated as of December 9, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”), the undersigned desires to subscribe for and purchase from the Company, and the Company desires to sell to the undersigned, that number of shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), as shall be set forth on the signature page of this Subscription Agreement. Each Share shall be sold at a purchase price of $10.00 per Share (the “Per Share Purchase Price”) and the aggregate of such Per Share Purchase Price for all Shares subscribed for by the undersigned being referred to herein as the “Purchase Price”);

WHEREAS, in connection with the Subscription (as defined below), the Company will deliver to the undersigned one-half of one warrant (the “Warrants”) to purchase one share of Class A Common Stock for each Share purchased pursuant to this Subscription Agreement; and

WHEREAS, in connection with the Transaction, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) and certain other institutional “accredited investors” (as defined in Rule 501(a) under the Securities Act) have entered, or shall enter, into separate subscription agreements with the Company (the “Other Subscription Agreements”), pursuant to which such other investors have agreed, or shall agree, to also purchase shares of Class A Common Stock at the Per Share Purchase Price (such other investors, the “Other Subscribers”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.           Subscription and Transfer.

(a)          The undersigned hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the undersigned upon payment of the Purchase Price, the number of Shares set forth on the signature page of this Subscription Agreement on the terms and subject to the conditions provided for herein (the “Subscription”).

(b)          The Company hereby agrees to transfer (the “Transfer”) to the undersigned one-half of one warrant to purchase each Share purchased pursuant to Section 1(a) above. Subscriber acknowledges and agrees that (i) such Transfer shall be deemed to be a transfer not made to a “Permitted Transferee” pursuant to Section 2.6 of the Warrant Agreement

(the “Warrant Agreement”), dated as of September 17, 2020, by and between the Company and Continental Stock Transfer & Trust Company, and, therefore, such Warrants will not be subject to the provisions otherwise applicable to Private Placement Warrants as set forth in Section 2.6 of the Warrant Agreement, (ii) the Warrants (or shares of Class A Common Stock issued or issuable upon the exercise of the Warrants) shall not be sold or otherwise transferred until 30 days after the Transaction Closing (as defined below) and (iii) the Warrants will be “Public Warrants” for purposes of the Warrant Agreement, will bear the same CUSIP number as the Public Warrants and will be fungible with the Public Warrants.

2.           Closing.  The closing of the Subscription and Transfer contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”).  The Subscription Closing shall occur substantially concurrently with, and shall be conditioned upon, the effectiveness of the consummation of the Transaction Closing.  Not less than five business days prior to the date on which the Transaction Closing is scheduled to occur (the “Transaction Closing Date”), the Company shall provide written notice to the undersigned (the “Closing Notice”) (i) of such scheduled Transaction Closing Date, (ii) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived and (iii) containing wire instructions for the payment of the Purchase Price.  The undersigned shall deliver to the Company, at least three (3) business days prior to the Transaction Closing Date specified in the Closing Notice, (i) the Purchase Price, to be held in escrow until the Subscription Closing, by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice in order for the Shares to be issued and the Warrants to be delivered to the undersigned, including, without limitation, the legal name of the person in whose name such Shares are to be issued and such Warrants are to be delivered and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Transaction Closing Date, the Company shall confirm to the undersigned in writing (it being understood that an email confirmation is sufficient) that all conditions to the Transaction Closing have been satisfied or waived and deliver to the undersigned against payment of the Purchase Price the Shares and the Warrants in book-entry form as set forth on the signature page of this Subscription Agreement, in the name of the undersigned (or its nominee in accordance with its delivery instructions) or to a custodian designated by the undersigned, as applicable, and a copy of the records of the Company’s transfer agent showing the undersigned (or such nominee or custodian) as the owner on and as of the Transaction Closing Date; provided however, that the obligation to issue the Shares and deliver the Warrants to the undersigned is contingent upon the Company having received the Purchase Price in full, in accordance with this Section 2.  Upon delivery in book-entry form of the Shares and the Warrants to the undersigned (or its nominee or custodian, if applicable), the Purchase Price may be released by the Company from escrow.

In the event the Transaction Closing does not occur within five (5) business days of the Transaction Closing Date specified in the Closing Notice, unless otherwise instructed by the undersigned, the Company shall promptly (but not later than two (2) business days thereafter) return the Purchase Price (to the extent paid by the undersigned to the Company pursuant to this Section 2) by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned.  Notwithstanding such return, (i) a failure to close on the expected Transaction Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to closing set forth in Section 2 or Section 3 to be satisfied or waived on or prior to the Transaction Closing Date,

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and (ii) the undersigned shall remain obligated to redeliver the Purchase Price to the Company and consummate the Subscription Closing following the Company’s delivery to the undersigned of a new Closing Notice and upon satisfaction of the conditions set forth in Section 2 and Section 3.

[In lieu of the foregoing paragraphs of Section 2, the following will apply to mutual funds, any investment company registered under the Investment Company Act of 1940, funds advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, and funds that require alternative settlement pursuant to internal compliance policies and procedures.]

The closing of the Subscription and Transfer contemplated hereby (the “Subscription Closing”) is contingent upon the substantially concurrent consummation of the Transaction (the “Transaction Closing”).  The Subscription Closing shall occur substantially concurrently with and be conditioned upon the effectiveness of the consummation of the Transaction Closing.  Not less than five business days prior to the date on which the Transaction Closing is scheduled to occur (the “Transaction Closing Date”), the Company shall provide written notice to the undersigned (the “Closing Notice”) (i) of such scheduled Transaction Closing Date, (ii) that the Company reasonably expects all conditions to the closing of the Transaction to be satisfied or waived and (iii) containing wire instructions for the payment of the Purchase Price. On the Transaction Closing Date, (i) the undersigned shall deliver to the Company the Purchase Price following delivery of the Shares and the Warrants pursuant to the following clause (ii), by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Company in the Closing Notice (which account(s) shall not be escrow account(s)) and (ii) the Company shall deliver the Shares and the Warrants, registered in book-entry form in the name of the undersigned (or its nominee in accordance with its delivery instructions), free and clear of any liens or other restrictions (other than those arising under applicable securities laws) and provide evidence from the Company’s transfer agent showing the undersigned (or such nominee) as the owner of such Shares and Warrants on and as of the Transaction Closing Date. The undersigned shall provide the Company no later than three (3) business days prior to the Transaction Closing Date such information that is reasonably requested in the Closing Notice in order for the Shares and the Warrants to be delivered to the undersigned, including, without limitation, the legal name of the person or nominee in whose name such Shares are to be issued and such Warrants are to be delivered and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable.  If the Transaction Closing does not occur within one (1) business day following the Subscription Closing, the Company shall promptly (but not later than one (1) business day thereafter) return the Purchase Price in full to the undersigned by wire transfer of U.S. dollars in immediately available funds to the account specified by the undersigned, and any book-entries for the Shares and the Warrants shall be deemed cancelled. Notwithstanding such return, (a) a failure to close on the expected Transaction Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to closing set forth in Section 2 or Section 3 to be satisfied or waived on or prior to the Transaction Closing Date, and (b) the undersigned shall remain obligated to redeliver the Purchase Price to the Company and consummate the Subscription Closing following the Company’s delivery to the undersigned of a new Closing Notice and upon satisfaction of the conditions set forth in Section 2 and Section 3.

For purposes of this Subscription Agreement, “business day” shall mean any day other than Saturday, Sunday or such other days on which banks located in New York, New York are required or authorized by applicable law to be closed for business.

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Each book-entry for the Shares and the Warrants shall contain a notation, and each certificate (if any) evidencing the Shares and the Warrants shall be stamped or otherwise imprinted with a legend, in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

3.           Closing Conditions.

(a)          The obligations of the Company to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Company in writing) of the conditions that, at the Subscription Closing, (i) all representations and warranties of the undersigned contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing, and consummation of the Subscription Closing shall constitute a reaffirmation by the undersigned of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing and (ii) all obligations, covenants and agreements of the undersigned required to be performed by it at or prior to the Subscription Closing shall have been performed in all material respects.

(b)          The obligations of the undersigned to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the undersigned in writing) of the conditions that, at the Subscription Closing:

(i)
all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Subscription Closing, and consummation of the Subscription Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of such party contained in this Subscription Agreement as of the Subscription Closing, but in each case without giving effect to consummation of the Transaction;

(ii)
the Company shall have performed, satisfied or complied in all material respects with all covenants and agreements required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Subscription Closing;

(iii)
no amendment or waiver of the Transaction Agreement or the Company’s organizational documents (other than as contemplated by the Transaction Agreement) shall have occurred that materially and adversely affects the

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rights of the Shares or the Warrants that the undersigned is acquiring pursuant to this Subscription Agreement;

(iv)
no suspension of the qualification of the offering or sale or trading of the Class A Common Stock shall have been initiated or, to the Company’s knowledge, threatened by the U.S. Securities and Exchange Commission (the “Commission”) and be continuing, and the Shares, the Warrants and the Warrant Shares shall have been approved for listing on a national securities exchange, subject to official notice of issuance, and the Company shall satisfy any applicable initial and continuing listing requirements of such exchange;

(v)
at least 5,000,000 shares of Class A Common Stock remain outstanding immediately prior to the consummation of the Transaction after giving effect to the redemption of all shares of Class A Common Stock elected to be redeemed pursuant to the Offer, and with respect to which the Company has not entered into a forward purchase agreement that would obligate the Company to purchase the shares at a future date;

(vi)
no Other Subscription Agreement shall have been amended, modified or waived in any manner that materially benefits any Other Subscriber unless the undersigned shall have been offered substantially similar benefits in writing; and

(vii)
no other agreement between the Company and an Other Subscriber shall afford such Other Subscriber any terms that are materially more beneficial to the Other Subscriber than the terms afforded to the undersigned under this Subscription Agreement, unless substantially similar terms have also been offered to the undersigned in writing.

(c)          The obligations of each of the Company and the undersigned to consummate the transactions contemplated hereunder are subject to the satisfaction (or waiver by the Company and the undersigned in writing) of the conditions that, at the Subscription Closing:

(i)
no court or applicable Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, judgment, decree, executive order or award (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Subscription illegal or otherwise restraining or prohibiting consummation of the Subscription, and no such court or Governmental Authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(ii)
(A) all conditions precedent to the Transaction Closing contained in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) other than those conditions under the Transaction Agreement which, by their nature, are to be fulfilled at the

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Transaction Closing, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares and the Warrants pursuant to this Subscription Agreement, or waived according to the terms of the Transaction Agreement and (B) the Transaction shall have been or will be consummated substantially concurrently with the Subscription Closing.

4.           Further Assurances.  At or prior to the Subscription Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

5.           Company Representations and Warranties.  The Company represents and warrants to the undersigned that (provided that no representation or warranty by the Company shall apply to any statement or information in the SEC Documents (as defined below) that relates to the Statement (as defined below) or the other matters referred to in clauses (i), (ii) or (iii) of paragraph (h) below, nor shall any correction, amendment or restatement of the Company’s financial statements arising from or relating to the Statement be deemed to be a breach of any representation or warranty by the Company or a Material Adverse Effect):

(a)          The Company has been duly incorporated, is validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligation under this Subscription Agreement.

(b)

(i)
As of the Transaction Closing Date, the Shares will be duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable, free and clear of all liens, charges, mortgages, pledges, claims, equities, encumbrances and other third party rights or restrictions (other than those arising under this Subscription Agreement or applicable securities laws) and with all rights attaching thereto upon listing on Nasdaq, and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents (as amended immediately prior to the Subscription Closing), or the laws of the State of Delaware.

(ii)
As of the Transaction Closing Date, the Warrants will be duly authorized, legal, valid and binding obligations of the Company and, when delivered in accordance with the terms of this Subscription Agreement, the Warrants will be free and clear of all liens, charges, mortgages, pledges, claims, equities, encumbrances and other third party rights or restrictions (other than those arising under this Subscription Agreement, the Warrant Agreement, the organizational documents of the Company or applicable

6

securities laws) and with all rights attaching thereto upon listing on Nasdaq, and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents (as amended immediately prior to the Subscription Closing), or the laws of the State of Delaware. As of the Transaction Closing Date, the shares of Class A Common Stock (the “Warrant Shares”) issuable upon exercise of the Warrants will be duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable. The Company has reserved for issuance upon exercise of the Warrants a sufficient number of Warrant Shares.

(c)          This Subscription Agreement has been duly authorized, executed and delivered by the Company and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the undersigned, is the valid and legally binding obligation of and enforceable against the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(d)          The execution and delivery of this Subscription Agreement, the issuance and sale of the Shares and the delivery of the Warrants and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject that would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company or to materially affect the validity of the Shares, the Warrants or the Warrant Shares or the legal authority of the Company to timely comply in all material respects with the terms of this Subscription Agreement (a “Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of the Company; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have a Material Adverse Effect.

(e)          Assuming the accuracy of the representations and warranties of the undersigned, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other Governmental Authority or self-regulatory organization in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Shares and the delivery of the Warrants), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required by Nasdaq, including with respect to obtaining Company stockholder approval, if necessary, (iv) consents, waivers, authorizations or filings that have been obtained or made on or prior to the

7

Subscription Closing, and (v) where the failure of which to obtain such consents, waivers, authorizations or orders, give such notices, or to make such filings or registrations would not be reasonably likely to have a Material Adverse Effect.

(f)          The Company is in compliance with all applicable Laws, except where such non-compliance would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in SEC Documents prior to the date hereof, The Company has not received any written communication that alleges that the Company is not in compliance with, or is in default or violation of, any applicable Law, except where such non-compliance, default or violation would not reasonably be expected to have a Material Adverse Effect.

(g)          The issued and outstanding shares of Class A Common Stock of the Company are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the Nasdaq Capital Market (the “Stock Exchange”) under the symbol “NMMC” (it being understood that the trading symbol will be changed in connection with the Transaction Closing). Except as disclosed in the Company’s filings with the Commission such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission, respectively, to prohibit or terminate the listing of the Class A Common Stock on the Stock Exchange or to deregister the Class A Common Stock under the Exchange Act.  The Company has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act.

(h)          A copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other document, if any, filed by the Company with the Commission since its initial registration of the Class A Common Stock under the Exchange Act (the “SEC Documents”) is available to the undersigned via the Commission’s EDGAR system.  The SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents at the time of filing, except as to the historical accounting treatment of the Company Warrants (as defined below) and equity subject to redemption. None of the SEC Documents contained, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no such representation or information with respect to the Registration Statement (as defined herein) or any other information relating to Corcentric or any of its Affiliates included in any SEC Document or filed as an exhibit thereto.  The Company has timely filed each report, statement, schedule, prospectus and registration statement that the Company was required to file with the Commission since its initial registration of the Class A Common Stock under the Exchange Act.  The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of the Company as of and for the dates thereof and the results of operations and cash flows for the

8

periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments; provided, however, that any revision or restatement of the Company’s financial statements as a result of (i) the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the Division of Corporation Finance (the “Staff”) of the Commission on April 12, 2021 (together with any subsequent guidance, statements or interpretations issued by the Commission or its staff relating thereto or other accounting matters related to initial public offerings, securities or expenses, the “Statement”), as a result of which the Company restated the financial statements and other information included in the SEC Reports, (ii) changes to the Company’s accounting for temporary equity and (iii) any further order, directive, guideline, comment or recommendation from the Commission that is applicable to the accounting rules for special purpose acquisition companies shall be deemed not material for purposes of this Subscription Agreement.  To the knowledge of the Company, there are no material outstanding or unresolved comments in comment letters from the Staff of the Commission with respect to any of the SEC Documents.

(i)           The authorized capital stock of the Company as of the date of this Subscription Agreement consists of (i) 220,000,000 shares of common stock, par value $0.0001 per share (the “Company Common Stock”), and (ii) 1,000,000 shares of Company Preferred Stock.  As of the date of this Subscription Agreement (i) 13,225,000 shares of Class A Common Stock and 3,306,250 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), are issued and outstanding, all of which are validly issued, fully paid and non-assessable and not subject to any preemptive rights, (ii) no shares of Class A Common Stock or Class B Common Stock are held in the treasury of the Company, (iii) 4,145,000 private placement warrants (as described in the Company’s final prospectus, dated as of September 18, 2020 and filed with the SEC (Registration No. 333-246328) on September 15, 2020) (the “Prospectus”) (the “Private Placement Warrants”) are issued and outstanding and 4,145,000 shares of Class A Common Stock are issuable in respect of the Private Placement Warrants and (iv) 6,612,500 public warrants (the “Public Warrants”) are issued and outstanding and 6,612,500 shares of Class A Common Stock are issuable in respect of the Public Warrants (the Private Placement Warrants and the Public Warrants, the “Company Warrants”).  As of the date of this Subscription Agreement, there are no shares of Company Preferred Stock issued and outstanding.  Each Company Warrant is exercisable for one share of Class A Common Stock at an exercise price of $11.50.  The Company has no subsidiaries (other than Merger Sub I and Merger Sub II) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. Except as set forth above and pursuant to the Other Subscription Agreements, the Transaction Agreement and the other agreements and arrangements referred to therein, as of the date of this Subscription Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A Common Stock, Class B Common Stock or other equity interests in the Company or securities convertible into or exchangeable or exercisable for such equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Documents and (2) as contemplated by the Transaction Agreement.  There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Shares, (ii) the Warrant Shares or (iii) the shares of Class A Common Stock to be issued pursuant to any Other Subscription Agreement.

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(j)           Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) there is no action, lawsuit, claim or other proceeding, in each case by or before any Governmental Authority pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) any unsatisfied judgment, consent decree, injunction or continuing order of any Governmental Authority or arbitrator outstanding against the Company.

(k)          Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with any offer or sale of the Shares or the Warrants.

(l)           The Company is not, and immediately after receipt of payment for the Shares and consummation of the Transactions, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m)          Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6 and the undersigned’s compliance with its obligations set forth in this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares and the Warrants by the Company to the undersigned hereunder.

(n)          The Company is not under any obligation to pay any broker’s fee or commission in connection with the transactions contemplated hereby other than to the Placement Agents (as defined herein).

(o)          The Other Subscription Agreements reflect not less than the same Per Share Purchase Price and terms and conditions that are not more favorable to such Other Subscriber thereunder than the terms of this Subscription Agreement (other than terms particular to the regulatory requirements of such Other Subscriber or its affiliates or related funds).  Following the date of this Subscription Agreement, there shall have been no amendment to any of the Other Subscription Agreements that materially benefits any subscriber party thereto unless the undersigned has been offered substantially the same benefits.

6.          Subscriber Representations and Warranties.  The undersigned represents and warrants to the Company, as of the date of this Subscription Agreement and as of the Subscription Closing, that:

(a)          The undersigned, and each of the funds managed by or affiliated with the undersigned for which the undersigned is acting as a nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the requirements set forth on Schedule A hereto, (ii) is acquiring the Shares and the Warrants only for its own account and not for the account of others or if the undersigned is subscribing for the Shares and the Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an accredited investor and the undersigned has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements

10

herein on behalf of each owner of each such account and (iii) is not acquiring the Shares or the Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.  The undersigned has completed the requested information on Schedule A hereto following the signature page hereto and the information contained therein is accurate and complete. The undersigned is not an entity formed for the specific purpose of acquiring the Shares or the Warrants. The undersigned further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the Shares and the Warrants for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(b)          The undersigned (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities including the undersigned’s participation in the Transaction and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares and the Warrants.  The undersigned has determined based on its own independent review and such professional advice as the undersigned deems appropriate that the purchase of the Shares and the Warrants and participation in the Transaction (i) are fully consistent with the undersigned’s financial needs, objectives and condition, and (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to the undersigned, notwithstanding the substantial risks inherent in investing in or holding the Shares and the Warrants. Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(c)          The undersigned, alone or together with any professional advisor(s), has adequately analyzed and fully considered the risks of an investment in the Shares and the Warrants and determined that these securities are a suitable investment for the undersigned and that the undersigned is able at this time and in the foreseeable future to bear the economic risk of a total loss of the undersigned’s investment in the Company.  The undersigned acknowledges specifically that a possibility of total loss exists.

(d)          The undersigned acknowledges that the Shares and the Warrants are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that neither the Shares nor the Warrants have been registered under the Securities Act or any other applicable securities laws.  The undersigned acknowledges that none of the Shares, the Warrants or the Warrant Shares may be resold, transferred, pledged or otherwise disposed of by the undersigned absent an effective registration statement under the Securities Act, except pursuant to an applicable exemption from the registration requirements of the Securities Act.  The undersigned acknowledges that none of the Shares, the Warrants and the Warrant Shares will be eligible for resale pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Transaction Closing Date. The undersigned understands and agrees that the Shares, the Warrants and the Warrant Shares will be subject to the foregoing transfer restrictions and, as a result of these transfer restrictions, the undersigned may not be able to readily resell the Shares, the Warrants or the Warrant Shares or pledge the Shares, the Warrants or the Warrant Shares and may be required to bear the financial risk of an investment in the Shares, the

11

Warrants and the Warrant Shares for an indefinite period of time.  The undersigned understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Shares, the Warrants or the Warrant Shares.

(e)          The undersigned hereby acknowledges and agrees that (a) each of J.P.  Morgan Securities LLC (“JPM”), Citigroup Global Capital Markets Inc.  (“Citi”) and William Blair & Company L.L.C. (“William Blair” and together with JPM and Citi, in their respective capacities as placement agents with respect to the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements, the “Placement Agents”) is each acting solely as Placement Agent in connection with this offering of the Shares and the Warrants and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for the undersigned, the Company or any other person or entity in connection with this offering of the Shares and the Warrants or the Transaction, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with this offering of the Shares and the Warrants or the Transaction, (c) the Placement Agents will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with this offering of the Shares and the Warrants, the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) of any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, this offering of the Shares and the Warrants or the Transaction and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the undersigned, the Company or any other person or entity), whether in contract, tort or otherwise, to the undersigned, or to any person claiming through the undersigned, in respect of this offering of the Shares and the Warrants or the Transaction.

(f)           The undersigned hereby acknowledges and is aware that (i) the Placement Agents are each acting as the Company’s placement agent, (ii) JPM is acting as capital markets advisor and financial advisor to Corcentric in connection with the Transaction, (iii) Citi is acting as capital markets advisor to the Company in connection with the Transaction and (iv) William Blair is acting as financial advisor to Corcentric in connection with the Transaction.

(g)          The undersigned understands and agrees that the undersigned is purchasing the Shares and the Warrants directly from the Company.  The undersigned further acknowledges that there have been no representations, warranties, covenants and agreements made to the undersigned by the Company, its officers or directors, or any other party to the Transaction or person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company expressly set forth in Section 5 of this Subscription Agreement.

(h)          Either (i) the undersigned is not (A) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), subject to the provisions of Title IV of ERISA, (B) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) or (C) an entity

12

whose underlying assets include plan assets by reason of a plan’s investment in the entity, or (ii) the undersigned’s acquisition and holding of the Shares and the Warrants will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any applicable similar law.

(i)           The undersigned is not currently (and at all times through Subscription Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(j)           No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of the Shares and the Warrants hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Subscription Closing as a result of the purchase and sale of the Shares and the Warrants hereunder.

(k)          The undersigned acknowledges and agrees that the undersigned has received such information as the undersigned deems necessary in order to make an investment decision with respect to the Shares and the Warrants and made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to the undersigned’s investment in the Shares and the Warrants.  Without limiting the generality of the foregoing, the undersigned acknowledges that he, she or it has reviewed the SEC Documents and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares and the Warrants.  The undersigned represents and agrees that the undersigned and the undersigned’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers, and conducted and completed their own independent due diligence with respect to the Transaction and obtain such information as the undersigned and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares and the Warrants.  Based on such information as the undersigned has deemed appropriate and without reliance upon the Placement Agents, the undersigned has independently made its own analysis and decision to enter into the transactions contemplated by this Subscription Agreement.  Except for the representations, warranties and agreements of the Company expressly set forth in the Subscription Agreement, the undersigned is relying exclusively on their own sources of information, investment analysis and due diligence (including professional advice the undersigned deems appropriate) with respect to the transactions contemplated by this Subscription Agreement, the Transaction, the Shares and the Warrants, the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. The undersigned acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The undersigned

13

further acknowledges that it has reviewed or had the full opportunity to review all disclosure documents provided to it in the offering of the Shares and the Warrants and no statement or printed material which is contrary to such disclosure documents has been made or given to the undersigned by or on behalf of the Company or Corcentric.

(l)           The undersigned became aware of this offering of the Shares and the Warrants solely by means of direct contact between the undersigned and the Company or a representative of the Company, Corcentric or a representative of Corcentric, or the Placement Agents on behalf of the Company, and the Shares and the Warrants were offered to the undersigned solely by direct contact between the undersigned and the Company, Corcentric or a representative of the Company or Corcentric.  The undersigned did not become aware of this offering of the Shares and the Warrants, nor were the Shares or the Warrants offered to the undersigned, by any other means and none of the Company, the Placement Agents or their respective representatives or any person acting on behalf of any of them acted as investment advisor, broker or dealer to the undersigned. The undersigned acknowledges that the Company represents and warrants that the Shares and the Warrants (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.  The undersigned acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company, Corcentric the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Company. The undersigned acknowledges that such information and projections were prepared without the participation of the Placement Agents and that the Placement Agents do not assume responsibility for independent verification of, or the accuracy or completeness of, such information or projections.

(m)         The undersigned acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares and the Warrants.  The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and the Warrants and has the ability to bear the economic risks of such investment in the Shares and the Warrants and can afford a complete loss of such investment.  The undersigned has sought such accounting, legal and tax advice as the undersigned has considered necessary to make an informed investment decision.

(n)          The undersigned understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares and the Warrants or made any findings or determination as to the fairness of this investment.

(o)          The undersigned has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

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(p)          The execution, delivery and performance by the undersigned of this Subscription Agreement and the transactions contemplated herein are within the powers of the undersigned and have been duly authorized and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the undersigned pursuant to the terms of any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency or any agreement or other undertaking or pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the undersigned is a party or by which the undersigned is bound or to which any of the property or assets of the undersigned is subject, which would reasonably be expected to have a material adverse effect on the legal authority or ability of the undersigned to enter into or timely perform its obligations under this Subscription Agreement; (ii) result in any breach or violation of the provisions of the organizational documents of the undersigned; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any Governmental Authority having jurisdiction over the undersigned or any of its properties which would reasonably be expected to have a material adverse effect on the legal authority or ability of the undersigned to enter into or timely perform its obligations under this Subscription Agreement.  The signature on this Subscription Agreement is genuine and the signatory, if the undersigned is an individual, has legal competence and capacity to execute the same or, if the undersigned is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Company, this Subscription Agreement is the valid and legally binding obligation of and enforceable against the undersigned in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(q)          The undersigned and its directors and officers are not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons, the Executive Order 13599 List, the Foreign Sanctions Evaders List or the Sectoral Sanctions Identified List, each of which is administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, or in any Executive Order issued by the President of the United States and administered by OFAC (collectively, “OFAC Lists”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC Lists; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”).  The undersigned agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law.  If the undersigned is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT

15

Act”), the undersigned maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.  To the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the undersigned and used to purchase the Shares and the Warrants were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(r)          The undersigned acknowledges that no disclosure or offering document has been prepared by the Placement Agents or any of their respective Affiliates in connection with the offer and sale of the Shares and the Warrants.

(s)          The undersigned has or has enforceable commitments to have, and at least one business day prior to the Transaction Closing Date will have, sufficient funds to pay the Purchase Price and consummate the Subscription Closing when required pursuant to this Subscription Agreement.

(t)           No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Shares and the Warrants to the undersigned based on any arrangement entered into by or on behalf of the undersigned.

(u)          As of the date hereof, the undersigned does not have, and during the thirty (30) day period immediately prior to the date hereof the undersigned has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, nothing in this Section 6(u)(i) shall apply to any entities under common management with the undersigned (including the undersigned’s controlled affiliates and/or affiliates) from entering into any such transactions; and (ii) in the case of an undersigned that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such undersigned’s assets, the representations set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares and the Warrants covered by this Subscription Agreement.

(v)          The undersigned acknowledges and agrees that (i) the Commission Staff issued the Statement and other matters referred to in clauses (i), (ii) and (iii) of Section 5(h) above, (ii) the Company continues to review the Statement and such other matters and their implications, including on the financial statements and other information included in its filings with the Commission, including the SEC Documents, and (iii) any restatement, revision or other modification of such filings relating to or arising from such review, any subsequent related agreements or other guidance or comments from the Staff of the Commission in connection with the accounting rules applicable to the Company shall be deemed not material for purposes of this Subscription Agreement.

(w)         Notwithstanding anything to the contrary set forth herein, the Subscriber acknowledges and agrees that, subsequent to the date of this Subscription Agreement and prior to the Closing, the Company may enter into one or more additional subscription agreements with

16

additional investors with terms and conditions that are not materially more advantageous to the investor thereunder than this Subscription Agreement, and entry into such agreements may increase the aggregate amount of Shares and Warrants being purchased in the private placement contemplated by this Subscription Agreement. For the avoidance of doubt, such additional agreements shall reflect not less than the same Per Share Purchase Price and the same Warrant coverage, and shall constitute Other Subscription Agreements for purposes of this Subscription Agreement, mutatis mutandis.

7.           Registration Rights.

(a)          In the event that the Registrable Securities (as defined below) are not registered in connection with the consummation of the Transaction, the Company agrees that, as soon as practicable (but in any case no later than thirty (30) calendar days) after the Transaction Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering under the Securities Act the resale of all the Registrable Securities, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 75th calendar day (or 100th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Transaction Closing Date and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities and any other securities of the Company held by the undersigned in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations.  In no event shall the undersigned be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided that, if the Commission requests that the undersigned be identified as a statutory underwriter in the Registration Statement, the undersigned will have an opportunity to withdraw from the Registration Statement.  Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Registrable Securities held by the undersigned or any Other Subscriber or otherwise, such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission.  In such event, the number of Registrable Securities to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders.  In the event the Commission informs the Company that all of such Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale on the Registration Statement, the Company agrees to promptly inform the undersigned thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC, covering the maximum number of Registrable Securities permitted to be

17

registered by the SEC, on Form S-1 or such other form available to register for resale such shares as a secondary offering.  Until the earliest of (i) the date on which the Registrable Securities may be resold without any volume and manner of sale restrictions (including as may be applicable to affiliates) under Rule 144 and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(e)(1), (ii) the date on which such Registrable Securities have actually been sold and (iii) the date which is two (2) years after the Subscription Closing (such date, the “End Date”), except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of the Registration Statement, the Company shall use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement until the End Date.  For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 7.

(b)          In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform the undersigned as to the status of such registration. Until the End Date, the Company shall, at its expense:

(i)
advise the undersigned within five (5) business days: (A) when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective; (B) of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information related to the undersigned; (C) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (E) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.  Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the undersigned of such events, provide the undersigned with any material, nonpublic information regarding the Company other than to the extent that providing notice to the undersigned of the occurrence of the events listed in (A) through (E) above constitutes material, nonpublic information regarding the Company;

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(ii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as promptly as reasonably practicable;

(iii)
upon the occurrence of any event contemplated in Section 7(b)(i)(E), except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as promptly as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv)
use its commercially reasonable efforts to cause (A) all Shares and Warrant Shares to be listed on each securities exchange or market, if any, on which the shares of Class A Common Stock issued by the Company have been listed and (B) all Warrants to be listed on each securities exchange or market, if any, on which the Public Warrants issued by the Company have been listed; and

(v)	use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

(c)          With a view to making available to the undersigned the benefits of Rule 144, the Company agrees for so long as the undersigned holds the Registrable Securities to:

(i)	use commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144;

(ii)
use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii)
use commercially reasonable efforts to furnish to the undersigned, promptly upon request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (z) such other information as may be necessary to permit the undersigned to sell such securities pursuant to Rule 144 without registration.

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(d)          Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require the undersigned not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, in the good faith determination of the Company’s board of directors, upon the advice of external legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non--disclosure of which in the Registration Statement would be expected, in the good faith determination of the Company’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the effectiveness or use of the Registration Statement on more than two occasions or for more than an aggregate of 60 calendar days in any one instance, or more than 90 total calendar days, in each case in any 12 month period.  Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena.  If so directed by the Company, the undersigned will deliver to the Company or, in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent the undersigned is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

(e)          The undersigned may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the undersigned not receive notices from the Company otherwise required by this Section 7; provided, however, that the undersigned may later revoke any such Opt-Out Notice in writing.  Following receipt of an Opt-Out Notice from the undersigned (unless subsequently revoked), (i) the Company shall not deliver any such notices to the undersigned and the undersigned shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the undersigned’s intended use of an effective Registration Statement, the undersigned will notify the Company in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have

20

been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, the Company will so notify the undersigned, within one (1) business day of the undersigned’s notification to the Company, by delivering to the undersigned a copy of such previous notice of Suspension Event, and thereafter will provide the undersigned with the related notice of the conclusion of such Suspension Event immediately upon its availability.

(f)          For purposes of this Section 7, “Registrable Securities” shall mean, as of any date of determination, the Shares, the Warrants and the Warrant Shares purchased by or delivered to the undersigned pursuant to this Subscription Agreement, and any other equity security issued or issuable with respect to such securities by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, and shall include any person to whom the rights under this Section 7 shall have been duly assigned under Section 10(b).

(g)          The Company shall, at its sole expense, upon appropriate notice from the undersigned stating that Registrable Securities have been sold or transferred pursuant to an effective Registration Statement, timely prepare and deliver certificates or evidence of book-entry positions representing the Registrable Securities to be delivered to a transferee pursuant to such Registration Statement, which certificates or book-entry positions shall be free of any restrictive legends and in such denominations and registered in such names as the undersigned may request.  Further, the Company shall use its commercially reasonable efforts, at its sole expense, to cause its legal counsel to (a) issue to the transfer agent and maintain a “blanket” legal opinion instructing the transfer agent that, in connection with a sale or transfer of “restricted securities” (i.e., securities issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act), the resale or transfer of which restricted securities has been registered pursuant to an effective Registration Statement by the holder thereof named in such Registration Statement, upon receipt of an appropriate broker representation letter and other such documentation as the Company’s counsel deems necessary and appropriate and after confirming compliance with relevant prospectus delivery requirements, is authorized to remove any applicable restrictive legend in connection with such sale or transfer and (b) if the Registrable Securities are not registered pursuant to an effective Registration Statement, issue to the transfer agent a legal opinion to facilitate the sale or transfer of the Registrable Securities and removal of any restrictive legends pursuant to any exemption from the registration requirements of Section 5 of the Securities Act that may be available to the undersigned, upon request; provided, that in the case of a request to remove such restrictive legends in connection with a sale or transfer of Registrable Securities pursuant to clause (a) or (b) above, the Company shall use its commercially reasonable efforts to cause the Company’s transfer agent to remove any such applicable restrictive legends in connection with such sale or transfer within two business days of such request. The Company shall be responsible for the fees of its transfer agent, its legal counsel and all DTC fees associated with any such request.

(h)          The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless the undersigned (to the extent a seller under the Registration Statement), its officers, directors, partners, members, managers, stockholders, employees, advisers and agents, and each person who controls the undersigned (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all out-of-pocket losses, claims,

21

damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein or the undersigned has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any other law, rule or regulation thereunder; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (B) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company or (C) in connection with any offers or sales effected by or on behalf of the undersigned under the Registration Statement in violation of Section 7(d).  The Company shall notify the undersigned promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Company is aware.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the undersigned.

(i)          The undersigned shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding the undersigned furnished in writing to the Company by the undersigned expressly for use therein; provided, however, that the indemnification contained in this Section 7 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the undersigned (which consent shall not be unreasonably withheld, conditioned

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or delayed).  Notwithstanding anything to the contrary herein, in no event shall the liability of the undersigned be greater in amount than the dollar amount of the net proceeds received by the undersigned upon the sale of the Registrable Securities giving rise to such indemnification obligation.  The undersigned shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the undersigned is aware.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by the undersigned.

(j)          If the indemnification provided under Section 7(h) or Section 7(i) from the indemnifying party is unavailable or insufficient (other than in accordance with its terms) to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be subject to the limitations set forth in this Section 7 and deemed to include any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7 from any person who was not guilty of such fraudulent misrepresentation.  Each indemnifying party’s obligation to make a contribution pursuant to this Section 7(i) shall be individual, not joint and several, and in no event shall the liability of the undersigned hereunder exceed the net proceeds received by the undersigned upon the sale of the Registrable Securities giving rise to such indemnification obligation.  Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

8.           Termination.  Except for the provisions of Section 7(g), Section 7(h), Section 7(i), Section 7(j) and Sections 8 through 11, which shall survive any termination hereunder, this Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the date and time that the Transaction Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (c) if the consummation of the Transaction has not occurred on or before September 8, 2022; provided that, subject to the limitations set forth in Section 9, nothing herein will relieve any party hereto from liability for any willful breach hereof prior to the time of termination, and each party hereto will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such willful breach.  The Company shall promptly notify the undersigned

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of the termination of the Transaction Agreement promptly after the termination of such Transaction Agreement.  For the avoidance of doubt, if any termination hereof occurs after the delivery by the undersigned of the Purchase Price for the Shares pursuant to Section 2, the Company shall promptly (but not later than one business day thereafter) return the Purchase Price to the undersigned without any deduction for or on account of any tax, withholding, charges or set-off.

9.           Trust Account Waiver.  Reference is made to the Prospectus.  The undersigned understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders (including overallotment shares acquired by the Company’s underwriters the “Public Stockholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their Class A Common Stock pursuant to the exercise of their redemption rights (as described in the Prospectus) in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if the Company fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (c) as necessary to fund regulatory compliance costs and pay any Taxes or (d) to the Company after or concurrently with the consummation of a Business Combination.  For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that it does not now nor shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The undersigned hereby irrevocably waives any Released Claims that the undersigned may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or contracts with the Company or its Representatives with respect to this Subscription Agreement and will not seek recourse against the Trust Account (including any distributions therefrom) as a result of, or arising out of this Subscription Agreement for any reason whatsoever.  The undersigned agrees and acknowledges that such irrevocable waiver is material to this Subscription Agreement and specifically relied upon by the Company and its Affiliates to induce the Company to enter in this Subscription Agreement, and the undersigned further intends and understands such waiver to be valid, binding and enforceable against the undersigned under applicable Law.  To the extent the undersigned commences any action or proceeding based upon, in connection with, relating to any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, the undersigned hereby acknowledges and agrees that the undersigned’s sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the undersigned (or any person claiming on its behalf or in lieu of it) to have any claim against the Trust Account (including any distributions therefrom) or any

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amounts contained therein.  In the event the undersigned commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Subscription Agreement, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of the Company, whether in the form of money damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from the undersigned the associated legal fees and costs in connection with any such action, in the event the Company or its Representatives, as applicable, prevails in such action or proceeding.  Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to limit the undersigned’s right to distributions from the Trust Account in accordance with the Certificate of Incorporation in respect of any redemptions by the undersigned in respect of shares of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement.  Notwithstanding anything in this Subscription Agreement to the contrary, the provisions of this paragraph shall survive indefinitely.

10.         Miscellaneous.

(a)          The Company shall, no later than 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to the undersigned at any time prior to the filing of the Disclosure Document.  From and after the issuance of the Disclosure Document, to the Company’s knowledge, the undersigned shall not be in possession of any material, nonpublic information received from the Company, and the undersigned shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with the Company, the Placement Agents or any of their affiliates, relating to the transactions contemplated by this Subscription Agreement.  The undersigned hereby consents to (a) the publication and disclosure of the undersigned’s identity, the undersigned’s entry into this Subscription Agreement and the Purchase Price (i) in the Registration Statement, Proxy Statement, any Form 8-K or related materials to be filed with the Commission by the Company with respect to the Transaction and (ii) as required by law or regulation or at the request of the Staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, provided that, subject to applicable law and stock exchange rules, in such case the Company shall provide the undersigned prior written notice (including by email) of such disclosure and (b) the filing of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission.  Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall not publicly disclose the name of the undersigned or its investment adviser in any press release or marketing materials regarding the Transaction or the Subscription without the prior written consent of the undersigned.

(b)          Neither this Subscription Agreement nor any rights that may accrue to the undersigned hereunder (other than the Shares, the Warrants and the Warrant Shares acquired hereunder) may be transferred or assigned without the Company’s prior written consent. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control

25

with, the Company). Notwithstanding the foregoing, the undersigned may assign all or any portion of its rights and obligations under this Subscription Agreement to one or more of its affiliates or to other investment funds or accounts managed or advised by the investment manager who acts on behalf of the undersigned, or, with the Company’s prior written consent, to another person, provided that (i) such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by the undersigned, the assignee(s) shall become the subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of the subscriber provided for herein to the extent of such assignment and (ii) no such assignment shall relieve the undersigned of its obligations hereunder if any such assignee fails to perform such obligations unless expressly agreed to in writing by the Company.

(c)          The Company may request from the undersigned such additional information as the Company may reasonably deem necessary to evaluate the eligibility of the undersigned to acquire the Shares and the Warrants, and the undersigned shall promptly provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided that the Company agrees to keep confidential any such information provided by the undersigned and identified as confidential, except (i) as necessary to include in any registration statement the Company is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of any national securities exchange on which the Company’s securities are listed for trading. The undersigned acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the undersigned’s Registrable Securities for resale pursuant to Section 7 hereof. The undersigned acknowledges that the Company may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the Commission as an exhibit to a periodic report or a registration statement of the Company.

(d)          The undersigned acknowledges that the Company and Corcentric will rely on the acknowledgments, understandings, agreements, representations and warranties of the undersigned contained in this Subscription Agreement, including Schedule A hereto.  The Company acknowledges that the undersigned will rely on the acknowledgments, understandings, agreements, representations and warranties of the Company contained in this Subscription Agreement. The Company and the undersigned further acknowledge and agree that the Placement Agents are third-party beneficiaries of the representations and warranties of the Company and the undersigned contained in Section 5 and Section 6, respectively, of this Subscription Agreement.  Prior to the Subscription Closing, the undersigned agrees to promptly notify the Company, Corcentric, and the Placement Agents in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the undersigned as set forth in Section 6 above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the undersigned shall notify the Company, Corcentric, and the Placement Agents if they are no longer accurate in any respect). The undersigned acknowledges and agrees that the purchase by the undersigned of the Shares and the Warrants from the Company will constitute a reaffirmation

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of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the undersigned as of the time of such purchase.

(e)          The Company, Corcentric, the undersigned and the Placement Agents each is irrevocably authorized to produce this Subscription Agreement or a copy hereof when required by law, regulatory authority or the Stock Exchange to do so in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided that the foregoing clause of this Section 10(e) shall not give Corcentric or the Placement Agents any rights other those expressly set forth herein and without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall Corcentric be entitled to rely on any of the representations and warranties of the Company or the undersigned set forth in this Subscription Agreement.

(f)          This Subscription Agreement may not be amended, modified or waived (i) except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification or waiver is sought and (ii) without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)          This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  Except as otherwise expressly set forth in Section 7(g), Section 7(h), Section 7(i), Section 7(j), Section 10(d), Section 10(e), Section 10(f), this Section 10(g), Section 10(m) and Section 11 with respect to the persons specifically referenced therein, and Section 6 with respect to the Placement Agents, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions; provided, that, notwithstanding anything to the contrary contained in this Subscription Agreement, Corcentric is an intended third party beneficiary of each of the provisions of this Subscription Agreement.

(h)          Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

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(i)           If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)           This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by facsimile, electronic mail or in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document.  All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)          The undersigned shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(l)          Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or telecopied, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (1) when so delivered personally, (2) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder), (3) when sent, with no mail undeliverable or other rejection notice, if sent by email or (4) two business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to the undersigned, to such address, facsimile number or email address set forth on the signature page hereto;

with a copy to:

J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: Equity Syndicate Desk
Email: nadine.yang@jpmorgan.com

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Email: alexander.ivanov@citi.com

William Blair & Company L.L.C.
150 N. Riverside Plaza
Chicago, IL 60606
Attention: Deputy General Counsel
Email: kcunningham@williamblair.com

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and

Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020
Attention: Anna T. Pinedo, Esq.
Email: apinedo@mayerbrown.com

(ii)	if to the Company (prior to the Transaction Closing), to:

North Mountain Merger Corp.
767 Fifth Avenue, 9th Floor
New York, New York 10153
Attention: Nick Dermatas
Email: ndermatas@smmergercorp.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention: Jeffrey D. Marell; Raphael Russo; Michael Vogel
Email: jmarell@paulweiss.com; rrusso@paulweiss.com;

mvogel@paulweiss.com

(iii)	if to the Company (following the Transaction Closing), to:

Corcentric, Inc.
2651 Warrenville Road, Suite 560
Downers Grove, Illinois 60515
Attention: Mark Joyce and Tom Sabol
Email: mjoyce@corcentric.com and tsabol@corcentric.com

with a copy to:

Kirkland & Ellis LLP
1601 Elm Street
Dallas, Texas 75201
Attention: Kevin T. Crews, P.C.
Email: kevin.crews@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue

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New York, New York 10022
Attention: Tamar Donikyan
Email: tamar.donikyan@kirkland.com

(m)         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.  The parties hereto acknowledge and agree that Corcentric shall be entitled to specifically enforce the undersigned’s obligations to fund the Purchase Price and the provisions of the Subscription Agreement of which the Company is an express third party beneficiary, in each case on the terms and subject to the conditions set forth herein.

(n)          THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE) AS TO ALL MATTERS (INCLUDING ANY ACTION, SUIT, LITIGATION, ARBITRATION, MEDIATION, CLAIM, CHARGE, COMPLAINT, INQUIRY, PROCEEDING, HEARING, AUDIT, INVESTIGATION OR REVIEW BY OR BEFORE ANY GOVERNMENTAL ENTITY RELATED HERETO), INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES.  EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

(o)          Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the state of Delaware or the federal courts located in the state of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum.  During the period a Legal Dispute that is filed in accordance with this Section 10(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court.  Each party hereto and any person asserting rights as a third party

30

beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (i) such party is not personally subject to the jurisdiction of the above named courts for any reason, (ii) such action, suit or proceeding may not be brought or is not maintainable in such court, (iii) such party’s property is exempt or immune from execution, (iv) such action, suit or proceeding is brought in an inconvenient forum, or (v) the venue of such action, suit or proceeding is improper.  A final judgment in any action, suit or proceeding described in this Section 10(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws.  EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(p)          All representations and warranties made by the parties in this Subscription Agreement shall survive the Subscription Closing until the expiration of any statute of limitations under applicable law.

11.          Non-Reliance and Exculpation. The undersigned acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of the Company expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to invest in the Company.  The undersigned acknowledges and agrees that none of (i) any Other Subscriber pursuant to any Other Subscription Agreement (including such Other Subscriber’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) any party to the Transaction Agreement (other than the Company) or any Non-Party Affiliate shall have any liability to the undersigned or to any Other Subscriber pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares or the Warrants, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, including, without limitation, with respect to any action heretofore or hereafter taken or

31

omitted to be taken by any of them in connection with the purchase of the Shares and the Warrants or with respect to any claim (whether in tort, contract, under federal or state securities laws or otherwise) for breach of this Subscription Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, Corcentric, the Placement Agents or any Non-Party Affiliate concerning the Company, Corcentric, the Placement Agents, any of their controlled affiliates, this Subscription Agreement or the transactions contemplated hereby. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of the Company, Corcentric, the Placement Agents or any of their respective controlled affiliates or family members.

12.         No Hedging. The undersigned agrees that from the date hereof until the Transaction Closing Date or the earlier termination of this Subscription Agreement, none of the undersigned or any person or entity acting on behalf of the undersigned or pursuant to any understanding with the undersigned will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or similar instrument, including without limitation equity repurchase agreements and securities lending arrangements, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the undersigned or any other person), in each case, solely to the extent it has the same economic effect as a “short sale” (as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act), of any economic consequences of ownership (excluding, for the avoidance of doubt, any consequences resulting solely from foreign exchange fluctuations), in whole or in part, directly or indirectly, physically or synthetically, of any Shares or any securities of the Company with respect to any Shares prior to the Subscription Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of the Company, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided, however, that the provisions of this Section 12 shall not apply to (i) long sales (including sales of securities held by the undersigned, its controlled affiliates or any person or entity acting on behalf of the undersigned or any of its controlled affiliates prior to the date hereof and securities purchased by the undersigned in the open market after the date hereof) other than those effectuated through derivative transactions and similar instruments or (ii) any ordinary course, non-speculative hedging transactions. Notwithstanding anything to the contrary contained herein, the hedging restrictions in this Section 12 shall not apply to (1) any sale (including the exercise of any redemption right) of securities of the Company (A) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement, or (ii) ordinary course hedging transactions so long as the sales or borrowings relating to such hedging transactions are not settled with the Shares subscribed for hereunder and the number of securities sold in such transactions does not exceed the number of securities owned or subscribed for at the time of such transactions.

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13.         Separate Obligations. The obligations of the undersigned under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber under the Other Subscription Agreements, and the undersigned shall not be responsible in any way for the performance of the obligations of any Other Subscriber. The decision of the undersigned to purchase the Shares and the Warrants has been made by the undersigned independently of any Other Subscriber and independently of any information, materials, statements, opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any Other Subscriber or by any agent or employee of any Other Subscriber, and neither the undersigned nor any of its agents or employees shall have any liability to any Other Subscriber (or to any other person) relating to or arising from any such information, materials, statements or opinions. The undersigned acknowledges that no Other Subscriber has acted as agent for the undersigned in connection with making its investment hereunder and no Other Subscriber will be acting as agent of the undersigned in connection with monitoring its investment in the Shares and the Warrants or enforcing its rights under this Subscription Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the undersigned has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares and Warrants are to be	Date:	, 2021
registered (if different):	Mailing Address-Street (if different):
City, State, Zip:
Subscriber’s EIN:	Attn:
Business Address-Street:	Telephone No.:
City, State, Zip:	Facsimile No.:
Attn:	Email Address:
Telephone No.:	Per Share Purchase Price: $10.00
Facsimile No.:
Email Address:
Number of Shares subscribed for:
Number of Warrants to be delivered:
Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

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IN WITNESS WHEREOF, North Mountain Merger Corp. has accepted this Subscription Agreement as of the date set forth below.

NORTH MOUNTAIN MERGER CORP.

By:
Name:
Title:

Date:  December 9, 2021

[Signature Page to PIPE Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE SUBSCRIBER

This Schedule A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement. Capitalized terms used and not otherwise defined in this Schedule A have the meanings given to them in the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs)
☐
Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***
B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs)
☐
Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.” We are not a natural person.

☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is an institutional “accredited investor.”

*** AND ***
C.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:
☐	is:
☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.***

Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber. (Please check the applicable subparagraphs below to indicate the basis on which you are a “qualified institutional buyer”):

☐ Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:

☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;

☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“Small Business Investment Act”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”);

☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;

☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;

☐ is an investment adviser registered under the Investment Advisers Act; or

☐
is any institutional accredited investor, as defined in rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.

☐ Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;

☐ Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal Transactions on behalf of a qualified institutional buyer;

☐ Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies1 which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;

☐ Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or

☐ Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
1
“Family of investment companies” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in Rule 18f-2 under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐
Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;
☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;
☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;
☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;
☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;
☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;
☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;
☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐
Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000; or

☐
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐
Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐
Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐
Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the Company is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are institutional “accredited investors.”

SUBSCRIBER:
Print Name:

By:
Name:
Title:

Exhibit B

STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”), dated as of December 9, 2021, is entered into by and among North Mountain Merger Corp., a Delaware corporation (“Acquiror”), North Mountain Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Acquiror (“Merger Sub I”), North Mountain Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of Acquiror (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and [●], a [●] (the “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, concurrently herewith, Acquiror, Corcentric, Inc., a Delaware corporation (the “Company”), Merger Sub I and Merger Sub II are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) (i) Merger Sub I will merge with and into the Company (the “Initial Merger”), with the Company surviving the Initial Merger as a wholly owned subsidiary of Acquiror (the “Initial Surviving Corporation”) and (ii) immediately following the consummation of the Initial Merger, the Initial Surviving Corporation will merge with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of Acquiror;

WHEREAS, as of the date hereof, the Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote [[●] shares of Company Common Stock] / [[●] shares of Company Preferred Stock]] (the “Owned Shares”); the Owned Shares and any additional shares of Company Stock (or any securities convertible into or exercisable or exchangeable for Company Stock) in which the Stockholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”);

WHEREAS, as a condition and inducement to the willingness of Acquiror, Merger Sub I and Merger Sub II to enter into the Merger Agreement, the Company and the Stockholder are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Merger Sub I, Merger Sub II and the Stockholder hereby agree as follows:

1.          Agreement to Vote.  Subject to the earlier termination of this Agreement in accordance with Section 4, the Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that it shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to, validly execute and deliver to the Company, as promptly as reasonably practicable (and in any event, within four (4) Business Days) following the effective date of the Registration Statement, the written consent in the form attached hereto as Exhibit A in respect of all of the Stockholder’s Covered Shares. In addition, prior to the Termination Date (as defined herein), the Stockholder, in its capacity as a stockholder of the Company, irrevocably and unconditionally agrees that, at any other meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of stockholders of the Company, the Stockholder shall, and shall cause any other holder of record of any of the Stockholder’s Covered Shares to:

(a)          if and when such meeting is held, appear at such meeting or otherwise cause the Stockholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)          vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Stockholder’s Covered Shares owned as of the record date for such meeting (or the date that any written consent is executed by the Stockholder) in favor of the Mergers and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by the Company for consummation of the Mergers and the other transactions contemplated by the Merger Agreement; and

(c)          vote (or execute and return an action by written consent), or cause to be voted at such meeting, or validly execute and return and cause such consent to be granted with respect to, all of the Stockholder’s Covered Shares against any Acquisition Proposal and any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Mergers or any of the other transactions contemplated by the Merger Agreement or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Company under the Merger Agreement that would result in the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03 of the Merger Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Stockholder contained in this Agreement.

None of the Stockholder’s obligations set forth in this Agreement (including this Section 1) shall be limited, relieved or otherwise affected by the making, commencement, disclosure, announcement or submission of any Acquisition Proposal, by any Company Intervening Event or by any Company Change in Recommendation.

2.          Merger Consideration. The Stockholder hereby agrees to the conversion of all Covered Shares in the manner set forth in Section 3.01 of the Merger Agreement (including, as applicable, the conversion of each share of Company Preferred Stock into the right to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, multiplied by the number of shares of Company Common Stock that such share of Company Preferred Stock would be converted into if converted in accordance with the terms of Section 4 of Article V of the Company Certificate of Incorporation immediately prior to the First Effective Time).

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3.          No Inconsistent Agreements.  The Stockholder hereby covenants and agrees that the Stockholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.          Termination.  This Agreement shall terminate, and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the First Effective Time, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of Acquiror, Merger Sub I, Merger Sub II and the Stockholder, or (iv) the election of the Stockholder in its sole discretion to terminate this Agreement following any modification or amendment to, or the waiver of any provision of, the Merger Agreement, as in effect on the date hereof, that reduces the amount or changes the form of consideration payable to the Stockholder, in each case, without the Stockholder’s prior consent (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 11 to 24 shall survive the termination of this Agreement; provided further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of, or actual fraud by such party in connection with, this Agreement prior to such termination.

5.          Representations and Warranties of the Stockholder.  The Stockholder hereby represents and warrants to Acquiror, Merger Sub I and Merger Sub II as to itself as follows:

(a)          The Stockholder is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Covered Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens.  As of the date hereof, other than the Owned Shares, the Stockholder does not own beneficially or of record any shares of capital stock of the Company (or any securities convertible into shares of capital stock of the Company).

(b)          The Stockholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Stockholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Stockholder’s Covered Shares that is inconsistent with the Stockholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c)          [The Stockholder (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization, and (ii) has all requisite corporate or other power and

3

authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.]1 [The Stockholder has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and, to the extent any Covered Share constitutes community property under applicable Law, the Stockholder has obtained all consents necessary under applicable Law to enter into this Agreement and to perform its obligations hereunder with respect to such Covered Shares.]2 This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding agreement of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(d)          Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement, the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Merger Agreement.

(e)          The execution, delivery and performance of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby or the Mergers and the other transactions contemplated by the Merger Agreement will not, constitute or result in [(i) a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Stockholder,]3 (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of the Stockholder pursuant to any Contract binding upon the Stockholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Stockholder is subject or (iii) any change in the rights or obligations of any party under any Contract legally binding upon the Stockholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or

1 NTD: To be included if the Stockholder is an entity

2 NTD: To be included if the Stockholder is a natural person.

3 NTD: To be included if the Stockholder is an entity

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impair the Stockholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

(f)          As of the date of this Agreement, there is no action, proceeding or investigation pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that questions the beneficial or record ownership of the Stockholder’s Owned Shares, the validity of this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(g)          The Stockholder understands and acknowledges that Acquiror, Merger Sub I and Merger Sub II are entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Stockholder contained herein.

(h)          No investment banker, broker, finder or other intermediary is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission for which Acquiror, Merger Sub I, Merger Sub II or the Company is or will be liable in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.

6.          Certain Covenants of the Stockholder.  Except in accordance with the terms of this Agreement, the Stockholder hereby covenants and agrees as follows:

(a)          No Solicitation.  Subject to Section 7 hereof, prior to the Termination Date, the Stockholder shall not, and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, knowingly facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any non-public information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal.  The Stockholder also agrees that immediately following the execution of this Agreement it shall, and shall cause its Affiliates and all of its or their Representatives to cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to result in or lead to, an Acquisition Proposal. In addition to the other obligations under this Section 6(a), the Stockholder shall promptly (and in any event within 48 hours after receipt thereof by the Company or its representatives) advise Acquiror orally and in writing of receipt of any Acquisition Proposal by the Stockholder, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

The Stockholder agrees that the rights and remedies for non-compliance with this Section 6(a) shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or

5

threatened breach shall cause irreparable injury to Acquiror and that money damages would not provide an adequate remedy to Acquiror. For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 6(a) shall not prohibit the Stockholder, any of its Affiliates or any of its Representatives from taking any actions in the ordinary course of business that are not in violation of any provision of this Section 6(a) (such as answering phone calls) or informing any Person inquiring about a possible Acquisition Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 6(a).

Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder shall not be responsible for the actions of the Company or the Company Board (or any committee thereof), any Subsidiary of the Company, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (the “Company Related Parties”), including with respect to any of the matters contemplated by this Section 6(a), (ii) the Stockholder makes no representations or warranties with respect to the actions of any of the Company Related Parties and (iii) any breach by the Company of its obligations under Section 6.08(a) of the Merger Agreement shall not be considered a breach of this Section 6(a) (it being understood for the avoidance of doubt that the Stockholder shall remain responsible for any breach by it or its Representatives (other than any such Representative that is a Company Related Party) of this Section 6(a)).

(b)          The Stockholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Mergers, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any Contract or option with respect to the Transfer of any of the Stockholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of the Stockholder, (B) in the case of an individual, Transfers by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person, or to a charitable organization, (C) occurring by will, testamentary document or intestate succession upon the death of a Stockholder who is an individual, (D) pursuant to community property laws, divorce decree or a qualified domestic relations order or (E) to a nominee or custodian of a Person or entity to whom a Transfer would be permissible under clauses (A) through (D) above (any Transfer permitted by clauses (A) through (E), a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Acquiror, to assume all of the obligations of the Stockholder under, and be bound by all of the terms of, this Agreement and any other Ancillary Agreement to which the Stockholder is a party in connection with the transactions contemplated by the Merger Agreement, including any lock-up agreement; provided, further, that any Transfer permitted under this Section 6(b) shall not relieve the Stockholder of its obligations under this Agreement.  Any Transfer in violation of this Section

6

6(b) with respect to the Stockholder’s Covered Shares shall be null and void.  Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Stockholder.

(c)          The Stockholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

(d)          The Stockholder shall be bound by and subject to Section 8.04 (Confidentiality; Publicity) of the Merger Agreement to the same extent as such provision applies to the parties to the Merger Agreement as if the Stockholder is directly party thereto.

(e)          The Stockholder agrees to execute and deliver such documentation as may be necessary or reasonably requested by Acquiror or the Company to terminate, effective upon and contingent upon the Closing and without any liability to Acquiror, Sponsor or the Company, any Company Affiliate Agreement to which the Stockholder is a party that is contemplated to be terminated in connection with the transactions contemplated by the Merger Agreement.

7.          Further Assurances.  From time to time, at Acquiror’s request and without further consideration, the Stockholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.  The Stockholder further agrees not to commence or participate in, and to take all actions necessary to opt out of any class action with respect to, any action or claim, derivative or otherwise, against Acquiror, Merger Sub I or Merger Sub II or their respective Affiliates, the Sponsor, the Company or any of their respective successors and assigns relating to the negotiation, execution or delivery of this Agreement, the Merger Agreement (including the Per Share Stock Consideration and the Per Share Cash Consideration) or the consummation of the transactions contemplated hereby and thereby.

8.          Disclosure.  The Stockholder hereby authorizes the Company and Acquiror to publish and disclose in any announcement or disclosure, in each case required by the SEC, the Stockholder’s identity and ownership of the Covered Shares and the nature of the Stockholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Acquiror have provided the Stockholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and Acquiror will consider in good faith.

9.          Changes in Capital Stock.  In the event of a stock split, stock dividend or distribution, or any change in the Company’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.          Amendment and Modification.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by Acquiror, Merger Sub I, Merger Sub II and the Stockholder.

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11.          Waiver.  Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

12.          Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

if to Acquiror, to it at:

North Mountain Merger Corp.
767 Fifth Avenue, 9th Floor
New York, New York 10153
Attn:          Nick Dermatas
E-mail:      ndermatas@smmergercorp.com

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attn:          Jeffrey D. Marell
  Michael Vogel
E-mail:      jmarell@paulweiss.com
  mvogel@paulweiss.com

If to the Stockholder, to such address indicated on the Company’s records with respect to the Stockholder or to such other address or addresses as the Stockholder may from time to time designate in writing.

13.          No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of the Stockholder.  All rights, ownership and economic benefits of and relating to the Covered Shares of the Stockholder shall remain vested in and belong to the Stockholder, and Acquiror shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Stockholder’s Covered Shares, except as otherwise provided herein.

14.          Entire Agreement.  This Agreement and the Merger Agreement constitute the entire agreement among the parties relating to the subject matter hereof and supersede any other

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agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement and the Merger Agreement.

15.          No Third-Party Beneficiaries.  The Stockholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of Acquiror, Merger Sub I and Merger Sub II in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that the Company shall be an express third party beneficiary with respect to Section 5, Section 6(b) and Section 8 hereof.

16.          Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)          This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

(b)          Any Action based upon, arising out of or related to this Agreement shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in  the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 16.

(c)          EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.          Assignment; Successors.  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their

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respective permitted successors and assigns.  Any attempted assignment in violation of the terms of this Section 17 shall be null and void, ab initio.

18.          Trust Account Waiver.  Reference is made to the final prospectus of Acquiror, dated as of September 18, 2020 (Registration No. 333-246328) (the “Prospectus”).  The Stockholder hereby represents and warrants that it has read the Prospectus and understands that Acquiror has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”), including the sale of the overallotment shares acquired by its underwriters, and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Acquiror’s public stockholders (including overallotment shares acquired by Acquiror’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the Prospectus, Acquiror may disburse monies from the Trust Account only:  (a) to the Public Stockholders in the event they elect to redeem their Acquiror Common Stock pursuant to the Offer in connection with the consummation of Acquiror’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if Acquiror fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any Taxes, or (d) to Acquiror after or concurrently with the consummation of a Business Combination.  For and in consideration of Acquiror entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Stockholder hereby agrees, in each case on behalf of itself and its Affiliates, that, notwithstanding anything to the contrary in this Agreement, neither Stockholder nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Acquiror or its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, “Representatives”), on the one hand, and the Stockholder or its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”).  The Stockholder on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Stockholder or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or Contracts with Acquiror or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Acquiror or its Affiliates).  The Stockholder agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Acquiror and its Affiliates to induce Acquiror to enter in this Agreement, and the Stockholder further intends and understands such waiver to be valid, binding and enforceable against the Stockholder and each of its Affiliates under applicable Law. To the extent Stockholder, or any of its Affiliates, commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Acquiror or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Acquiror or its Representatives, Stockholder, hereby acknowledges and

10

agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit it or its Affiliates (or any Person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.  In the event the Stockholder or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Acqiuror or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of Acquiror, whether in the form of money damages or injunctive relief, Acquiror and its Representatives, as applicable, shall be entitled to recover from the Stockholder and its Affiliates the associated legal fees and costs in connection with any such action, in the event Acquiror or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.

19.          Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Acquiror, Merger Sub I, Merger Sub II or the Stockholder under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

20.          Enforcement.  The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions.  The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including the Stockholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity.  The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance
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with this Section 20 shall not be required to provide any bond or other security in connection with any such injunction.

21.          Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

22.          Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties.  Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

23.          Interpretation and Construction.  The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  References to Sections are to Sections of this Agreement unless otherwise specified.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.  “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

24.          Capacity as a Stockholder.  Notwithstanding anything herein to the contrary, the Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee or designee of the Stockholder or any of its affiliates in his or her capacity, if applicable, as an officer, director, employee or fiduciary of the Company or any other Person.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

NORTH MOUNTAIN MERGER CORP.

By:
Name:
Title:

NORTH MOUNTAIN MERGER SUB INC.

By:
Name:
Title:

NORTH MOUNTAIN MERGER SUB II, LLC

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

[STOCKHOLDER]

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

Exhibit A

WRITTEN CONSENT
IN LIEU OF A
MEETING OF STOCKHOLDERS
OF
CORCENTRIC, INC.

[●], 2021

The undersigned (the “Stockholder”), being the holder of shares of Corcentric, Inc., a Delaware corporation (the “Company”), [common stock, par value $0.001 per share (the “Company Common Stock”)] [and] [Series A preferred stock, par value $0.001 per share (the “Company Preferred Stock”)], acting pursuant to Section 228(a) and Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby irrevocably consent to the adoption of the following resolutions in lieu of a meeting with respect to all of the shares of [Company Common Stock] [and] [Company Preferred Stock] held by the Stockholder, effective as of the date set forth opposite the Stockholder’s name on the signature page hereto:

MERGER AGREEMENT

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of December 9, 2021 (the “Merger Agreement”), by and among the Company, North Mountain Merger Corp., a Delaware corporation (“Acquiror”), North Mountain Merger Sub Inc., a Delaware corporation (“Merger Sub I”) and North Mountain Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), a copy of which has been provided to the undersigned Stockholder (capitalized terms used herein without definition shall have the respective meaning ascribed to them in the Merger Agreement);

WHEREAS, pursuant to the Merger Agreement, upon the terms and subject to the conditions set forth therein, (i) Merger Sub I will merge with and into the Company (the “Initial Merger”), with the Company surviving the Initial Merger as a wholly owned subsidiary of Acquiror (the “Initial Surviving Corporation”) and (ii) immediately following the consummation of the Initial Merger, the Initial Surviving Corporation will merge with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II continuing as the surviving entity of the Subsequent Merger;

WHEREAS, the Company Board has (i) declared the form, terms and provisions of the Merger Agreement and the transactions contemplated thereby, including the Mergers, advisable and in the best interests of the Corporation and its stockholders, (ii) approved the Merger Agreement and the execution, delivery and performance thereof and the consummation of the transactions contemplated thereby, including the Mergers, upon the terms and subject to the conditions set forth in the Merger Agreement, and (iii) authorized the officers of the Company to submit the Merger Agreement to the Company’s stockholders for purposes of obtaining the approval of the Company’s stockholders and to take all action deemed necessary or appropriate to solicit the consent of the stockholders of the Company with respect thereto; and

WHEREAS, (i) the affirmative vote in favor of the adoption of the Merger Agreement by a holders of a majority of the voting power of the outstanding shares of Company Stock and Company Preferred Stock, voting together on an “as converted” to Company Common Stock basis, is required pursuant to Section 251 of the DGCL, and (ii) the affirmative vote in favor of the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of Company Preferred Stock, voting together as a single class, is required pursuant to Article V, Section 7 of the Amended and Restated Certificate of Incorporation of the Company, dated as of May 1, 2020 (the “Charter”), upon the terms and subject to the conditions set forth in the Merger Agreement; now, therefore, be it

RESOLVED, that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are hereby adopted and approved in all respects, and the undersigned Stockholder hereby votes all of the shares of [Company Common Stock] [and] [Company Preferred Stock] held by the Stockholder in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Mergers, in each case, in accordance with the Charter; and

FURTHER RESOLVED, that the undersigned Stockholder hereby (i) waives any and all (A) appraisal and/or dissenters’ rights with respect to the transactions contemplated by the Merger Agreement, including the Mergers, whether pursuant to the DGCL or otherwise and (B) irregularities of notice with respect to the time and place of meeting, and (ii) consents to the transaction of all business represented by this written consent and the Merger Agreement.

 [Remainder of page intentionally left blank.
Signature page follows.]

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Exhibit C

AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of December 9, 2021, is made and entered into by and among North Mountain Merger Corp., a Delaware corporation (the “Company”), North Mountain LLC, a Delaware limited liability company (the “Sponsor”), certain equityholders of Corcentric, Inc., a Delaware corporation (“Corcentric”), set forth on the signature pages hereto (each such equityholder, a “Corcentric Holder” and, collectively, the “Corcentric Holders”) Doug Clark (the “Director Holder”) (each such party, together with the Sponsor, the Corcentric Holders and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 or Section 6.9 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, the Company and the Sponsor are party to that certain Registration Rights Agreement, dated as of September 17, 2020 (the “Original RRA”);

WHEREAS, the Company entered into that certain Agreement and Plan of Merger, dated as of the date hereof, (as it may be amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, North Mountain Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub I”), North  Mountain Merger Sub II, Inc., a Delaware limited liability company and a direct, wholly owned subsidiary of the Company (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and Corcentric;

WHEREAS, pursuant to the Merger Agreement, the Corcentric Holders will receive shares of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company and Sponsor’s 3,306,250 shares of Class B common stock of the Company (the “Sponsor Shares”) will be converted to 3,306,250 shares of Common Stock;

WHEREAS, in connection with the Merger Agreement and the transactions contemplated thereby, the Company, Sponsor and Corcentric entered into that certain Share Vesting and Warrant Surrender Agreement, dated as of the date hereof, pursuant to which (i) Sponsor agreed to surrender 4,145,000 warrants, each exercisable to purchase one share of Common Stock, (ii) Sponsor received 1,400,000 shares of Common Stock (together with the Sponsor Shares, the “Founder Shares”), (iii) 2,603,126 of the Founder Shares will vest immediately upon consummation of the transactions contemplated by the Merger Agreement and (iv) 2,103,124 of the Founder Shares will remain subject to certain vesting and forfeiture conditions;

WHEREAS, in connection with the Merger Agreement and the transactions contemplated thereby, certain stockholders will purchase an aggregate of 5,000,000 shares of Common Stock and 2,500,000 warrants to purchase shares of Common Stock (the “Investor Securities”) in a transaction exempt from registration under the Securities Act pursuant to the respective Subscription Agreement, each dated as of the date hereof, entered into by and between the Company and each of the stockholders party thereto (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”);

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is a Holder in the aggregate of at least a majority-in-interest of the Registrable Securities as of the date hereof; and

WHEREAS, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement, effective as of the Closing.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1

ARTICLE I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or Chief Financial Officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Block Trade” shall have the meaning given in Section 2.4.1.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

“Closing” shall have the meaning given in the Merger Agreement.

“Closing Date” shall have the meaning given in the Merger Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Corcentric” shall have the meaning given in the Preamble hereto.

“Corcentric Holders” shall have the meaning given in the Preamble hereto.

“Demand Registration” shall have the meaning given in Section 2.1.1.

“Demanding Corcentric Holder” shall have the meaning given in Section 2.1.4.

“Demanding Sponsor Holders” shall have the meaning given in Section 2.1.4.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“Director Holder” shall have the meaning given in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.3.

“Founder Shares” shall have the meaning given in the Recitals hereto.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble, for so long as such person or entity holds any Registrable Securities.

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“Insider Letter” shall mean that certain letter agreement, dated as of September 17, 2020, by and among the Company, the Sponsor and the other parties thereto.

“Investor Securities” shall have the meaning given in the Recitals hereto.

“Joinder” shall have the meaning given in Section 6.10.

“Lock-up” shall have the meaning given in Section 5.1.

“Lock-up Period” shall mean with respect to the Lock-up Shares, the period ending on the earlier of (A) the date that is one year following the date of the Closing and (B) subsequent to the Closing (as such term is defined in the Merger Agreement), (x) if the closing price of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing (as such term is defined in the Merger Agreement) or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

“Lock-up Shares” shall mean the Founder Shares held by the Sponsor Holders immediately following the Closing (including those subject to vesting and forfeiture conditions)..

“Maximum Number of Securities” shall have the meaning given in Section 2.1.4.

“Merger Agreement” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean (a) with respect to the Sponsor Holders and their respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period, pursuant to the Insider Letter and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter; and (b) with respect to all other Holders and their respective Permitted Transferees, any person or entity to whom such Holder of Registrable Securities is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or their respective Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding share of Common Stock or any other equity security (including, without limitation, warrants to purchase shares of Common Stock and the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company held by a Holder from time to time (including any securities distributable pursuant to the Merger Agreement), (b) any outstanding shares of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company acquired or otherwise owned by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company and (c) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a) or (b) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the

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earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing (or book entry positions not subject to) a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;

(B) reasonable fees and disbursements of counsel for the Corcentric Holders;

(C) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(D) printing, messenger, telephone and delivery expenses;

(E) reasonable fees and disbursements of counsel for the Company;

(F) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(G) in an Underwritten Offering, Block Trade or other offering involving an Underwriter reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Sponsor Holders” shall mean the Sponsor and its Permitted Transferees who hold Registrable Securities.

“Sponsor Shares” shall have the meaning given in the Recitals hereto.

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“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Transfer” shall mean the (a) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal or as broker, placement agent or sales agent pursuant to a Registration and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II
REGISTRATIONS AND OFFERINGS

2.1 Shelf Registration.

2.1.1 Filing.  The Company agrees that it will file with the Commission (at the Company’s sole cost and expense) a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), if the Company is then eligible to use a Form S-3 Shelf, in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis no later than thirty (30) calendar days after the Closing Date, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the Commission reviews and has written comments to the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available (the “Plan of Distribution”) to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to the Plan of Distribution or any other method or combination of methods legally available to, and requested by, any

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Holder named therein. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of a Sponsor Holder, a Corcentric Holder, or a Director Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such Registrable Securities to be so covered twice per calendar year for each of the Sponsor Holders, the Corcentric Holders and the Director Holder.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, (a) a majority-in-interest of the Sponsor Holders (the “Demanding Sponsor Holders”) or (b) any individual Corcentric Holder (the “Demanding Corcentric Holder”) (any of the Demanding Sponsor Holders or such Demanding Corcentric Holder being in such case, a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $30 million or all of such Demanding Holders’ remaining Registrable Securities (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Company shall enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the managing Underwriter or Underwriters (which shall consist of one or more reputable nationally recognized investment banks) selected by the Demanding Holder after consultation with the Company and shall take all such other reasonable actions as are requested by the managing Underwriter or Underwriters in order to expedite or facilitate the disposition of such Registrable Securities.  The Demanding Sponsor Holders and the Demanding Corcentric Holder may each demand not more than two (2) Underwritten Shelf Takedowns pursuant to this Section 2.1.4 in any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the

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“Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, (A) first, all Registrable Securities of the Requesting Holders (pro rata based on the respective number of Registrable Securities that each Requesting Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual agreements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from a Registration pursuant to such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the a Sponsor Holder or a Corcentric Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor Holders, the Corcentric Holders or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if a Sponsor Holder or a Corcentric Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Sponsor Holder or such Corcentric Holder, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedow. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.6.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to Section 2.4.3, if the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) for a dividend reinvestment plan or (v) a Block Trade, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) Business Days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the

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opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) Business Days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering), which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

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(c) if the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons or entities pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1 hereof.

2.3 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade), each Holder that participates in such Underwritten Offering agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each Holder participating in any Underwritten Offering agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

2.4. Block Trades.

2.4.1 Notwithstanding any other provision of this Article II, but subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, (x), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $25 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any), brokers, sales agents or placement agents of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 2.4.2.

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2.4.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Agreement.

2.4.4 The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

2.4.5 A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offering pursuant to this Section 2.4 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.4 shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.4 hereof.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may reasonably be requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;

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3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be (a) necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (b) advisable in order to reduce the number of days that sales are suspended pursuant to Section 3.4), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 in the event of an Underwritten Offering, a Block Trade, Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, permit a representative of the Holders, the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; provided, further, that the participation of such representatives, Underwriters or financial institutions does not diminish the Company’s responsibility for Registration Expenses in connection with such Underwritten Offering or Block Trade pursuant to such Registration or as otherwise set forth in this Agreement; and provided further, that the Company will not include the name of any Holder or any information regarding any Holder not participating in such sale pursuant to such Registration unless required by the Commission or any applicable law, rules or regulations;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration (subject to such broker, placement agent or sales agent providing such certification or representation reasonably requested by the Company’s independent registered public accountings and the Company’s counsel), in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 in the event of an Underwritten Offering, a Block Trade, Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, the placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, the broker, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in the event of any Underwritten Offering, a Block Trade, Other Coordinated Offering or sale by a broker, placement agent or sales agent pursuant to such Registration, enter into and perform its

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obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the broker, placement agent or sales agent of such offering or sale;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.15 with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement, in connection with such Registration, including, without limitation, making available senior executives of the Company to participate in any due diligence sessions that may be reasonably requested by the Underwriter in any Underwritten Offering.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration and an Underwriter, broker, sales agent or placement agent.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary or advisable to effect the registration and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering or other offering involving a Registration and an Underwriter for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (i) agrees to sell such person’s or entity’s securities on the basis provided in any arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that (i) the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice and (ii) the Company shall only be responsible for Registration Expenses in connection with correcting Misstatements in information provided by the Company), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 Subject to Section 3.4.4, if the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board

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concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

3.4.3 Subject to Section 3.4.4, (a) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to Section 2.1.4, Holders have requested an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1.4 or 2.4.

3.4.4 The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 3.4.2 or a registered offering pursuant to Section 3.4.3 shall be exercised by the Company, in the aggregate, on not more than two occasions or for more than sixty (60) consecutive calendar days or more than one hundred and twenty (120) total calendar days in each case, during any twelve (12)-month period.

3.4.5 Notwithstanding anything to the contrary set forth herein, the Company shall not provide any Holder with any material, nonpublic information regarding the Company other than to the extent that providing notice to such Holder hereunder constitutes material, nonpublic information regarding the Company.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from (a) any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein or (b) any violation or alleged violation by the Company of the Securities Act,

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Exchange Act, or any state securities law or any rule or regulation thereunder in connection with such registration. The Company shall indemnify the Underwriters, their officers and directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus  (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

4.1.3 Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or

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omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V
LOCK-UP

5.1 Lock-up. Subject to Section 5.2, the Sponsor Holders agree that they shall not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”); provided, that the foregoing restriction shall not apply to (i) the exercise by any Holder of any option to purchase shares of Common Stock pursuant to any equity compensation plan of the Company to the extent that such option would expire during the Lock-up Period or (ii) the sale of shares of Common Stock underlying any such option, to the extent necessary to satisfy any exercise price and/or tax obligations arising in connection with the exercise of such option; provided, further, that the net shares of Common Stock underlying any such options (i.e., following the application of subclauses (i) or (ii) or any Company net settlement effectuated to satisfy any exercise price and/or tax obligations arising in connection with the exercise of such option) shall continue to be subject to the Lock-up.

5.2 Permitted Transferees. Notwithstanding the provisions set forth in Section 5.1, the Sponsor Holders or their Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (a) to (i) the Sponsor’s officers or directors, (ii) any affiliates or family members of the Sponsor’s officers or directors, or (iii) the Sponsor Holders or any direct or indirect partners, members or equity holders of the Sponsor Holders, any affiliates of the Sponsor Holders or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by virtue of a Sponsor Holder’s organizational documents, upon dissolution of the such Sponsor Holder; (f) to the Sponsor; (g) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares Common Stock for cash, securities or other property subsequent to the Closing Date; or (h) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (a) through (g) above; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Article V.
ARTICLE VI
MISCELLANEOUS

6.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, electronic mail or facsimile, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the

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Company, to: Corcentric, Inc., 200 Lake Drive East, Cherry Hill, NJ 08002, Attention: Tom Sabol, and, if to any Holder, at such Holder’s address, electronic mail address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

6.2.2 Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees; provided, that, with respect to the Corcentric Holders and the Sponsor Holders, the rights hereunder that are personal to such Holders may not be assigned or delegated in whole or in part, except that (x) each of the Corcentric Holders shall be permitted to transfer its rights hereunder as the Corcentric Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Corcentric Holder (it being understood that no such transfer shall reduce any rights of such Corcentric Holder or such transferees) and (y) each of the Sponsor Holders shall be permitted to transfer its rights hereunder as the Sponsor Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Sponsor Holder (it being understood that no such transfer shall reduce any rights of the Sponsor or such transferees).

6.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 6.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4 Governing Law; Venue; Trial by Jury. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THE AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.5 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions,

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covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects either the Sponsor Holders as a group or the Corcentric Holders as a group, respectively, in a manner that is materially adversely different from the Sponsor Holders or Corcentric Holders, as applicable, shall require the consent of at least a majority-in-interest of the Registrable Securities held by such Sponsor Holders or Corcentric Holders, as applicable, at the time in question; and provided, further, that any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.6 Other Registration Rights. Other than the stockholders who have registration rights with respect to their Investor Securities pursuant to their respective Subscription Agreements, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. The Company hereby agrees and covenants that it will not grant rights to register any Common Stock (or securities convertible into or exchangeable for Common Stock) pursuant to the Securities Act that are more favorable, pari passu or senior to those granted to the Holders hereunder without the prior written consent of Holders representing a majority-in-interest of the Registrable Securities. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.7 Term. This Agreement shall terminate on the earlier of (a) the seventh anniversary of the date of this Agreement or (b) with respect to any Holder, upon the date as of which such Holder no longer holds any Registrable Securities. The provisions of Section 3.5 and Article IV shall survive any termination.

6.8 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

6.9 Joinder. Each person or entity who becomes a Holder pursuant to Section 6.2 hereof must execute a joinder to this Agreement in the form of Exhibit A attached hereto (a “Joinder”).

6.10 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

6.11 Entire Agreement; Restatement. This Agreement constitutes the full and entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Upon the Closing, the Original RRA shall no longer be of any force or effect.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

NORTH MOUNTAIN MERGER CORP., a Delaware corporation

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

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SPONSOR HOLDERS:

NORTH MOUNTAIN LLC

By: Harbour Reach Holdings LLC, its managing member

By: Netherton Investments Limited,
its managing member

By:
Name: Mike Bell
Title: Director

[Signature Page to Amended and Restated Registration Rights Agreement]

CORCENTRIC HOLDERS:

BREGAL SAGEMOUNT III L.P.

By:
Name:
Title:

BREGAL SAGEMOUNT III-A L.P.

By:
Name:
Title:

BREGAL SAGEMOUNT III-B L.P.

By:
Name:
Title:

[Signature Page to Amended and Restated Registration Rights Agreement]

DIRECTOR HOLDER:

Name: Douglas Clark

[Signature Page to Amended and Restated Registration Rights Agreement]

Schedule 1

Corcentric Holders

Bregal Sagemount III L.P.

Bregal Sagemount III-A L.P.

Bregal Sagemount III-B L.P.

Exhibit A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this joinder (this “Joinder”) pursuant to the Amended and Restated Registration Rights Agreement, dated as of December 9, 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among North Mountain Merger Corp., a Delaware corporation (the “Company”), and the other persons or entities named as parties therein. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Registration Rights Agreement.

By executing and delivering this Joinder to the Company, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s shares of Common Stock shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein.

Accordingly, the undersigned has executed and delivered this Joinder as of the          day of           , 20  .

Signature of Stockholder

Print Name of Stockholder Its:

Address:

Agreed and Accepted as of , 20

[●]

By:
Name:
Its:

Exhibit D
LOCKUP AGREEMENT

This Lockup Agreement is dated as of December 9, 2021 and is among North Mountain Merger Corp., a Delaware corporation (“NMMC”), and each of the stockholder parties identified on Exhibit A hereto and the other persons who enter into a joinder to this Agreement substantially in the form of Exhibit B hereto with NMMC in order to become a “Stockholder Party” for purposes of this Agreement (collectively, the “Stockholder Parties”).  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, the Stockholder Parties own or will own equity interests in Corcentric, Inc., a Delaware corporation (“Legacy Corcentric”), and/or NMMC;

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December 9, 2021 (as it may be amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), (i) North Mountain Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of NMMC (“Merger Sub I”), will merge with and into Legacy Corcentric (the “Initial Merger”), with Legacy Corcentric surviving the Initial Merger as a wholly owned subsidiary (the “Initial Surviving Company”) of NMMC, (ii) by virtue of the Initial Merger, former stockholders of Legacy Corcentric will receive newly issued shares of Common Stock (as defined below) and/or cash, (iii) following the consummation of the Initial Merger, the Initial Surviving Company will merge with and into North Mountain Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of NMMC (“Merger Sub II”) (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II being the surviving entity of the Second Merger (the “Surviving Company”) and (iv) following the consummation of the Subsequent Merger, NMMC will be renamed “Corcentric” (NMMC from and after the Subsequent Merger sometimes referred to herein as the “Company”); and

WHEREAS, in connection with the Mergers and effective upon the consummation thereof, the parties hereto wish to set forth herein certain understandings among such parties with respect to restrictions on transfer of equity interests in NMMC.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1          Defined Terms.  In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Action” has the meaning set forth in Section 3.8.

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” means this Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Board” means the board of directors of the Company.

“Change of Control” has the meaning set forth in Section 2.1(b).

“Common Stock” means the Class A Common Stock, par value $0.0001 per share, of NMMC, following the consummation of the Initial Merger (as the same may be reclassified or changed from time to time).

“Company” has the meaning set forth in the Background.

“covered shares” has the meaning set forth in Section 2.1.

“designated representatives” means, with respect to a Stockholder Party, (a) its and its Affiliates’ directors, managers, officers, attorneys, accountants, consultants, insurers, financing sources and other advisors in connection with such Stockholder Party’s investment in the Company and (b) any of such Stockholder Party’s or their respective Affiliates’ partners, members, stockholders, directors, managers, officers, other fiduciaries, employees or agents in the ordinary course of business, so long as such Person has agreed to maintain the confidentiality of the information relating to the Company provided to it.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator, court or tribunal (including stock exchange authorities).

“immediate family” has the meaning set forth in Section 2.1(b).

“Legacy Corcentric” has the meaning set forth in the Background.

“Lock-Up Period” has the meaning set forth in Section 2.1(a).

“Merger” has the meaning set forth in the Background.

“Merger Agreement” has the meaning set forth in the Background.

“Non-Recourse Party” means any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any named party to this Agreement and any past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative of any of the foregoing, in each case, that is not a party to this Agreement.

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“Permitted Transferees” means with respect to a Stockholder Party, a Transferee of shares that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.

“Person” means an individual, a partnership, a corporation, a limited partnership, a limited liability company, a syndicate, an association, a joint stock company, a trust, an entity, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, a person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act) or any Governmental Authority or any department, agency or political subdivision thereof.

“shares” means shares of Common Stock received by the Stockholder Parties pursuant to the Merger Agreement; provided, however, that, for the avoidance of doubt, such term shall not include shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock, in each case, acquired in open market transactions after the Closing Date.

“Sponsor” has the meaning set forth in the Background.

“Stockholder Parties” has the meaning set forth in the Preamble.

“Surviving Company” has the meaning set forth in the Background.

1.2          Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.  Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II
LOCKUP

2.1          Lockup.  (a) During the period beginning on the effective time of the Initial Merger and continuing to and including the date that is 180 days after the Closing Date (as defined in the Merger Agreement) (in each case, the “Lock-Up Period”), each Stockholder Party agrees not to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares, or any options or warrants to purchase any shares, or any securities convertible into, exchangeable for or that represent the right to receive shares, or any interest in any of the foregoing, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the U.S. Securities and Exchange Commission (collectively, the “covered shares”).  The foregoing restriction is expressly agreed to preclude such Stockholder Parties from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the covered shares even if such covered shares would be disposed of by someone other than such Stockholder Parties.  Such prohibited hedging or other transactions would include, without

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limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the covered shares or with respect to any security that includes, relates to, or derives any significant part of its value from such covered shares.

(b)          Notwithstanding the foregoing, a Stockholder Party may transfer or dispose of any or all of its covered shares at any time during the Lock-Up Period (i) by will, other testamentary document or intestacy, (ii) as a bona fide gift or gifts, including to charitable organizations or for bona fide estate planning purposes, (iii) to any trust, partnership, limited liability company, corporation or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Section 2.1, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (iv) in the case of an individual, (x) to any immediate family member or other dependent or (y) to a trust, the beneficiary of which is either a member of one of the individual’s immediate family or a charitable organization and, in each case, the sole trustee of which is such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) as a distribution to limited partners, members or stockholders of such Stockholder Party, (vii) to its Affiliated investment fund or other Affiliated entity controlled or managed by such Stockholder Party or its Affiliates, (viii) to a nominee or custodian of a Person to whom a disposition or transfer would be permissible under clauses (i) through (vii) above, (ix) pursuant to an order or decree of a Governmental Authority, (x) from an employee to NMMC or its Subsidiary or parent entities upon death, disability or termination of employment, in each case, of such  employee, (xi)  to NMMC (1) pursuant to the exercise of any option to purchase Common Stock granted by NMMC pursuant to any employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Initial Merger) which are set to expire during the Lock-Up Period, where any Common Stock received by the undersigned upon any such exercise will be subject to the terms of this Section 2.1, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Common Stock or the vesting of any restricted stock awards granted by NMMC pursuant to employee benefit plans or arrangements (including employee benefit plans or arrangements assumed in connection with the Initial Merger) which are set to expire or automatically vest during the Lock-Up Period, where any Common Stock received by such Stockholder Party upon any such exercise or vesting will be subject to the terms of this Section 2.1, (xii) pursuant to transactions to satisfy any U.S. federal, state, or local income tax obligations of the Stockholder Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Merger Agreement was executed by the parties, and such change prevents such transaction from qualifying as a “reorganization” pursuant to Section 368 of the Code (and such transaction does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), or (xiii) with the prior written consent of NMMC; provided that:

(i)          in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, (a) each donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in this Section 2.1; and (b) any such transfer or distribution shall not involve a disposition for value, other than with respect to any such transfer or distribution for which the transferor or distributor receives (x) equity interests of such transferee or (y) such transferee’s interests in the transferor; and

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(ii)          in the case of each transfer or distribution pursuant to clauses (ii) through (viii) above, if any public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of shares shall be required or shall be voluntarily made during the Lock-Up Period (a) such Stockholder Party shall provide NMMC prior written notice informing them of such report or filing and (b) such report or filing shall disclose that such donee, trustee, distributee or transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein.

(c)          For the avoidance of doubt, each Stockholder Party shall be permitted to convert outstanding preferred stock, warrants to acquire preferred stock or convertible securities or warrants to acquire shares of Common Stock into shares of Common Stock; provided that any such shares of Common Stock or warrants received upon such conversion shall be subject to the restrictions set forth in this Section 2.1.

(d)          Each Stockholder Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-Up Period so long as no transfers or other dispositions of such Stockholder Party’s shares in contravention of this Section 2.1(d) are effected prior to the expiration of the applicable Lock-Up Period.

(e)          Each Stockholder Party also agrees and consents to the entry of stop transfer instructions with NMMC’s transfer agent and registrar against the transfer of the covered shares except in compliance with the foregoing restrictions and to the addition of a legend to such Stockholder Party’s shares describing the foregoing restrictions.

ARTICLE III
GENERAL PROVISIONS

3.1          Termination.  Subject to Section 3.13 or the early termination of any provision as a result of an amendment to this Agreement in accordance with Section 3.3, this Agreement (other than Article III hereof), shall terminate on the date that is 180 days after the Closing Date.

3.2          Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to NMMC, to:

North Mountain Merger Corp.
767 Fifth Avenue, 9th Floor
New York, New York 10153
Attn: Nick Dermatas
E-mail: ndermatas@smmergercorp.com

with a copy to:

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Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attn: Jeffrey D. Marell; Michael Vogel
E-mail: jmarell@paulweiss.com; mvogel@paulweiss.com

If to Company (following the consummation of the Subsequent Merger), to:

Corcentric, Inc.
200 Lake Drive East
Cherry Hill, NJ 08002
Attn: Tom Sabol
E-mail: tsabol@corcentric.com

and

Corcentric, Inc.
2651 Warrenville Road, Suite 560
Downers Grove, IL 60515
Attn: Mark Joyce
E-mail: mjoyce@corcentric.com

with a copy (not constituting notice) to:

Kirkland & Ellis LLP
1601 Elm Street
Dallas, TX 75201
Attn: Kevin T. Crews, P.C.
E-mail: kevin.crews@kirkland.com

and

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Douglas DiMedio; Tamar Donikyan
E-mail: douglas.dimedio@kirkland.com; tamar.donikyan@kirkland.com

If to any Stockholder Party, to such address indicated on NMMC’s records with respect to such Stockholder Party or to such other address or addresses as such Stockholder Party may from time to time designate in writing.

3.3          Amendment; Waiver.  (a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by (i) NMMC, (ii) with respect to any amendment or modification of this Agreement that would materially and adversely affect any Stockholder Party in a manner that is disproportionate to the other Stockholder Parties, such affected Stockholder Party and (iii) if the amendment or modification is prior to the consummation of the Mergers, Legacy Corcentric.

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(b)          Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)          No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)          Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to NMMC and, if such waiver is prior to the consummation of the Mergers, Legacy Corcentric.

3.4          Further Assurances.  The parties hereto will sign such further documents and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.5          Assignment.  No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties.  Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  Any attempted assignment in violation of the terms of this Section 3.5 shall be null and void, ab initio.

3.6          Third Parties.  Except as provided for in Article III with respect to any Non-Recourse Party, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement.

3.7          Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

3.8          Jurisdiction; Waiver of Jury Trial.  Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal

7

jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.  Each party hereto consents to receive service of process in any such proceeding or Action in the same manner provided by Section 3.2 for the giving of notices and in any other manner permitted by applicable law.  Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.8.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.9          Specific Performance.  The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions.  The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement.  Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.  The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.9 shall not be required to provide any bond or other security in connection with any such injunction.

3.10          Entire Agreement.  This Agreement constitutes the entire agreement among the parties relating to the transactions contemplated hereby and supersedes any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

3.11          Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.  The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

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3.12          Headings; Counterparts.  The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.13          Effectiveness.  This Agreement shall be valid and enforceable as of the date of this Agreement and may not be revoked by any party hereto; provided that the provisions herein (other than this Article III) shall not be effective until the consummation of the Mergers.  In the event the Merger Agreement is terminated in accordance with its terms, this Agreement shall automatically terminate and be of no further force or effect.

3.14          Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party.  Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), no Non-Recourse Party shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of the parties to this Agreement or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

 [Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on the day and year first above written.

NORTH MOUNTAIN MERGER CORP.

By:
Name:
Title:

[Signature Page to Lockup Agreement]

[STOCKHOLDER PARTIES]

By:
Name:
Title:

[Signature Page to Lockup Agreement]

Exhibit A

[●]

Exhibit B

FORM OF JOINDER TO LOCKUP AGREEMENT

[______], 20__

Reference is made to the Lockup Agreement, dated as of [●], 2021, by and among North Mountain Merger Corp. (“NMMC” or the “Company”, as applicable) and the other Stockholder Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lockup Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of NMMC and each undersigned holder of shares of NMMC (each, a “New Stockholder Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Stockholder Party hereby agrees to and does become party to the Lockup Agreement as a Stockholder Party.  This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Stockholder Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW STOCKHOLDER PARTY]

By:
Name:
Title

NORTH MOUNTAIN MERGER CORP.

By:
Name:
Title:

Exhibit E

SHARE VESTING AND WARRANT SURRENDER AGREEMENT

          This Share Vesting and Warrant Surrender Agreement (this “Agreement”) is entered into as of December 9, 2021, by and between North Mountain Merger Corp., a Delaware corporation (“NMMC”), North Mountain LLC, a Delaware limited liability company (the “Sponsor”), and Corcentric, Inc., a Delaware corporation (the “Company”).  The parties to this Agreement are referred to herein as the “Parties” or, each individually, as a “Party.”  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement (as defined below).

RECITALS

WHEREAS, NMMC was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses;

WHEREAS, immediately following the closing of NMMC’s initial public offering of NMMC’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and as of the date hereof, Sponsor is the registered holder of (i) 3,306,250 shares (the “Class B Sponsor Shares”) of NMMC’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) and (ii) 4,145,000 warrants, each of which is exercisable to purchase one share of Common A Common Stock, at an exercise price of $11.50 per share (the “Sponsor Private Placement Warrants”), which were issued to Sponsor at a price of $1.00 per warrant pursuant to that certain Private Placement Warrants Purchase Agreement, dated as of September 17, 2020, between the Sponsor and NMMC (the “Private Placement Warrant Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, NMMC, North Mountain Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of NMMC (“Merger Sub I”), North Mountain Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of NMMC (“Merger Sub II”), and the Company are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Transaction Agreement”), pursuant to which, inter alia, (i) Merger Sub I will merge with and into the Company (the “Initial Merger”), with the Company surviving the Initial Merger as a wholly owned subsidiary of NMMC (the “Initial Surviving Company”) and (ii) following the consummation of the Initial Merger, the Initial Surviving Company will merge with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of NMMC, on the terms and subject to the conditions set forth therein (the Mergers, together with the other transactions contemplated by the Transaction Agreement, the “Transactions”);

WHEREAS, contemporaneously with the execution and delivery of the Merger Agreement, in connection with the Transactions, NMMC and each of the parties subscribing for Class A Common Stock thereunder have entered into certain subscription agreements (together with any Subscription Agreements (as defined in the Transaction Agreement) that may be executed after the date hereof as permitted by the terms of the Transaction Agreement or as otherwise agreed by NMMC and the Company, as amended or modified from time to time, collectively, the

“Subscription Agreements”) pursuant to which such parties, upon the terms and subject to the conditions set forth therein, shall purchase shares of Class A Common Stock at $10.00 per share in a private placement or placements and receive one half of a Sponsor Private Placement Warrant for each share of Class A Common Stock so purchased, with such transactions to be consummated immediately prior to the consummation of the Transactions;

WHEREAS, in connection with the Transactions, the Parties wish to enter into this Agreement, pursuant to which immediately prior to, and contingent upon, the Closing (the “Surrender Effective Time”), (i) the Sponsor will surrender to NMMC all Sponsor Private Placement Warrants held by the Sponsor prior to the Surrender Effective Time, a portion of which shall be transferred and delivered to the Subscribers in the amounts set forth in and pursuant to the Subscription Agreements (including any Subscription Agreements entered into after the date hereof) and the remainder of which shall be cancelled by NMMC upon the Surrender Effective Time, and (ii) NMMC shall issue 1,400,000 shares of Class A Common Stock (the “Warrant Shares”, and together with the Class B Sponsor Shares, the “Sponsor Shares”) to the Sponsor as consideration for the surrender of all of its Sponsor Private Placement Warrants;

WHEREAS, in connection with the Transactions, the Sponsor has agreed that 2,603,126 Sponsor Shares shall not be subject to any forfeiture or cancellation and the remaining 2,103,124 of its Sponsor Shares shall be subject to forfeiture and cancellation if certain vesting conditions are not satisfied after the effective time of the Initial Merger (the “Merger Effective Time”), as more fully set forth herein; and

WHEREAS, the Parties wish to enter into this Agreement to set forth the surrender, cancellation and vesting conditions described above and make certain additional agreements to each other in connection with the Transactions.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.          Surrender and Issuance at the Surrender Effective Time.

a)          At the Surrender Effective Time, conditioned upon and substantially simultaneous with the closing of the Mergers (the “Closing” and the date thereof the “Closing Date”) and the Warrant Share Issuance (as defined below) and subject to the other conditions set forth in this Agreement, the Sponsor shall surrender to NMMC all of the Sponsor Private Placement Warrants held by the Sponsor, a portion of which shall be transferred and delivered to the Subscribers in the amounts set forth in and pursuant to the Subscription Agreements (including any Subscription Agreements entered into after the date hereof) (such Sponsor Private Placement Warrants, the “Transferred Private Placement Warrants”) and the remainder of which shall be cancelled by NMMC upon the Surrender Effective Time (such Sponsor Private Placement Warrants, the “Cancelled Private Placement Warrants”) (the “Warrant Surrender Closing”). Upon the surrender of the Sponsor Private Placement Warrants at the Surrender Effective Time, (i) NMMC

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shall further effectuate the transfer of Transferred Private Placement Warrants to the Subscribers in accordance with the Subscription Agreements, (ii) none of the Cancelled Private Placement Warrants shall be outstanding, (iii) NMMC shall take all necessary action to retire the Cancelled Private Placement Warrants, whereupon such warrants shall cease to exist and (iv) NMMC shall cancel any certificates or other instruments that theretofore represented any of the Cancelled Private Placement Warrants (or make appropriate notations in its books and records with respect to any such securities that are uncertificated and represented by book entry only). The Sponsor acknowledges and agrees that none of the Subscribers are or will be Permitted Transferees (as defined in the Private Placement Warrant Agreement) of the Sponsor under the Private Placement Warrant Agreement. For U.S. federal income tax purposes, the parties hereto intend that the transfer of the Transferred Private Placement Warrants to the Subscribers be treated as the issuance of new call options written by NMMC.

b)          At the Surrender Effective Time, conditioned upon and simultaneous with the consummation of the Warrant Surrender Closing, NMMC shall issue to the Sponsor the Warrant Shares and authorize and instruct NMMC’s transfer agent to record the issuance of the Warrant Shares, in uncertificated, book-entry form, on the stock transfer books of NMMC as of the Surrender Effective Time (the “Warrant Share Issuance”).

c)          The rights, privileges and preferences of the Warrant Shares shall be those ascribed to NMMC’s Class A Common Stock in NMMC’s certificate of incorporation, bylaws or any other charter document of NMMC, as shall be in effect from time to time.

d)          At the Closing, the Warrant Shares shall contain a notation evidencing that the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).

e)          NMMC and the Sponsor are each party to that certain Registration Rights Agreement, dated as of September 17, 2020 by and among NMMC, the Sponsor and the other parties signatory thereto (the “Existing Registration Rights Agreement”).  At or prior to the Closing, the Sponsor, NMMC and the other parties signatory thereto shall amend and restate the Existing Registration Rights Agreement, in the form attached to the Transaction Agreement (the “A&R Registration Rights Agreement”).  NMMC and the Sponsor agree that the Warrant Shares will be subject to the terms and conditions of the A&R Registration Rights Agreement and will constitute (i) “Registrable Securities” for purposes of the A&R Registration Rights Agreement, including the registration rights contained therein with respect to “Registrable Securities” and (ii) “Founder Shares” for the purposes of Section 7(a) of the Letter Agreement (defined below) including the restrictions on transfer set forth therein.

2.          Vesting of Sponsor Shares.

a)          Designation. Of all the Sponsor Shares held by the Sponsor at the Merger Effective Time, (i) 1,051,562 shall be designated “First Vesting Sponsor Shares,” (ii) 1,051,562 shall be designated “Second Vesting Sponsor Shares” (and, together with the First Vesting Sponsor Shares, the “Vesting Sponsor Shares”) and (iii) the other 2,603,126 shall be designated “Immediately Vested Sponsor Shares.”

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b)          Immediately Vested Sponsor Shares Not Subject to Forfeiture.  From and after the Merger Effective Time, the Immediately Vested Sponsor Shares shall be deemed to have vested and shall not be subject to forfeiture or surrender under this Agreement.

c)          Vesting of Vesting Sponsor Shares. Upon the occurrence of the Merger Effective Time, all of the Vesting Sponsor Shares shall be deemed to be unvested and shall be subject to the vesting and forfeiture provisions set forth in this Section 2 and Annex I attached hereto.  Upon the occurrence of the First or Second Vesting Time (each as defined in Annex I), as applicable, (i) the applicable Vesting Sponsor Shares shall be deemed to have vested and shall cease to be subject to forfeiture or surrender under this Agreement and (ii) NMMC shall promptly (and in any event within one (1) business day) pay to the holders of the applicable Vesting Sponsor Shares all dividends and other distributions set aside pursuant Section 2(d)(i) below.  If the applicable Vesting Time does not occur prior to the Expiration Time (as defined in Annex I), the applicable Vesting Sponsor Shares shall not vest and shall be forfeited as provided in Section 2(e).

d)          Rights of Holders of Vesting Sponsor Shares Prior to Vesting Time; Transfer Restrictions.  Except as otherwise provided in this Section 2(d) or Section 6, prior to the Expiration Time, the registered holder of any Vesting Sponsor Shares shall be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect of the Vesting Sponsor Shares.  Notwithstanding the foregoing, (i) any dividends or other distributions payable to holders of Vesting Sponsor Shares as of a record date prior to the earlier of the applicable Vesting Time or Expiration Time shall be set aside by NMMC and shall be paid to the holder thereof upon the vesting of such Vesting Sponsor Shares at the applicable Vesting Time (if at all), other than dividends and other distributions that are Adjustment Events (as defined in Annex I), which shall be deemed paid upon the effectiveness of the adjustment therefor pursuant to and in accordance with Annex I, and (ii) prior to the earlier of the applicable Vesting Time or Expiration Time, no holder shall Transfer (as defined in that certain Letter Agreement, dated September 17, 2020, between NMMC, the Sponsor and the other parties thereto (as such agreement is in effect on the date hereof, the “Letter Agreement”) as of the date hereof) any Vesting Sponsor Shares unless the transferee is a permitted transferee (as that term is used in the Letter Agreement as of the date hereof), such Transfer otherwise complies with the Letter Agreement and, as a condition to such Transfer and no later than substantially concurrently therewith, such permitted transferee executes a joinder, in form and substantive reasonably acceptable to the board of directors of NMMC (the “NMMC Board”), agreeing to be bound to this Agreement in respect of such Transferred securities as if an original party hereto, and any purported Transfer in violation of this clause (ii) shall be null and void.

e)          Forfeiture of Vesting Sponsor Shares Upon Expiration Time.  If the applicable Vesting Time does not occur prior to the Expiration Time, then on the first business day after the Expiration Time, the Sponsor (or its permitted transferee(s), as may be applicable) shall surrender to NMMC for no consideration all of the applicable Vesting Sponsor Shares.  Upon the surrender of the applicable Vesting Sponsor Shares, (i) none of the applicable Vesting Sponsor Shares shall be outstanding, (ii) NMMC shall take all necessary action to retire the applicable Vesting Sponsor Shares, whereupon such shares shall cease to exist and (iii) NMMC shall cancel any certificates or other instruments that theretofore represented any of the applicable Vesting Sponsor Shares (or make appropriate notations in its books and records with respect to any such securities that are uncertificated and represented by book entry only).

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3.          Effects of Other Agreements.  For avoidance of doubt, nothing herein shall affect the Sponsor’s, its transferees’ or its or their respective successors’ and assigns’ respective rights and obligations in respect of the Class B Sponsor Shares (whether or not subject to vesting conditions hereunder and, if so subject, whether or not vestment occurs) or Sponsor Private Placement Warrants pursuant to the terms of any other agreement to which such Persons may be bound or such securities may be subject, including any transfer restrictions applicable thereto or, in the case of the Sponsor Private Placement Warrants, the conditions on exercise thereof; provided, that this Section 3 shall not limit, restrict or otherwise impact the obligations and restrictions set forth in Section 2 hereof.

4.          Representations and Warranties of the Sponsor.  The Sponsor represents and warrants to NMMC as follows as of the date hereof:

a)          Organization and Requisite Authority.  The Sponsor possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

b)          Authorization; No Breach.

i)       The execution, delivery and performance of this Agreement has been duly authorized by the Sponsor. This Agreement constitutes a valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

ii)        The execution and delivery by the Sponsor of this Agreement and the fulfillment of and compliance with the terms hereof by the Sponsor do not and will not, as of the Surrender Effective Time, conflict with or result in a breach by the Sponsor of the terms, conditions or provisions of its organizational documents or any agreement, instrument, order, judgment or decree to which the Sponsor is subject or conflict with or violate any Law.

iii)       The Sponsor is not in violation of, and has not to date violated, the restrictions on transfer of the Sponsor Private Placement Warrants set forth in the Letter Agreement.
c)          Ownership.  As of the date hereof and as of the Surrender Effective Time, the Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of the Class B Sponsor Shares and all of the Sponsor Private Placement Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Class B Sponsor Shares) affecting any such Class B Sponsor Shares, other than Liens pursuant to (i) this Agreement, (ii) the certificate of incorporation of NMMC, (iii) the Transaction Agreement, (iv) the Letter Agreement or as otherwise disclosed in any Acquiror SEC Report or (v) any applicable Laws (securities or otherwise). When surrendered to NMMC in accordance with the terms of this Agreement, the Sponsor Private Placement Warrants will be free and clear of all Liens, other than Liens pursuant to (i) this Agreement, (ii) the organizational documents of NMMC, (iii) the Transaction Agreement, (iv) the Letter Agreement,

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(v) the Private Placement Warrant Agreement, (vi) as otherwise disclosed in any Acquiror SEC Report or (vii) any applicable Laws (securities or otherwise).

d)          No Consents. The execution and delivery of this Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not, require any consent or approval that has not been given or other action that has not been taken by any Person (including under any contract binding upon the Sponsor, the Class B Sponsor Shares or the Sponsor Private Placement Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

e)          Acknowledgement. The Sponsor understands and acknowledges that each of NMMC and the Company is entering into the Transaction Agreement in reliance upon the Sponsor’s execution and delivery of this Agreement.

f)          Investment Representations.

i)          The Sponsor is acquiring the Warrant Shares, for the Sponsor’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

ii)          The Sponsor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

iii)        The Sponsor understands that the Warrant Shares will be issued in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that NMMC is relying upon the truth and accuracy of, and the Sponsor’s compliance with, the representations and warranties of the Sponsor set forth herein in order to determine the availability of such exemptions and the eligibility of the Sponsor to acquire the Warrant Shares.

iv)        The Sponsor did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

v)        The Sponsor has been furnished with all materials relating to the business, finances and operations of NMMC and materials relating to the transactions contemplated by this Agreement which have been requested by the Sponsor.  The Sponsor has been afforded the opportunity to ask questions of the executive officers and directors of NMMC.

vi)        The Sponsor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrant Shares or the fairness or suitability of the investment in the Warrant Shares by the Sponsor nor have such authorities passed upon or endorsed the merits of the offering of the Warrant Shares.
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vii)        The Sponsor understands that: (A) the Warrant Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (B) except as specifically set forth in the A&R Registration Rights Agreement, neither NMMC nor any other person is under any obligation to register the Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  In this regard, the Sponsor understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination transaction, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company.  Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Warrant Shares despite technical compliance with the requirements of such Rule, and the Warrant Shares can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

viii)      The Sponsor has such knowledge and experience in financial and business matters, and is capable of evaluating the merits and risks of an investment in the Warrant Shares.  The Sponsor has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Warrant Shares.  The Sponsor can afford a complete loss of its investment in the Warrant Shares.

5.          Representations and Warranties of NMMC.  NMMC represents and warrants to the Sponsor as follows as of the date hereof.

a)          Organization and Corporate Power.  NMMC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of NMMC.  NMMC possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

b)          Authorization; No Breach.

i)      The execution, delivery and performance of this Agreement has been duly authorized by NMMC.  This Agreement constitutes the valid and binding obligation of NMMC, enforceable against NMMC in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law)..

ii)      The execution and delivery by NMMC of this Agreement, the cancellation of the Sponsor Private Placement Warrants, the issuance of the Warrant Shares and the fulfillment of, and compliance with, the respective terms hereof and thereof by NMMC, do not and will not, as of the Warrant Surrender Closing, conflict with or result in

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a breach by NMMC of the terms, conditions or provisions of its organizational documents or any agreement, instrument, order, judgment or decree to which NMMC is subject.

c)          Title to Warrant Shares.  Upon issuance in accordance with the terms hereof, the Warrant Shares will be duly and validly issued, fully paid and nonassessable.  Upon issuance in accordance with the terms hereof, the Sponsor will have good title to the Warrant Shares, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Sponsor.

d)          Governmental Consents.  No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by NMMC of this Agreement or the consummation by NMMC of any other transactions contemplated hereby.

6.          Certain Additional Covenants of the Sponsor.  Except in accordance with the terms of this Agreement, the Sponsor, solely in its capacity as a stockholder or warrant holder of NMMC, hereby covenants and agrees as follows:

a)          The Sponsor agrees to comply with its voting and non-redemption obligations set forth in paragraph 1, and with the transfer restrictions applicable to Sponsor set forth in paragraph 7 (but subject to the exceptions therein), of the Letter Agreement as in effect on the date hereof as if fully set forth herein.

b)          The Sponsor hereby agrees not to, directly or indirectly, during the term of this Agreement, except in connection with the consummation of the Mergers or the other Transactions, take any action that would make any representation or warranty of the Sponsor herein untrue or incorrect or have the effect of preventing or disabling the Sponsor from performing its obligations under this Agreement.

c)          The Sponsor hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

d)          From time to time, at NMMC’s request and without further consideration, the Sponsor shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

e)          Subject to Section 8 hereof, prior to the Closing, (i) the Sponsor shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), cause, permit or consent to, any amendment, modification or waiver of, or take any action that would result in a breach of any provision of or constitute a default under, the Letter Agreement and (ii) the Sponsor shall timely perform its obligations under the Letter Agreement in accordance therewith.

f)          Subject to Section 8 hereof, prior to the Termination Date, the Sponsor hereby agrees not to, and shall not authorize or permit its Affiliates and Representatives to, (i) take,

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whether directly or indirectly, any action to solicit, initiate, continue, encourage, knowingly facilitate, continue inquiries regarding or engage in discussions or negotiations with, or enter into any agreement, letter of intent, memorandum of understanding or agreement in principle with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its stockholders or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, a Business Combination Proposal (other than with the Company, its stockholders and their respective Affiliates and Representatives), (ii) enter into discussions or negotiations with, or provide any non-public information to any person concerning a possible Business Combination Proposal or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Business Combination Proposal. The Sponsor also agrees that immediately following the execution of this Agreement it shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal. For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 6(f) shall not prohibit the Sponsor, any of its Affiliates or any of its Representatives from taking any actions in the ordinary course of business that are not in violation of any provision of this Section 6(f) (such as answering phone calls) or informing any Person inquiring about a possible Business Combination Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 6(f).

g)          The Sponsor hereby agrees to be bound by and subject to Section 8.04 (Confidentiality; Publicity) of the Transaction Agreement to the same extent as such provisions apply to the parties to the Transaction Agreement, as if the Sponsor were directly a party thereto.

7.          Waiver of Anti-Dilution Protections.  The Sponsor hereby waives (but subject to consummation of the Mergers and the subscriptions contemplated by the Subscription Agreements), to the fullest extent permitted by law, the provisions of Article IV, Section 4.3(b)(ii) of the Amended and Restated Certificate of Incorporation of NMMC (as it may be amended) to have the Class B Common Stock convert into Class A Common Stock at the Merger Effective Time or at the consummation of the subscriptions contemplated by the Subscription Agreements, in each case, at a ratio greater than one-for-one. Notwithstanding anything to the contrary in the immediately prior sentence, this waiver shall be applicable only in connection with the transactions contemplated by the Transaction Agreement, the Subscription Agreements and this Agreement (and any Class A Common Stock issued in connection with the transactions contemplated by the Transaction Agreement) and shall be void and of no force and effect if this Agreement is terminated other than pursuant to Section 8(a) hereto.

8.          Termination.  This Agreement shall terminate upon the earliest to occur of (a) the Second Vesting Time or Expiration Time and, in either case, the performance by NMMC and the Sponsor of the last obligations required to be performed by it hereunder following the Second Vesting Time or Expiration Time, as applicable, (b) the termination prior to the Closing of the Transaction Agreement pursuant to and in accordance with its terms, (c) the time this Agreement is terminated upon the mutual written agreement of the Parties and (d) the election of the Sponsor in its sole discretion to terminate this Agreement following any material modification or amendment to, or the waiver of any material provision of, the Transaction Agreement, as in effect on the date hereof, that increases the amount or changes the form of consideration payable to the

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holders of Company Shares; provided that the provisions of Section 9 and, only if the Closing of the Transaction Agreement occurs, Section 7 shall survive the termination of this Agreement.

9.          Miscellaneous.

a)          Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties hereto shall bind and inure to the benefit of the respective successors of the Parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the Parties may not assign this Agreement, other than assignments by the Sponsor to its permitted transferees with respect to the transfer of any Vesting Sponsor Shares in accordance with Section 2.

b)          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

c)          Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement.

d)          Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

e)          Amendments.  This Agreement may not be amended, modified or supplement in any manner, except by a written instrument executed by all Parties.  No waiver of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by the Party against which such waiver is to be enforced.

f)          Governing Law.  This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws that would result in the application of any other jurisdiction’s Laws. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided, that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement.  Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper.  Each Party hereby consents to service of process in

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any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified in the Letter Agreement, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process.  Notwithstanding the foregoing, a Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING.  IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.  FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

g)          Non-Recourse.  This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto (or their permitted assigns following such assignment), and then only with respect to the specific obligations set forth herein with respect to such party.  Except to the extent a named party to this Agreement or a permitted assignee following such assignment (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any named party to this Agreement and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, affiliate, agent, attorney, advisor or representative or affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of NMMC, the Sponsor or the Company under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

h)          Enforcement.  The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions.  The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement.  Each of the Parties agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific

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performance is not an appropriate remedy for any reason at Law or equity.  The Parties acknowledge and agree that any Parties seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with its terms shall not be required to provide any bond or other security in connection with any such injunction.

i)          Entire Agreement.  This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby.  No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement.

j)          No Third-Party Beneficiaries.  This Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the Parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto.

k)          Claims Against Trust Account.  Reference is made to the final prospectus of NMMC, dated as of September 18, 2020 and filed with the SEC (Registration No. 333-246328) on September 15, 2020 (the “Prospectus”).  The Company hereby represents and warrants that it has read the Prospectus and understands that NMMC has established the Trust Account containing the proceeds of its initial public offering (the “IPO”) and the overallotment shares acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of NMMC’s public stockholders (including overallotment shares acquired by NMMC’s underwriters the “Public Stockholders”), and that, except as otherwise described in the Prospectus, NMMC may disburse monies from the Trust Account only:  (a) to the Public Stockholders in the event they elect to redeem their Class A Common Stock pursuant to the Offer in connection with the consummation of NMMC’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if NMMC fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any Taxes, or (d) to NMMC after or concurrently with the consummation of a Business Combination.  For and in consideration of NMMC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or the Ancillary Agreements or any proposed or actual business relationship between NMMC or its Representatives, on the one hand, and the Company or its

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Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”).  The Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations or Contracts with NMMC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with NMMC or its Affiliates).  The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by NMMC and its Affiliates to induce NMMC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law.  To the extent the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to NMMC or its Representatives, which proceeding seeks, in whole or in part, monetary relief against NMMC or its Representatives, the Company hereby acknowledges and agrees that the Company’s and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company or its Affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event the Company or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to NMMC or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders of NMMC, whether in the form of money damages or injunctive relief, NMMC and its Representatives, as applicable, shall be entitled to recover from the Company and its Affiliates the associated legal fees and costs in connection with any such action, in the event NMMC or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph shall survive indefinitely with respect to the obligations set forth in this Agreement.

[Signature Page Follows]

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          IN WITNESS WHEREOF, each of the Parties has executed or caused this Agreement to be executed by its duly authorized representative as of the date first set forth above.

North Mountain Merger Corp.

By:
Name:
Title:

North Mountain LLC

By:
Name:
Title:

Corcentric, Inc.

By:
Name:
Title:

[Signature Page to Share Cancellation Agreement]

Annex I
Vesting Conditions

This Annex I sets forth the vesting conditions of the Vesting Sponsor Shares.  Terms used but not defined in this Annex I shall have the meanings ascribed to such terms in the other parts of this Agreement to which this Annex I is a part.

1.          Vesting Time.

a.
The First Vesting Sponsor Shares shall vest (and shall not be subject to forfeiture) upon the first occurrence (the “First Vesting Time”), if any, during the period beginning on and including the Closing Date and ending on and including the fifth (5th) anniversary thereof (such period, subject to paragraph 3 below, the “Vesting Period”) of either (i) a $12.50 Share Price Milestone (as defined below) or (ii) an Acceleration Event (as defined below).

b.
The Second Vesting Sponsor Shares shall vest (and shall not be subject to forfeiture) upon the first occurrence (the “Second Vesting Time” and, together with the First Vesting Time, the “Vesting Times”), if any, during the Vesting Period of either (i) a $15.00 Share Price Milestone (as defined below) or (ii) an Acceleration Event (as defined below).

2.          Equitable Adjustment. Prior to the earlier of the applicable Vesting Time or expiration of the Vesting Period (the “Expiration Time”), if NMMC shall, at any time or from time to time, effect a subdivision, stock split, stock or cash dividend, reorganization, combination, recapitalization or similar transaction affecting the outstanding shares of Class A Common Stock (an “Adjustment Event”), the per share stock price target set forth in the $12.50 Share Price Milestone and the $15.00 Share Price Milestone, respectively, shall be equitably adjusted for such Adjustment Event.  Any adjustment under this paragraph shall become effective at the close of business on the date any such Adjustment Event becomes effective (which shall be the “ex” date, if any, with respect to any such event).

3.          Extension of Vesting Period.  If during the Vesting Period NMMC or any of its Subsidiaries enters into a definitive agreement that, if consummated, would constitute a Change of Control, then the Vesting Period shall be extended until the earlier of (i) the consummation of such Change of Control (even if such consummation occurs after the five (5)-year anniversary of the Closing Date) at which point the Vesting Times will be deemed to have occurred and all First Vesting Sponsor Shares and Second Vesting Sponsor Shares will vest pursuant to Section 1 of this Annex I and (ii) the termination of the definitive agreement providing for such Change of Control pursuant to and in accordance with its terms; provided that if within five (5) business days after the termination of such definitive agreement NMMC or any of its Subsidiaries enters into an alternative definitive agreement that, if consummated, also would constitute a Change of Control (even if such consummation occurs after the five (5)-year anniversary of the Closing Date), then the Vesting Period shall again extend until the earlier of (i) the consummation of such Change of Control (even if such consummation occurs after the five (5)-year anniversary of the Closing Date) at which point the Vesting Times will have occurred and all First Vesting Sponsor Shares and

Second Vesting Sponsor Shares will vest pursuant to Section 1 of this Annex I and (ii) the termination of such later definitive agreement pursuant to and in accordance with its terms.

4.          Certain Definitions.  For purposes hereof:

“$12.50 Share Price Milestone” means the first occurrence, if any, that the closing share price of NMMC Class A Common Stock equals or exceeds $12.50 per share (subject to equitable adjustment as set forth in paragraph 2 above) for any 20 trading days within any consecutive 30-trading day period that occurs after the Closing Date and on or prior to the five (5)-year anniversary of the Closing Date;

“$15.00 Share Price Milestone” means the first occurrence, if any, that the closing share price of NMMC Class A Common Stock equals or exceeds $15.00 per share (subject to equitable adjustment as set forth in paragraph 2 above) for any 20 trading days within any consecutive 30-trading day period that occurs after the Closing Date and on or prior to the five (5)-year anniversary of the Closing Date;

“Acceleration Event” means (i) a Change of Control (or a definitive agreement providing for a Change of Control has been entered into prior to the five (5)-year anniversary of the Closing Date and such Change of Control is ultimately consummated, even if such consummation occurs after the five (5)-year anniversary of the Closing Date), (ii) any liquidation, dissolution or winding up of NMMC (whether voluntary of involuntary) is initiated, (iii) any bankruptcy, reorganization, debt arrangement or similar proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation proceeding, is instituted by or against NMMC, or a receiver is appointed for NMMC or a substantial part of its assets or properties or (iv) NMMC makes an assignment for the benefit of creditors, or petitions or applies to any Governmental Authority for, or consents or acquiesces to, the appointment of a custodian, receiver or trustee for all or substantially all of its assets or properties; and

“Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events: (i) any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (a “Group”) (excluding a corporation or other entity owned, directly or indirectly, by the stockholders of NMMC in substantially the same proportions as their ownership of stock of NMMC) (x) is or becomes the beneficial owner, directly or indirectly, of securities of NMMC representing more than fifty percent (50%) of the combined voting power of NMMC’s then outstanding voting securities or (y) has or acquires control of the NMMC Board; (ii) a merger, consolidation, reorganization or similar business combination transaction involving NMMC, and, immediately after the consummation of such transaction or series of transactions, either (x) the NMMC Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of NMMC immediately prior to such merger or consolidation do not continue to represent or are not converted into more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the person resulting from such transaction or series of transactions or, if the surviving company is a Subsidiary, the ultimate parent thereof; or (iii) the sale, lease or other disposition, directly or indirectly, by NMMC of all or substantially all of the assets of NMMC and its Subsidiaries, taken as a whole, other than such sale, lease or other disposition by NMMC of all or substantially all of the assets of NMMC and its Subsidiaries, taken as a whole, to an entity at least a majority of the combined voting power of the voting securities of which are owned, directly or indirectly, by stockholders of NMMC.

Exhibit F

LETTER OF TRANSMITTAL

Exchange of Company Common Stock and/or Company Preferred Stock for Acquiror Stock and/or Cash

IMPORTANT - PLEASE READ THE FOLLOWING
AND THE INSTRUCTIONS CAREFULLY BEFORE SIGNING
THIS LETTER OF TRANSMITTAL

Ladies and Gentlemen:

This letter of transmittal (this “Letter of Transmittal”) is being delivered in connection with the merger (the “Merger”) of North Mountain Merger Sub Inc. (“Merger Sub I”), a Delaware corporation and a wholly owned subsidiary of North Mountain Merger Corp., a Delaware corporation (“Acquiror”), with and into Corcentric, Inc., a Delaware corporation (the “Company”), with the Company surviving the Merger. Pursuant to the Agreement and Plan of Merger, dated as of December 9, 2021, by and among Acquiror, Merger Sub I, North Mountain Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”) and the Company (as may be amended from time to time, the “Merger Agreement”), the undersigned hereby surrenders the shares of Company Common Stock and/or Company Preferred Stock, as applicable, listed in Box B of this Letter of Transmittal for the purpose of receiving, as, if, and when payable pursuant to ARTICLE III of the Merger Agreement, the Per Share Stock Consideration and/or the Per Share Cash Consideration, as applicable, in exchange therefor, in accordance with and subject to the terms of the Merger Agreement. Capitalized terms used and not defined in this Letter of Transmittal have the respective meanings ascribed to them in the Merger Agreement. A copy of the Merger Agreement is enclosed with this Letter of Transmittal. No payment shall be made with respect to any shares of Company Common Stock and/or Company Preferred Stock, as applicable, until your delivery of this duly completed and validly executed Letter of Transmittal, together with all other required accompanying documents, to the Exchange Agent (as defined below) in accordance with the Merger Agreement.

You hereby acknowledge and agree that, upon consummation of the Merger, at the First Effective Time, all shares of Company Common Stock and/or Company Preferred Stock, as applicable, held in your name (in book-entry form or otherwise) shall be cancelled in exchange for the Per Share Stock Consideration and/or the Per Share Cash Consideration, as applicable, into which such shares have been converted, in accordance with ARTICLE III of the Merger Agreement. Until surrendered as contemplated by ARTICLE III of the Merger Agreement, each Company Certificate entitled to receive the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, shall be deemed at any time from and after the First Effective Time to represent only the right to receive upon such surrender the Per Share Stock Consideration or the Per Share Cash Consideration, as applicable, that you are entitled to receive in accordance with the provisions of ARTICLE III of the Merger Agreement. You hereby acknowledge and agree that, in the event that the Closing does not occur, you will not be entitled to receive any Per Share Stock Consideration and/or Per Share Cash Consideration, as applicable, and any shares (in book-entry form or otherwise), representing shares of Company Common Stock and/or Company Preferred Stock, as applicable, that would otherwise have been cancelled upon the consummation of the Merger shall not be cancelled.

You hereby irrevocably constitute and appoint Continental Stock Transfer and Trust Company (the “Exchange Agent”) as your true and lawful agent and attorney-in-fact with respect to the shares of Company Common Stock and/or Company Preferred Stock, as applicable, listed in Box B of this

Letter of Transmittal, with full power of substitution, among other things, to cause such Company Common Stock and/or Company Preferred Stock, as applicable, to be assigned, transferred and exchanged.

You hereby represent and warrant that you have full power and authority to execute and deliver this Letter of Transmittal. You hereby represent and warrant that you are the registered owner of the shares of Company Common Stock and/or Company Preferred Stock, as applicable, listed in Box B of this Letter of Transmittal, or you are a participant in a central securities depository whose name appears on a security position listing as the owner of such shares.  You hereby represent and warrant that you have full power and authority to submit, sell, assign and transfer the shares of Company Common Stock and/or Company Preferred Stock, as applicable, listed in Box B of this Letter of Transmittal and that you, immediately prior to the First Effective Time, had good and unencumbered title thereto, free and clear of all Liens, restrictions, charges and encumbrances (other than Permitted Liens in respect of financing arrangements in existence as of the date of the Merger Agreement (as modified or amended in accordance with the Merger Agreement) or those arising pursuant to the Company’s organizational and governance documents) and not subject to any adverse claims.

You hereby represent and warrant that (a) you have had the opportunity to receive, read and understand the Merger Agreement, (b) you have been given adequate opportunity to obtain any additional information or documents and to ask questions and receive answers about such information and documents and (c) you have had an opportunity to consult with and have relied solely upon the advice, if any, of your legal, financial, accounting and tax advisors with respect to this Letter of Transmittal, the Merger Agreement (including the Merger Payment Schedule) and each of the transactions contemplated thereby.

You hereby acknowledge that under U.S. federal income tax law, you may be subject to backup withholding tax on any cash paid to you in connection with the Mergers, and that failure to provide a properly completed and signed Internal Revenue Service (“IRS”) Form W-9 or the appropriate version of IRS Form W-8, as applicable, may result in backup withholding on any applicable merger consideration payments made to you. You should consult your own tax advisor to determine whether you are exempt from these backup withholding tax requirements and to determine the proper form to be used to avoid backup withholding tax.

You hereby acknowledge that Acquiror, Merger Sub I, Merger Sub II, the Company, the Initial Surviving Company, the Surviving Company and/or the Exchange Agent may withhold certain amounts from any amounts otherwise deliverable or payable to you under the Merger Agreement that may be required to be withheld under applicable Tax Laws or other Laws, and that any such amounts withheld and remitted in accordance with the Merger Agreement shall be treated for all purposes under the Merger Agreement and this Letter of Transmittal as paid to the person(s) in respect of which such withholding was made.

You hereby represent and warrant that the mailing address, wire transfer information or information provided for special payment/delivery, as applicable, set forth in this Letter of Transmittal is true, correct and complete and notwithstanding any limitations in the Merger Agreement you hereby agree to waive any claims that you may have against Acquiror, Merger Sub I, Merger Sub II, the Company, the Initial Surviving Company, the Surviving Company, and their respective affiliates, agents and representatives as to the delivery to such mailing address or bank account or pursuant to such special payment/delivery instructions, as applicable, of any amounts to be paid to you, or on your behalf, in respect of your shares of Company Common Stock and/or Company Preferred Stock, as

2

applicable. It is your obligation to notify the Exchange Agent of any change to the address, wire instructions or special payment/delivery instructions set forth herein.

You hereby acknowledge that you understand that surrender is not made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and signed, together with all necessary accompanying evidences of authority in form reasonably satisfactory to Acquiror and any other accompanying documents required under the Merger Agreement. The Exchange Agent shall take reasonable action to inform you of any defects that it is unwilling to waive and may, but shall not be required to take reasonable action to assist you to correct any such defects. You hereby covenant and agree that upon request, you will execute, complete and deliver any additional documents reasonably deemed by the Company or the Exchange Agent to be necessary to complete the proper surrender of your shares of Company Common Stock and/or Company Preferred Stock, as applicable, in accordance with the terms and conditions of the Merger Agreement and this Letter of Transmittal.

If there is a conflict between any provision of this Letter of Transmittal and a provision in the Merger Agreement, each of this Letter of Transmittal and the Merger Agreement shall be interpreted and construed, if possible, so as to avoid or minimize such conflict, but to the extent, and only to the extent, of such conflict, the provision of the Merger Agreement shall control unless specifically provided otherwise.

You hereby acknowledge and agree that (a) each of Acquiror, Merger Sub I, Merger Sub II, the Initial Surviving Company and the Surviving Company (i) can rely on the Merger Payment Schedule to be delivered to Acquiror by the Company in accordance with Section 3.04 of the Merger Agreement (the “Merger Payment Schedule”) as setting forth a true and complete allocation of the Per Share Stock Consideration and the Per Share Cash Consideration, as applicable, to be issued and (ii) shall have no liability for any errors or omissions therein, and (b) you shall not have the right to view any information set forth in the Merger Payment Schedule with respect to any other person or entity.

You irrevocably waive and release, and covenant not to make any claim or allegation against or sue, Acquiror, the Company and their respective Affiliates from any and all liabilities arising from or related to the allocation of the Per Share Stock Consideration and/or the Per Share Cash Consideration, as applicable, and any other amounts payable to you pursuant to the Merger Agreement.

Effective from and after the First Effective Time and in consideration of the right to receive Per Share Stock Consideration and/or Per Share Cash Consideration, as applicable, in each case, in accordance with the Merger Agreement, you, on behalf of yourself and your past, present or future heirs, executors, administrators, predecessors-in-interest, successors, permitted assigns, equityholders, general or limited partners, Affiliates and Representatives (including, in each case, their past, present or future officers and directors) (each, a “Releasing Party”), hereby knowingly, voluntarily, irrevocably, unconditionally and forever acquit, release and discharge, and covenant not to sue Acquiror, Merger Sub I, Merger Sub II, the Company, the Initial Surviving Company, the Surviving Company, their respective predecessors, successors, parents, subsidiaries and other Affiliates and their respective past, present or future owners, managers, members, general or limited partners, shareholders, fiduciaries (in their official and individual capacities), and Representatives (in their capacities as such) (each, a “Released Party” and, collectively, the “Released Parties”), from any and all liabilities, penalties, fines, judgments (at equity or at law, including statutory and common) and other losses (including damages, asserted or unasserted, express or implied, foreseen or unforeseen,

3

suspected or unsuspected, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever), in each case arising from any matter, cause or event occurring from the beginning of time to the First Effective Time that a Releasing Party presently has, has ever had, or may hereafter have, in each case, to the extent arising out of his/her/its ownership of securities (including equity or debt securities or options to acquire equity securities) in the Company; provided, however, that nothing contained herein shall limit (a) rights to indemnification or to advancement or reimbursement of expenses to which the Releasing Party may be entitled (i) in his/her/its capacity as a current or former officer or director of the Company in accordance with Section 7.02 of the Merger Agreement, (ii) in connection with his/her/its enumerated rights under the Merger Agreement or any Ancillary Agreement, or (iii) with respect to any losses that arise from or relate to fraud, or (b) in the case of any Releasing Party who was or is an employee of the Company: (i) any rights with respect to compensation payable, accrued vacation and/or accrued bonuses earned prior to the First Effective Time in the ordinary course of business and the reimbursement of reasonable business related expenses incurred prior to the First Effective Time in the ordinary course of employment, in each case, which are reimbursable under the expense reimbursement policies of the Company and any agreement with the Company relating to employment or pursuant to which the Company is or may become obligated to make any retention, severance, termination, or similar payment; or (ii) any rights under any retirement or health and welfare benefit plan of the Company. Effective from and after the First Effective Time and contingent upon consummation of the Mergers, you further waive any rights under Section 1542 of the Civil Code of the State of California or any similar statute, to the extent applicable to the release set forth above. Section 1542 of the Civil Code of the State of California states: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR THE RELEASED PARTY.” This paragraph is for the benefit of the Released Parties and shall be enforceable by any of them directly against the Releasing Parties.

You hereby represent that you have not made any assignment or transfer of any claim or other matter that would be prohibited by the preceding paragraph and have not filed any Action of any kind against any Released Party relating to any matter that would be prohibited by the preceding paragraph, and you hereby irrevocably covenant to refrain from, directly or indirectly, asserting any claim, or commencing, instituting, or causing to be commenced or instituted, any Action of any kind against any Released Party, based upon any matter released hereby. You hereby acknowledge and intend that this release shall be effective as a bar to each and every one of the claims hereinabove prohibited, and expressly consent that this release shall be given full force and effect in accordance with each and every express term or provision hereof, including those (a) relating to any claims hereinabove prohibited or (b) relating to unknown and unsuspected claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated claims).

No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, your death or incapacity. All your obligations hereunder shall be binding upon your heirs, estates, executors, administrators, personal representatives, successors and permitted assigns. Nothing herein is intended to or will confer any rights or remedies on any person other than you or the parties to the Merger Agreement; provided, however, that the provisions hereof applicable to the Exchange Agent are intended, and shall be, for the benefit of the Exchange Agent as a third party beneficiary.

4

By delivery of this Letter of Transmittal, you hereby forever waive, to the fullest extent permitted by Law, any and all dissenter’s appraisal or similar rights under the DGCL and any other applicable Laws with respect to the shares of Company Common Stock and/or Company Preferred Stock, as applicable, surrendered hereunder.

This Letter of Transmittal, and all claims or causes of action based upon, arising out of, or related to this Letter of Transmittal or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

YOU HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS LETTER OF TRANSMITTAL, THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

This Letter of Transmittal and the surrender of shares of Company Common Stock and/or Company Preferred Stock, as applicable, transmitted by this Letter of Transmittal, are irrevocable, provided, however, that, if the Merger is not consummated for any reason, this Letter of Transmittal and such shares of Company Common Stock and/or Company Preferred Stock, as applicable, will be returned to you.

5

With respect to the delivery of shares of common stock (“Company Common Stock”) and/or series A preferred stock (“Company Preferred Stock”) of
Corcentric, Inc. (the “Company”)
pursuant to the Agreement and Plan of Merger (the “Merger Agreement”)
by and among
North Mountain Merger Corp., North Mountain Merger Sub I, Inc., North Merger Sub II, LLC and the Company

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ON THE LAST PAGE HEREOF WILL NOT CONSTITUTE A VALID DELIVERY

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ
CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED

NOTE: SIGNATURES MUST BE PROVIDED BELOW

All registered holders of Company Common Stock and/or Company Preferred Stock, as applicable, as of immediately prior to the First Effective Time of the Mergers contemplated by the Merger Agreement must complete Boxes A and B and sign on this page 6.
Please also read the “General Instructions” on page 9.

BOX A – Signature of Registered Holder(s) to Letter of Transmittal	BOX B – Shares to be cancelled
(Must be signed by all registered shareholders; include legal capacity if signing on behalf of an entity)	Book-Entry Share(s), as Applicable (Attach additional signed list, if necessary)	Type, Class and/or Series of shares (i.e. Company Common Stock and/or Company Preferred Stock)	Number of shares of Company Common Stock and/or Company Preferred Stock, as Applicable

Signature(s)

Print Name Here (and capacity, if the registered holder is an entity)

Telephone Number	Total shares of Company Common Stock to be cancelled:________________________________ Total shares of Company Preferred Stock to be cancelled:________________________________

BOX C – New Registration Instructions	BOX D – One Time Delivery Instructions

6

To be completed ONLY if the check and/or stock is to be issued in the name(s) of (or wire transfer made to account of) someone other than the registered holder(s) in Box A. ISSUE TO:	To be completed ONLY if the check and/or stock is to be delivered to an address other than that listed in Box E. MAIL TO:

Name	Name
Street Address	Street Address
City, State and Zip Code	City, State and Zip Code

Please remember to complete and sign the enclosed IRS Form W-9 or, if applicable, a Form W-8BEN or other Form W-8 (see instructions below).

BOX E – Name and Address of Registered Holder(s)	BOX F – Medallion Guarantee
Please confirm that your address below is correct or mark any corrections
If (and only if) you have completed  Box C, or all registered holders are not listed on the bank account provided in Box G (if you elected a wire payment) your signature must be
Medallion Guaranteed by an eligible financial institution.

□ indicates permanent address change	Note: A notarization by a notary public is not acceptable

7

BOX G – Optional Bank Wire Instructions

NOTE: This wire request is optional. If you choose to receive a wire payment, a $50 wire fee will be deducted from your payment. If the name on the bank account does not include all registered holders, a medallion guarantee is required in Box F. If you complete Box G and any of the information is incomplete, illegible or otherwise deficient, you will receive a check for your proceeds. In connection with the above referenced merger, please wire the entitled funds as follows:

*ABA Routing Number
Bank Name
Bank Address
Name on Bank Account
Bank Account Number
For Further Credit To Name
For Further Credit To Account Number
SWIFT Code (if applicable/foreign)
IBAN (if applicable/foreign)

By completion of Box G, the registered holder(s) hereby agree(s) that the above wire instructions are true and correct and by endorsing this Letter of Transmittal the person authorized to act on behalf of this account is directing Continental Stock Transfer and Trust Company as Exchange Agent to make payment of the Per Share Stock Consideration and/or the Per Share Cash Consideration, as applicable, represented by this Letter of Transmittal to the bank account listed above.

*The ABA Routing Number for “incoming FED WIRES” is sometimes different than the ABA Routing Number used for direct deposit or the ABA Routing Number on the bottom of your check or deposit slip. Please always check with your bank to obtain the correct ABA Routing Number and wire instructions.

Continental Stock Transfer and Trust Company, as Exchange Agent, will use the payment provided in Box C “New Registration Instructions” and/or Box G “Optional Wire Instructions” for any future payments that may become payable under the Merger Agreement unless a new Letter of Transmittal is completed to update such payment instructions. You may also be asked to verbally confirm your wire instructions by Continental Stock Transfer & Trust Co.

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General Instructions
Please read this information carefully.

•	BOX A – Signatures: All registered holders must sign as indicated in Box A. If you are signing on behalf of a registered holder or entity your signature must include your legal capacity.

•	BOX B – Share Detail: List all shares of Company Common Stock and/or Company Preferred Stock, as applicable, submitted in Box B.

•
BOX C – New Registration: Provide the new registration instructions (name and address) in Box C if your payment (of stock and/or cash) is to be made to anyone other than the registered holder of your shares of Company Common Stock and/or Company Preferred Stock, as applicable. Signature must be that of the new registration indicated. All changes in registration require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement. If your payment (of stock and/or cash) is to be made to anyone other than the registered holder of your shares of Company Common Stock and/or Company Preferred Stock, as applicable, and this transaction results in proceeds at or above $14,000,000 in value to such party, please contact Continental Stock Transfer & Trust Co at the number listed below. Continental Stock Transfer & Trust Co will make all future payments (if any) to this new registration unless the payment instructions are updated by the new registered holder prior to any additional payment.

•	BOX D – One Time Delivery: Any address shown in Box D will be treated as a one-time only mailing instruction, and your address in Box E will be used for any future payments and communications.

•
BOX E – Current Name and Address of Registered Holder: Please confirm that the address here is the address that should be used for all future communications and payments. If your permanent address should be changed on Continental Stock Transfer & Trust Co records, please make the necessary changes in Box E. If your permanent address should change in the future, please notify Continental Stock Transfer & Trust Co at the number listed below.

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BOX F – Signature Guarantee: Box F (Medallion Guarantee) only needs to be completed if the name on the check, or on the account to which funds will be transferred, will be different from the current registration shown in Box E. This guarantee is a form of signature verification which can be obtained through an eligible financial institution such as a commercial bank, trust company, securities broker/dealer, credit union or savings institution participating in a Medallion program approved by the Securities Transfer Association.

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BOX G – Wire Instructions: To elect a bank wire transfer please complete Box G in its entirety. A bank wire transfer, rather than payment by check, will help to expedite your receipt of the funds. Please contact your bank for questions regarding the appropriate bank routing number and account number to be used.

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Important Tax Information: Under current U.S. federal income tax laws, Continental Stock Transfer & Trust Co (as payer) may be required under the backup withholding rules to withhold a portion of the amount of any payments made to certain holders (or other payees) pursuant to the Mergers. In order to avoid such backup withholding, if the person receiving payment for the shares is a United States person (for U.S. federal income tax purposes), such payee must timely complete and sign the enclosed Internal Revenue Service (“IRS”) Form W-9 to certify the payee’s correct taxpayer identification number (“TIN”) and to certify that such payee is not subject to such backup withholding, or must otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders or other payees (including, among others, corporations and tax-exempt organizations) are not subject to these backup withholding and reporting requirements. Exempt payees should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the Exchange Agent. A holder or other payee who is a foreign individual or a foreign entity should complete, sign, and submit to Continental Stock Transfer & Trust Co the appropriate IRS Form W-8 (instead of an IRS Form W-9), signed under penalties of perjury, attesting to such person’s exempt status. Holders and other payees are urged to consult their own tax advisors to determine whether they are exempt from or otherwise not subject to backup withholding. The appropriate IRS Form W-8 may be obtained from the Exchange Agent or from the IRS. Additional copies of IRS Form W-9 are available from the IRS by calling 1-800-TAX-FORM (1-800-829-3676) or from the IRS website at www.irs.gov.

If a stockholder or payee is a citizen or individual resident of the United States, the TIN is generally his or her social security number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to shares exchanged pursuant to the Merger may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 attached hereto for additional information.

If backup withholding applies, Continental Stock Transfer & Trust Co is required to withhold on any payments made to the holder or other payee. Backup withholding is not an additional tax. A holder or payee subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, such holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

•	Deficient Presentments: If you request a registration change that is not in proper form, the required documentation will be requested from you and this will delay processing of any funds.

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Delivery of Letter of Transmittal: Return this Letter of Transmittal to Continental Stock Transfer & Trust Co at the address below. The method of delivery is at your option and your risk, but it is recommended that documents be delivered via a registered method.

By Mail to
Continental Stock Transfer & Trust Co.
1 State Street - 30th Floor
New York, NY  10004-1561
Attention:  Corporate Actions
For inquiries call: 917-262-2378 or email at reorg+factor@continentalstock.com

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